As filed with the Securities and Exchange Commission on July __, 2007

                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            AIR INDUSTRIES GROUP,INC.
                 (Name of small business issuer in its charter)

             Delaware                 3728                20-4458244
      (State or Jurisdiction    (Primary Standard        (IRS Employer
         of Incorporation          Industrial           Identification
         or Organization)        Classification             Number)
                                  Code Number)

                            1479 North Clinton Avenue
                               Bay Shore, NY 11706

                                 (631) 968-5000
          (Address and telephone number of principal executive offices)

                  1479 North Clinton Avenue Bay Shore, NY 11706
                    (Address of principal place of business)

                       Peter Rettaliata, President and CEO
                           Air Industries Group, Inc.
                  1479 North Clinton Avenue Bay Shore, NY 11706
                                 (631) 968-5000
            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                             Vincent J. McGill, Esq.
                             Eaton & Van Winkle LLP
                          Three Park Avenue, 16th Floor
                            New York, New York 10016
                                 (212) 779-9910

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                       ___________

                                              CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be         Amount to be       Proposed Maximum      Proposed Maximum    Amount of Registration
Registered                                       Registered       Offering Price Per    Aggregate Offering             Fee
                                                                        Share                  Price
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.001 par value per share     36,358,001 (1)           $0.265             $9,634,870(2)             $295.79
-----------------------------------------------------------------------------------------------------------------------------------

      (1) Shares that the selling security holders are offering for resale which they may acquire upon conversion of our series B convertible preferred stock and in lieu of cash dividends and upon exercise of warrants.

      (2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act.

                                   __________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    ________
                                Explanatory Note

The prospectus in this registration statement also relates to the shares registered for resale by the selling security holders in our registration statement on Form SB-2, Registration No. 333-131709, declared effective on August 4, 2006 in accordance with Rule 429 of the Securities Act.

The information in this prospectus is not complete and is subject to change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part is declared effective.

                    Preliminary Prospectus dated July , 2007
                             (Subject to Completion)

Prospectus

                                85,000,000 Shares

                           Air Industries Group, Inc.

                                  Common Stock

      This prospectus relates to the resale of up to 85,000,000 shares of our common stock, $.001 par value per share, by the selling security holders listed under the caption "Selling Security Holders", commencing on page 46, and consists of

      o 43,412,410 shares held by selling security holders, 40,909,500 of which we issued upon conversion of our series A convertible preferred stock issued in connection with our reverse merger with our predecessor, the proceeds of which were used to acquire Air Industries Machining Corp.;

      o up to 29,005,784 shares that we may issue upon conversion of the outstanding shares of our series B convertible preferred stock, which we issued principally to acquire Sigma Metals, Inc. and to provide us with additional working capital;

      o up to 4,673,232 shares that we may issue as pay-in-kind dividends on our series B convertible preferred stock; and

      o up to 7,908,574 shares that we may issue upon exercise of outstanding common stock purchase warrants, including 7,039,256 shares we are obligated to issue upon exercise of warrants we issued to the placement agents for our series A and B convertible preferred stock and bridge note financings and 869,318 shares we are obligated to issue upon exercise of warrants we issued in bridge financings.

      The selling security holders acquired these securities in the private transactions described above and under the caption "Selling Security Holders," that were exempt from the registration requirements of the Securities Act. Of the selling security holders offering shares by this prospectus, other than the placement agents for our private financings, only four, all of whom own shares of our series B convertible preferred stock, are offering more than 1,400,000 shares, with only one, together with its affiliate, offering as many as 4,700,000 shares.

      The selling security holders, by themselves or through brokers and dealers, may offer and sell the shares at prevailing market prices or in transactions at negotiated prices, and will pay any underwriting discounts and commissions. The selling security holders, and the brokers through whom sales of the securities are made, may be "underwriters" within the meaning of Section 2(11) of the Securities Act.

      We will not receive any proceeds from the sale of the shares by the selling security holders. However, we will receive proceeds to the extent they exercise the common stock purchase warrants and do not utilize the "cashless" exercise provision of the warrants. Our common stock is traded on the OTC Bulletin Board under the symbol "GLDS.OB". For information concerning the market for our common stock, see "Market for Our Common Stock."

An investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The selling security holders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

      No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling security holders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling security holder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

                  The date of this prospectus is ____ __, 2007

                       Where You Can Find More Information

      We have filed a registration statement on Form SB-2 (Registration No. 333-______) under the Securities Act for the offer and sale by the selling security holders of the shares of common stock included in this prospectus with the U.S. Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. In accordance with the rules of the SEC, we have not included in this prospectus all the information contained in the registration statement.

      Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

      We are required to file reports with the SEC under Section 13 of the Securities Exchange Act, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. We intend to furnish our stockholders with annual reports containing audited financial statements and other reports as we think appropriate or as may be required by law.


      You may read and copy the registration statement, and any amendments thereto, including the information we are not required to include in this prospectus and the exhibits we have filed with the registration statement (and any amendments thereto), and the reports, statements and other information that we have filed with the SEC, at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may access our SEC filings and information electronically on the internet at the web site maintained by the SEC (http://www.sec.gov). You also may obtain our SEC filings from commercial document retrieval services.

              Cautionary Note Regarding Forward-Looking Statements

      Our disclosure and analysis in this prospectus contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, competition and the effect of economic conditions include forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Securities Exchange Act.

      Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures, distribution channels, profitability, new products, adequacy of funds from operations, these statements and other projections and statements contained herein expressing general optimism about future operating results and non-historical information, are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

      Investors are cautioned that our forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

      As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

      We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports to the SEC. Also note that we provide a cautionary discussion of risk and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                               Prospectus Summary

      This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including "Risk Factors" and the consolidated financial statements and the related notes before making an investment decision. The information in this prospectus reflects a 1-for-1.249419586 reverse split of our common stock which became effective as of November 21, 2005.

      As used in this prospectus, unless otherwise stated or the context requires otherwise, the "Company" and terms such as "we," "us" and "our," refer to (i) Air Industries Group, Inc., a Delaware corporation (f/k/a Gales Industries Incorporated) (ii) our 100% owned Delaware subsidiary, Gales Acquisition Group, Inc. ("Merger Sub"), (iii) Air Industries Machining, Corp., a New York corporation ("AIM") which is wholly owned by Merger Sub., and subsequent to April 16, 2007, our wholly-owned subsidiary, Sigma Metals, Inc. ("Sigma Metals"). When we refer to "Ashlin" in this prospectus, we are referring to our company prior to the transactions of November 30, 2005.

Our Business

      We manufacture aircraft structural parts and assemblies principally for prime defense contractors in the aerospace industry, including Sikorsky, Lockheed Martin, Boeing and Northrop Grumman. During 2006, approximately 85% of our revenues were derived from sales of parts and assemblies directed toward military applications, although direct sales to the military (U.S. and NATO) constituted less than 8.5% of our revenues. Parts manufactured by us are installed onboard Sikorky's VH-3D, otherwise known as Marine One, the primary Presidential helicopter, and onboard Air Force One, Boeing's 747-2000B customized for use by the President.

Recent Developments

Sigma Metals, Inc

      On April 16, 2007, we purchased all of the outstanding capital stock of Sigma Metals for approximately $7.0 million, plus an amount, yet to be finalized and paid, equal to Sigma Metal's earnings from January 1, 2007, to April 16, 2007. We paid the purchase price through a combination of cash, our promissory notes and shares of our common stock. See "Management's Discussion & Analysis of Financial Condition and Results of Operations."

      Sigma Metals is a specialty distributor of strategic metals, primarily aluminum, stainless steels of various grades, titanium and other exotic end user specified materials sourced from suppliers throughout the world. Sigma Metal's products are sold to both commercial and defense aerospace manufacturers, throughout the U.S. and in numerous international markets. The customers of Sigma Metals include prime contractors in the defense and commercial aerospace industries, aerospace engine manufacturers and various subcontractors to aerospace manufacturers.

Private Equity Financing -- Series B Convertible Preferred Stock.

      To finance the acquisition of Sigma Metals, and to provide us with additional working capital and funds for future acquisitions, on April 16 and May 3, 2007, we sold a total of 802,300 shares of our series B convertible preferred stock for an aggregate purchase price of $8,023,000, or $10.00 per share, in a private placement to "accredited investors," as that term is defined in Rule 501 under Regulation D. The series B convertible preferred stock is convertible into shares of our common stock at an initial conversion price per share of $0.2766. The terms of the series B convertible preferred stock are discussed in greater detail under the section of this prospectus captioned "Description of Our Securities - Series B Convertible Preferred Stock."

Amendment to Our Credit Facility

      To refinance the debt of Sigma Metals, on April 19, 2007, we entered into a Third Amendment to our Revolving Credit, Term Loan, Equipment Line of Credit and Security Agreement with PNC Bank. The amendment modified the terms of the loan facility to add Sigma Metals as a borrower, but required Sigma Metals to pledge all of its assets and properties to PNC Bank to secure its obligations under the loan facility. In addition, the termination date of the loan facility was extended to April 30, 2010 and the maximum revolving advance amount was increased from $9,000,000 to $11,000,000.

Welding Metallurgy, Inc

      On March 9, 2007, we entered into a Stock Purchase Agreement to acquire all the outstanding shares of Welding Metallurgy, Inc., for aggregate consideration of $6,050,000, subject to adjustment for working capital, payable in a combination of cash, our secured promissory notes and shares of our common stock.

      The closing of the acquisition is subject to certain conditions, including the consent of our lender and our ability to obtain additional financing to complete the acquisition. We cannot assure you that we will be able to complete the acquisition of Welding Metallurgy.

Our Corporate History

      On November 30, 2005, our predecessor, Ashlin Development Corporation, consummated a merger with Gales Industries Incorporated, a privately-held Delaware corporation ("Original Gales"), and in connection with the merger, we issued 10,673,107 shares of our common stock, representing 74% of our then outstanding shares, and 900 shares of our series A convertible preferred stock, initially convertible into 40,909,500 shares of our common stock, for all outstanding common shares and preferred shares of Original Gales. As a result of the transaction, the former stockholders of Original Gales became the controlling stockholders of our company. The transaction was treated for accounting purposes as a reverse acquisition and the transaction has been accounted for as a recapitalization of Original Gales, rather than a business combination. Consequently, the historical financial statements of Original Gales are now the historical financial statements of our company.

      Immediately prior to the closing of the merger, Original Gales acquired all of the outstanding capital stock of AIM. Because of the change in ownership, management and control that occurred in connection with the acquisition of AIM, for financial reporting purposes the acquisition was accounted for as a purchase. Immediately after the acquisition, AIM acquired its corporate campus located in Bay Shore, New York, from among others, certain of the former shareholders of AIM.

      On February 15, 2006, we changed our state of incorporation from Florida to Delaware and changed our name from Ashlin Development Corporation to Gales Industries Incorporated. Subsequently, on June 26, 2007, we changed our name to Air Industries Group, Inc. Prior to January 25, 2005, we were known as Health & Nutrition Systems International, Inc. and we were organized under that name in the State of Florida in October 1993.

      Our principal offices are located at 1479 North Clinton Avenue, Bay Shore, New York 11706 and our telephone number is (631) 968-5000.

The Offering

      This prospectus relates to the resale by the selling security holders of up to 85,000,000 shares of our common stock, consisting of:

      o     43,412,410 shares held by selling security holders

      o up to 29,005,784 shares that we may issue upon conversion of the outstanding shares of our series B convertible preferred stock

      o up to 4,673,232 shares that we may issue as pay-in-kind dividends on our series B convertible preferred stock

      o up to 7,908,574 shares that we may issue upon exercise of outstanding common stock purchase warrants.

      All of these securities were issued to the selling security holders in private transactions exempt from the registration requirements of the Securities Act in reliance upon exemptions provided by Section 4(2) of the Securities Act and Regulation D thereunder. Additional information concerning the transactions in which these securities were acquired by the selling security holders are set forth in the section of this prospectus entitled "Selling Security Holders."

Plan of Distribution

      The selling security holders may offer and sell the shares of common stock included in this prospectus through the facilities of the OTC Bulletin Board or such other exchange or reporting system where the common stock may be traded or in privately negotiated transactions. Although the selling security holders may pay brokerage commissions, or discounts may be allowed, in connection with sales of the shares, it is anticipated that the commissions paid or discounts allowed will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date of this prospectus, no one has made any arrangements with a broker or dealer concerning the offer or sale of the shares of common stock included in this prospectus. See "Plan of Distribution."

Outstanding Securities

      As of June 30, 2007, we had outstanding 67,008,507 shares of common stock. As of that date, on a fully-diluted basis, after giving effect to and assuming the exercise or conversion of all of our outstanding options, warrants and derivative securities, we had outstanding an aggregate of 109,972,865 shares of common stock. This number does not give effect to any dividends or interest which may accrue on the outstanding series B convertible preferred stock or convertible notes.

      An investment in our shares of common stock is subject to the risks described under the heading "Risk Factors", which you should review carefully.

Summary Financial Data

      The following table presents certain components of our consolidated statements of operations and information derived from our consolidated balance sheets included in this prospectus under the caption "Consolidated Financial Statements." The columns in the table captioned "pro forma" show the pro forma effects of the acquisition of Sigma Metals on April 16, 2007 and the issuance of our series B convertible preferred stock on that date and on May 3, 2007, on our results of operations and financial condition. The pro forma consolidated statement of operations data for the year ended December 31, 2006, and three months ended March 31, 2007, shows the pro forma effects of the acquisition of Sigma Metals and the issuance of the series B convertible preferred stock as if they had occurred as of the first day of the applicable fiscal period. The pro forma consolidated balance sheet is based on the assumption that the acquisition of Sigma Metals and the issuance of the series B convertible preferred stock had occurred effective on the last day of the applicable fiscal period.

      The information presented in the table should be read in conjunction with our consolidated financial statements which are a part of this prospectus.

Statement of Operations Data:

                                          Fiscal year ended December 31,                    Three months ended March 31,

                                       2005            2006             2006              2006            2007           2007
                                       ----            ----             ----              ----            ----           ----
                                     Pro Forma*       Actual         Pro Forma           Actual          Actual        Pro Forma
                                     ---------        ------         ---------           ------          ------        ---------
                                                                    (Unaudited)       (Unaudited)     (Unaudited)     (Unaudited)
Net sales                           $30,735,103     $33,044,996     $51,024,410      $ 8,898,272     $ 7,488,130     $12,674,998
Gross profit                          4,308,550       5,042,054      10,198,974        1,512,706       1,248,646       2,705,708
Income from
operations                            1,510,502         651,456       2,666,476          507,621         121,854         630,917
Net income (loss)                       676,046        (336,569)        744,496          136,635         (71,487)        199,921
Net income (loss)
attributable to common
stockholders                            404,276        (756,572)        182,886**         43,635         (71,487)         59,519***
Income (loss) per share
(basic and diluted)                 $      0.03     $     (0.02)    $      0.00      $     (0.00)    $     (0.00)    $      0.00
Weighted average shares
outstanding
(basic and diluted)                  12,722,060      32,208,029      65,314,694       14,723,421      58,833,681      67,645,391

----------
* Reflects the 11-months ended November 30, 2005 of AIM and the 1-month ended December 31, 2005 of Original Gales.
** Reflects $561,610 dividend (at 7% per annum) on the $8,023,000 Series B Convertible Preferred Stock.
*** Reflects $140,402 dividend (at 7% per annum) on the $8,023,000 series B convertible preferred stock.

Balance Sheet Data:

                                                                At December 31, 2006              At March 31, 2007
                                                                --------------------              -----------------
                                                              Actual         Pro Forma          Actual         Pro Forma
                                                              ------         ---------          ------         ---------
                                                                            (Unaudited)       (Unaudited)     (Unaudited)
Working capital                                             $ 4,911,354     $10,515,106       $ 5,159,821     $11,237,988
Total assets                                                 24,892,182      38,736,016        25,335,661      39,379,249
Total current liabilities                                    14,268,449      16,947,475        14,611,740      17,206,464
Long term liabilities (excluding current portion)             3,754,035       5,665,183         2,967,036       4,878,184
Total stockholders' equity                                  $ 6,869,698     $16,123,358       $ 7,756,885     $17,294,601

                                  Risk Factors

      The purchase of our common stock involves a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and other information and our consolidated financial statements and related notes included elsewhere in this prospectus. If any of the following events actually occurs, our financial condition or operating results may be materially and adversely affected, our business may be severely impaired, and the price of our common stock may decline, perhaps significantly. This means you could lose all or a part of your investment. We cannot assure you that any business we acquire will benefit from its acquisition by us.

      We cannot assure you that any benefits to the business of AIM or Sigma Metals will be achieved from their acquisition by us or by our status as a public company, or that the results of operations of AIM or Sigma Metals prior to their acquisition by us will not be adversely impacted by their acquisition by us. The process of combining the organizations of Original Gales, AIM, our company, Sigma Metals and any other company we may acquire may cause fundamental changes in their operations, which could have an adverse effect on the results of operations of AIM, Sigma Metals and any other company we may acquire. The past results of AIM or Sigma Metals are not necessarily indicative of the future results of our operations.

Our inability to successfully manage the growth of our business may have a material adverse effect on our business, results of operations and financial condition.

      We expect to experience growth in the number of employees and the scope of our operations as a result of internal growth and acquisitions. These activities could result in increased responsibilities for management.

      Our future success will be highly dependent upon our ability to manage successfully the expansion of operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to implement adequate improvements to financial, inventory, management controls, reporting, union relationships, order entry systems and other procedures, and hire sufficient numbers of financial, accounting, administrative, and management personnel. We may not succeed in our efforts to identify, attract and retain experienced accounting and financial personnel.

      Our future success also depends on our ability to address potential market opportunities and to manage expenses to match our ability to finance operations. The need to control our expenses will place a significant strain on our management and operational resources. If we are unable to control our expenses effectively, our business, results of operations and financial condition may be adversely affected.

The unsuccessful integration of a business or business segment we acquire could have a material adverse effect on our results.

      As part of our business strategy, we expect to acquire assets and businesses relating to or complementary to our operations. These acquisitions will involve risks commonly encountered in acquisitions. These risks include, among other things, exposure to unknown liabilities of the acquired companies, additional acquisition costs and unanticipated expenses. Our quarterly and annual operating results will fluctuate due to the costs and expenses of acquiring and integrating new businesses. We may also experience difficulties in assimilating the operations and personnel of acquired businesses. Our ongoing business may be disrupted and our management's time and attention diverted from existing operations. Our acquisition strategy will likely require additional debt or equity financing, resulting in additional leverage or dilution of ownership. We cannot assure you that any future acquisition will be consummated, or that if consummated, that we will be able to integrate such acquisition successfully.

Any reduction in government spending on defense could materially adversely impact our revenues, results of operations and financial condition.

      There are risks associated with programs that are subject to appropriation by Congress, which could be potential targets for reductions in funding to pay for other programs. Future reductions in United States Government spending on defense or future changes in the kind of defense products required by United States Government agencies could limit demand for our products, which would have a materially adverse effect on our operating results and financial condition.

      In addition, potential shifts in responsibilities and functions within the defense and intelligence communities could result in a reduction of orders for defense products by segments of the defense industry that have historically been our major customers. As a result, demand for our products could decline, resulting in a decrease in revenues and materially adversely affecting our operating results and financial condition.

We depend on revenues from a few significant relationships, in particular with Sikorsky Aircraft, and any loss, cancellation, reduction, or interruption in these relationships could harm our business.

      In general, AIM has derived a material portion of its revenues from one or a limited number of customers. We expect that in future periods we may enter into contracts with customers which represent a significant concentration of our revenues. If such contracts were terminated, our revenues and net income could significantly decline. Our success will depend on our continued ability to develop and manage relationships with significant customers. Sikorsky accounted for approximately 61% of our sales during 2006. Any adverse change in our relationship with Sikorsky could have a material adverse effect on our business. Although we are attempting to expand our customer base, we expect that our customer concentration will not change significantly in the near future. The markets in which we sell our products are dominated by a relatively small number of customers who have contracts with United States governmental agencies, thereby limiting the number of potential customers. We cannot be sure that we will be able to retain our largest customers or that we will be able to attract additional customers, or that our customers will continue to buy our products in the same amounts as in prior years. The loss of one or more of our largest customers, any reduction or interruption in sales to these customers, our inability to successfully develop relationships with additional customers or future price concessions that we may have to make, could significantly harm our business.

Continued competition in our markets may lead to a reduction in our revenues and market share.

      The defense and aerospace component manufacturing market is highly competitive and we expect that competition will continue to increase. Current competitors have significantly greater technical, manufacturing, financial and marketing resources than we do. We expect that more companies will enter the defense and aerospace component manufacturing market. We may not be able to compete successfully against either current or future competitors. Increased competition could result in reduced revenue, lower margins or loss of market share, any of which could significantly harm our business.

Our future revenues are inherently unpredictable, our operating results are likely to fluctuate from period to period and if we fail to meet the expectations of securities analysts or investors, our stock price could decline significantly.

      Our quarterly and annual operating results are likely to fluctuate significantly due to a variety of factors, some of which are outside our control. Accordingly, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indications of performance. Some of the factors that could cause quarterly or annual operating results to fluctuate include conditions inherent in government contracting and our business such as the timing of cost and expense recognition for contracts, the United States Government contracting and budget cycles, introduction of new government regulations and standards, contract closeouts, variations in manufacturing efficiencies, our ability to obtain components and subassemblies from contract manufacturers and suppliers, general economic conditions and economic conditions specific to the defense market. Because we base our operating expenses on anticipated revenue trends and a high percentage of our expenses are fixed in the short term, any delay in generating or recognizing forecasted revenues could significantly harm our business.

      Fluctuations in quarterly results, competition or announcements of extraordinary events such as acquisitions or litigation may cause earnings to fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock could significantly decline. In addition, we cannot assure you that an active trading market will develop or be sustained for our common stock. These fluctuations, as well as general economic and market conditions, may adversely affect the future market price of our common stock, as well as our overall operating results.

We may lose sales if our suppliers fail to meet our needs.

      Although we procure most of our parts and components from multiple sources or believe that these components are readily available from numerous sources, certain components are available only from sole sources or from a limited number or sources. While we believe that substitute components or assemblies could be obtained, use of substitutes would require development of new suppliers or would require us to re-engineer our products, or both, which could delay shipment of our products and could have a materially adverse effect on our operating results and financial condition.

Attracting and retaining key personnel is an essential element of our future success.

      Our future success depends to a significant extent upon the continued service of our executive officers and other key management and technical personnel and on our ability to continue to attract, retain and motivate executive and other key employees, including those in managerial, technical, marketing and information technology support positions. Attracting and retaining skilled workers and qualified sales representatives is also critical to us. Experienced management and technical, marketing and support personnel in the defense and aerospace industries are in demand and competition for their talents is intense. The loss of the services of one or more of our key employees or our failure to attract, retain and motivate qualified personnel could have a material adverse effect on our business, financial condition and results of operations.

Terrorist acts and acts of war may seriously harm our business, results of operations and financial condition.

      United States and global responses to the Middle East conflict, terrorism, perceived nuclear, biological and chemical threats and other global crises increase uncertainties with respect to U.S. and other business and financial markets. Several factors associated, directly or indirectly, with the Middle East conflict, terrorism, perceived nuclear, biological and chemical threats, and other global crises and responses thereto, may adversely affect the Company.

      While some of our products may experience greater demand as a result of increased U.S. Government defense spending, various responses could realign U.S. Government programs and affect the composition, funding or timing of our government programs and those of our customers. U.S. Government spending could shift to defense programs in which we and our customers do not participate. Given the current Middle East and global situation, U.S. defense spending is generally expected to remain high over the next several years. Increased defense spending does not necessarily correlate to increased business, because not all the programs in which we participate or have current capabilities may be earmarked for increased funding.

      Terrorist acts of war (wherever located around the world) may cause damage or disruption to us, our employees, facilities, partners, suppliers, distributors and resellers, and customers, which could significantly impact our revenues, expenses and financial condition. The potential for future terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility have created many economic and political uncertainties, which could adversely affect our business and results of operations in ways that cannot presently be predicted. In addition, as a company with headquarters and significant operations located in the United States, we may be impacted by actions against the United States.

Our indebtedness may affect operations.

      As described under the caption "Management's Discussion and Analysis Financial Condition and Results of Operations - Financial Condition - Liquidity and Capital Resources", we have significant indebtedness. We are significantly leveraged and our indebtedness is substantial in relation to our stockholders' equity. Our ability to make principal and interest payments will depend on future performance, which is subject to many factors, some of which are outside our control. In addition, our Loan Facility is secured by substantially all of our assets. In the case of a continuing default under our Loan Facility, the lender will have the right to foreclose on our assets, which would have a material adverse effect on our business. Payment of principal and interest on the Loan Facility may limit our ability to pay cash dividends to shareholders and the documents governing the Loan Facility prohibit the payment of cash dividends in certain situations. Our leverage may also adversely affect our ability to finance future operations and capital needs, may limit our ability to pursue business opportunities and may make our results of operations more susceptible to adverse economic conditions.

We may issue shares of our capital stock or debt securities to complete an acquisition, which would reduce the equity interest of our stockholders.

      We may issue our securities to acquire companies or businesses. Most likely, we will issue additional shares of our common stock or preferred stock, or both, to complete acquisitions. If we issue additional shares of our common stock or shares of our preferred stock, the equity interest of our existing stockholders may be reduced significantly, and the market price of our common stock may decrease. The shares of preferred stock we issue are likely to provide holders with dividend, liquidation and voting rights, and may include participation rights, senior to, and more favorable than, the rights and powers of holders of our common stock.

      If we issue debt securities as part of an acquisition, and we are unable to generate sufficient operating revenues to pay the principal amount and accrued interest on that debt, we may be forced to sell all or a significant portion of our assets to satisfy our debt service obligations, unless we are able to refinance or negotiate an extension of our payment obligation. Even if we are able to meet our debt service obligations as they become due, the holders of that debt may accelerate payment if we fail to comply with, and/or are unable to obtain waivers of, covenants that require us to maintain certain financial ratios or reserves or satisfy certain other financial restrictions. In addition, the covenants in the loan agreements may restrict our ability to obtain additional financing and our flexibility in operating our business.

Limited Number of Common Shares Available for Future Issuance

      We are authorized to issue 120,055,718 shares of common stock. We currently have outstanding 67,008,507 shares of common stock or 109,972,865 shares of common stock after giving effect to the conversion of our Series B Convertible Preferred Stock and the exercise of all outstanding options and warrants. We are authorized to issue 8,003,716 shares of blank check preferred stock of which 2,000,000 shares have been designated Series B Convertible Preferred Stock. To facilitate the raising of additional capital or the completion of acquisitions, it is likely that we will seek shareholder approval to increase the number of shares of common stock we are authorized to issue.

Because of our limited resources and the significant competition for acquisitions, we may not be able to consummate an acquisition with growth potential, if at all.

      We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

      We may be unable to obtain financing, if required, to complete an acquisition or to fund the operations and growth of any business acquired, which could compel us to abandon a particular prospective acquisition.

      If we require financing to complete an acquisition, that financing may not be available in amounts and on terms acceptable to us, if at all. To the extent that financing proves to be unavailable when needed to consummate a particular acquisition, we would be compelled to restructure the transaction or abandon that particular acquisition. In addition, if we consummate an acquisition, we may require financing to fund the operations or growth of the business acquired. Our inability to secure additional financing could have a material adverse effect on the continued development or growth of our business.

There is only a limited public market for our securities.

      The trading market for our common stock is limited and conducted on the OTC Bulletin Board. Our common stock is very thinly traded. We cannot assure you that a more active trading market in our common stock will ever develop, or if one does develop, that it will be sustained. We also cannot assure you that our common stock will ever become eligible for listing on Nasdaq or a stock exchange.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

      If at any time our net tangible assets are $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the SEC's "penny stock" rules under the Securities Exchange Act. If our common stock falls within the definition of penny stock it will become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

      For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell our common stock in the secondary market. These rules also may cause fewer broker-dealers to be willing to make a market in our common stock, and it may affect the level of news coverage we receive.

Future sales of our common stock, or the perception that such sales could occur, could have an adverse effect on the market price of our common stock.

      Future sales of our common stock, pursuant to a registration statement or Rule 144 under the Securities Act, or the perception that such sales could occur, could have an adverse effect on the market price of our common stock. In addition to the 85,000,000 shares included in this prospectus, as of June 30, 2007, we had outstanding options to purchase 6,125,000 shares of the 10,000,000 shares available and registered for issuance under our 2005 Stock Incentive Plan in a Registration Statement on Form S-8 filed with the SEC. In addition, shares of our common stock held for at least one year are eligible for public resale pursuant to Rule 144. In general, the shares of common stock we issued in connection with the acquisition of AIM became eligible for public resale under Rule 144 as of November 30, 2006. The number of our shares available for sale pursuant to registration statements or Rule 144 is enormous relative to the trading volume of our shares. Any attempt to sell a substantial number of our shares will severely depress the market price of our common stock. In addition, we may use our capital stock in the future to finance acquisitions and to compensate employees and management, which will further dilute the interests of our existing shareholders and could eventually significantly depress the trading price of our common stock.

      The issuance of shares of our common stock, or the possible issuance of shares, under our stock option plan may limit the price that investors are willing to pay in the future for shares of our common stock and have the effect of delaying or preventing a change in control of our company, and the issuance of shares under the plan will decrease the amount of earnings and assets available for distribution to existing holders of our common stock and dilute their voting power.

      Our 2005 Stock Incentive Plan allows for the issuance of up to 10,000,000 shares of common stock, either as stock grants or options, to employees, officers, directors, advisors and consultants of the company. As of June 30, 2007, we had outstanding under the Plan options to purchase 6,125,000 shares. The committee administering the Plan, which has sole authority and discretion to grant options under the Plan, may grant options which become immediately exercisable in the event of a change in control of our company and in the event of certain mergers and reorganizations. The issuance of shares of our common stock, or the possible issuance of shares, under our stock option plan may limit the price that investors are willing to pay in the future for shares of our common stock and have the effect of delaying or preventing a change in control of our company, and the issuance of shares under the plan will decrease the amount of earnings and assets available for distribution to existing holders of our common stock and dilute their voting power.

                                 Use of Proceeds

      We will not receive any of the proceeds from the selling stockholders' sale of the shares offered under this prospectus. However, we will receive proceeds to the extent they exercise the common stock purchase warrants and do not utilize the "cashless" exercise provision of the warrants.

                         Determination of Offering Price

      The shares of common stock offered by this prospectus are being offered by the selling security holders listed in this prospectus. The selling security holders may sell the shares at prevailing market prices on the date of sale or at a price negotiated in a private sale. Our common stock is traded on the OTC Bulletin Board under the symbol "GLDS.OB".

      We have agreed to pay certain expenses in connection with the registration of the securities offered by the selling security holders for resale under this prospectus.

                                    Business

Introduction

      Original Gales was formed as a private company in October 2004 to acquire a company operating in the defense sector. While it was negotiating with the shareholders of AIM, Original Gales determined that it would be more likely to raise the funds necessary to acquire AIM if Original Gales were a public company or were to be acquired by a public company. In August 2005, after the execution of a purchase agreement with the former shareholders of AIM, and after it had entered into a letter of intent for a private placement to finance the acquisition of AIM, Original Gales was introduced to James Brown, then our President. We entered into negotiations with Original Gales that resulted in the execution of a merger agreement on November 14, 2005 (the "Merger Agreement").

      Immediately prior to the consummation of the Merger Agreement, Original Gales acquired all of the outstanding capital stock of AIM. The aggregate purchase price paid to AIM's shareholders for 100% of the capital stock of AIM was: (i) $3,114,296 in cash, (ii) $1,627,262 principal amount of promissory notes, of which notes in the principal amount of $665,262 were convertible into common stock at a conversion price of $.40 per share and (iii) 490,060 shares of common stock. In addition, Original Gales paid an aggregate of $1,053,862 in connection with the acquisition, which included legal and accounting expenses ($300,000) incurred by AIM and its shareholders and $270,403 to enable AIM's shareholders to pay income taxes accrued prior to closing.

      The funds used by Original Gales to acquire AIM were obtained through a $9 million private placement of its preferred stock. Original Gales sold 900 shares of its convertible preferred stock, each convertible into 45,455 shares of Original Gales' common stock, without giving effect to shares of common stock to be issued in payment of dividends upon conversion of shares of preferred stock. On an as converted basis, without giving any effect to the shares issued as dividends, Original Gales sold its common stock in the private placement at a price of approximately $0.22 per share. In addition to the payment of the cash portion of the purchase price for AIM, the proceeds of Original Gales' private placement were used to pay expenses relating to the private placement, the acquisition of AIM, the merger with us and related transactions, and to repay $150,000 in promissory note obligations which Original Gales incurred in bridge financings, and for working capital. Each share of convertible preferred stock of Original Gales was converted in the merger into one share of our series A convertible preferred stock. Each share of our series A convertible preferred stock was convertible into 45,455 shares of our common stock, or 40,909,500 shares in the aggregate.

      Contemporaneously with its acquisition by Original Gales, AIM completed the acquisition, for $4,190,000, of a three-building (76,000 square feet), 5.4-acre corporate campus in Bay Shore, New York, which was being leased by AIM from its affiliates prior to the closing. In connection with the real estate purchase, AIM entered into a loan facility with PNC Bank, secured by all of AIM's assets, including the newly acquired real property. The new loan facility provided AIM with up to $14,000,000 in debt facilities as follows: $9,000,000 in a revolving credit facility, $3,500,000 in a term loan, and $1,500,000 in new equipment financing. In addition to paying for the real estate acquisition, the proceeds of the new loan facility were used to pay off debts of AIM totaling approximately $5,800,000, and for working capital.

      Immediately after its acquisition of AIM, on November 30, 2005, Original Gales was merged into our wholly-owned subsidiary. In connection with the merger, we issued 10,673,107 shares of our common stock, representing 73.6% of our then outstanding shares, and 900 shares of our series A convertible preferred stock convertible into an aggregate of 40,909,500 shares of our common stock for all the outstanding shares of Original Gales. Those shares were the only consideration we paid for Original Gales. Our stockholders prior to the merger continued to own 3,823,980 shares of our common stock. Based upon a value of approximately $0.22 per share (the price at which the common shares of Original Gales were effectively sold in its private placement of preferred stock) on an as converted basis, our shares issued in connection with the merger were valued at approximately $11,348,174 and the shares that our stockholders prior to the merger continued to hold were valued at approximately $800,000. As a result of the merger, the former stockholders of Original Gales became the controlling stockholders of our company.

      Our offices are located at 1479 North Clinton Avenue, Bay Shore, New York 11706 and our telephone number is (631) 968-5000.

About AIM

      Founded in 1969, AIM manufactures aircraft structural parts and assemblies principally for prime defense contractors in the defense/aerospace industry including, Sikorsky, Lockheed Martin, Boeing and Northrop Grumman. During 2006, approximately 85% of AIM's revenues were derived from sales of parts and assemblies directed toward military applications, although direct sales to the military (U.S. and NATO) constituted less than 8.5% of AIM's revenues. The remaining 15% of revenues for 2006 represented sales in the airframe manufacturing sector to major aviation manufacturers such as Boeing. AIM is a provider of flight critical, technically complex structures: AIM's parts are installed onboard Sikorky's VH-3D, otherwise known as Marine One, the primary Presidential helicopter and on Air Force One, Boeing's 747-2000B customized for use by the President.

      AIM has evolved from being an individual parts manufacturer to being a manufacturer of subassemblies (i.e., being an assembly constructor) and being an engineering integrator. AIM currently produces over 2,400 individual products (SKU's) that are assembled by a skilled labor force into electromechanical devices, mixer assemblies, and rotorhub components for Blackhawk helicopters, rocket launching systems for the F-22 Raptor Advanced Stealth Fighter, arresting gear for the E2C Hawkeye and US Navy Fighters, vibration absorbing assemblies for a variety of Sikorsky helicopters, landing gear components for the F-35 Joint Strike Fighter, and many other subassembly packages. AIM's achievements in manufacturing quality control have enabled it to receive various international certifications that distinguish it from less qualified manufacturers, as well as several highly technical, customer-based proprietary quality approvals, including supplier of the year awards from notable customers such as United Technologies and Northrop Grumman.

      AIM is the largest supplier of flight safety components for Sikorsky. Sales of parts and services to Sikorsky accounted for approximately 61% of AIM's revenues during 2006, and are subject to General Ordering Agreements which were recently renegotiated and extended through 2012.

      The parts and subassemblies produced by AIM are built to customer specifications and are not protected by patents, trademarks or other rights owned or licensed by AIM. As a result, AIM is not required to procure product liability insurance for such parts and subassemblies because such insurance is provided for by the customer. Historically, AIM has spent little or no money on the development of new proprietary products. We did not have any expenditures for research and development in 2006 and 2005. In the past AIM has spent capital to acquire and retool machinery and equipment to enable it to qualify to bid on contracts to produce parts and subassemblies needed by its customers or, once such a contract was obtained, to improve its manufacturing efficiencies to increase its profits from a contractor or ensure that the contract would be retained as future quantities of the product were required.

About Sigma Metals

      In April 2007, we purchased all of the outstanding capital stock of Sigma Metals, Inc. Sigma Metals is a specialty distributor of strategic metals, primarily aluminum, stainless steels of various grades, titanium and other exotic end user specified materials sourced from suppliers throughout the world. Sigma Metal's products are sold to both commercial and defense aerospace manufacturers, throughout the U.S. and in numerous international markets. The customers of Sigma Metals include prime contractors in the defense and commercial aerospace industries, aerospace engine manufacturers and subcontractors to aerospace manufacturers.

Sales and Marketing

      AIM's approach to sales and marketing can be best understood through the concept of customer alignment. The aerospace industry is dominated by a small number of large prime contractors and equipment manufacturers. We seek to position ourselves within the supply chain of these contractors and manufacturers to be selected for subcontracted projects as they develop.

      Successful positioning requires that a company qualify to be a preferred supplier by achieving and maintaining independent third party quality approval certifications, specific customer quality system approvals and top supplier ratings through strong performance on existing contracts.

      In addition to maintaining our status as a preferred supplier, we work closely with customers to assure that our investments are concentrated in production capabilities that are aligned with customer sourcing and subcontracting strategies. Also, we constantly work to support our customers in their political, industrial and international initiatives.

      Initial contracts are usually obtained through competitive bidding against other qualified subcontractors, while follow-on contracts are usually obtained by successfully performing initial contracts. AIM's long-term business base generally benefits from barriers to entry resulting from investments, certifications and manufacturing techniques developed during the initial manufacturing phase.

      As our business base grows with targeted customers and significant market share is obtained, we endeavor to develop our relationship to one of a partnership where initial contracts are also obtained as single source awards and follow-on pricing is negotiated on a cost plus basis.

      Sigma Metals generates customer loyalty through its willingness and ability to supply metals in smaller quantities not available from larger producers, on tight time schedules and not generally available in the market. We anticipate that Sigma Metals will be able to increase its sales as a result of its affiliation with AIM.

Our Market

      During most of the 1990s, defense spending remained flat or experienced a slight decline. In the late 1990s and the early years of the new millennium, Boeing experienced some market share loss to Airbus which adversely affected the domestic aerospace business. The events of 9/11 caused a further deterioration in the domestic commercial aircraft industry, which had been poised for growth as a result of the anticipated replacement of aging airframes.

      More recently, the United States defense budget is at an all time high and is currently expected to continue at this level through the Bush Administration and for the next several years. In addition, the world wide commercial aircraft industry is experiencing an increase in activity as a consequence of significant growth in passenger flights and air cargo traffic, and the development of the Boeing 787 Fuel Efficient Dreamliner. Increased utilization of existing resources in the commercial aircraft industry should result in demand for our services. More specific to our business, the war on terrorism has hastened the need to replace older helicopters in the various state Army and Air National Guard Units with up to date Blackhawk models as these units have been mobilized to serve in Afghanistan and Iraq. We are the largest supplier of flight critical parts for the Sikorsky Blackhawk.

Our Backlog

      AIM has a number of long-term multi-year general purchase agreements with several of our customers. These agreements specify the part number, specifications and price of the covered products for a specified period, but do not authorize immediate shipment. These agreements do not obligate a customer to buy required products from us. Nevertheless, generally, before a customer will award such an agreement, we or any other supplier must demonstrate the ability to produce products meeting the customer's specifications at an acceptable price. It is a time consuming process for a customer to qualify us or any other supplier for a particular part or subassembly, so most customers tend to limit the number of contracts awarded and, so long as performance is acceptable, will only seek to re-bid a contract at lengthy intervals. Customers issue release orders against these contracts periodically to satisfy their needs. In addition to our long term agreements, we regularly enter into agreements with customers calling for a specified quantity of a product at a fixed price on firm delivery dates.

      AIM's "firm backlog" includes all fully authorized orders received for products to be delivered within the forward 18-month period. The "projected backlog" includes the firm backlog and forecasted demand from our base of leading prime aerospace/defense contractors for product releases against existing general purchase agreements ("GPAs"). Although the forecasted releases against GPAs within the forward 18-month period are included in the "projected backlog", we may actually receive additional substantial "follow-on" awards through the balance of a GPA period, some of which currently extend through 2012. The backlog information set forth herein does not include the sales that we expect to generate from long-term agreements associated with long-term production programs but for which we do not have actual purchase orders with firm delivery dates.

      As of June 30, 2007, AIM's 18-month "firm backlog" was approximately $45.7 million and our "projected backlog" as of that date for the same 18-month period which includes both the firm backlog as well as anticipated order releases against long term agreements with our prime aerospace contractors was approximately $60.0 million. Because of the nature of the products and services it provides, Sigma Metals does not have a significant backlog and its backlog is not included in the numbers reported herein.

Competition

      The markets for our products are highly competitive. For the most part AIM manufactures items to customer design and competes against companies that have similar manufacturing capabilities in a global marketplace. Consequently, its ability to obtain contracts is tied to its ability to provide quality products at competitive prices which requires continuous improvements in capabilities to assure competitiveness and value to our customers. AIM's marketing strategy involves developing long term ongoing working relationships with customers based on large multi-year agreements which foster mutually advantageous relationships.

      Sigma Metals seeks to supply customers with metals that are not readily available in the market, in quantities smaller than those larger producers and distributors are willing to supply, on tight timetables or cut to specifications not generally available in the market. Sigma's ability to satisfy its customers' needs is determined by its ability to source products, often from obscure producers, its willingness to hold quantities of a product in excess of the amount desired by a customer and its knowledge of the markets for metals.

      Many of AIM's competitors are well-established subcontractors engaged in the supply of aircraft parts and components to prime military contractors and commercial aviation manufacturers, including Monitor Aerospace, a division of Stellex Aerospace, Hydromil, a division of Triumph Aerospace Group, Heroux Aerospace and Ellanef Manufacturing, a division of Magellan Corporation. The competitors of Sigma Metals include the many mills which manufacture and directly distribute the metals sought by its customers and the suppliers which purchase and distribute such products. Many of our competitors are divisions of larger companies having significantly larger infrastructures, greater resources and the capabilities to respond to much larger contracts.

Raw Materials and Replacement Parts

      As a product integrator our manufacturing processes require substantial purchase of raw materials, hardware and subcontracted details. As a result, much of our success in meeting customer demand involves effective subcontract management. Price and availability of many raw materials utilized in the aerospace industry are subject to volatile global markets. Most suppliers are unwilling to commit to long-term contracts, which can represent a substantial risk as our strategy often involves long term fixed pricing with our customers. We believe that the availability of raw materials to us is adequate to support our operations.

      AIM has approximately 14 key sole-source suppliers of various parts that are important for one or more of our products. These suppliers are our only source for such parts and, therefore, in the event any of them were to go out of business or be unable to provide us parts for any reason, our business could be materially adversely affected.

      As a specialty distributor much of Sigma Metals' success in meeting customer demand involves sourcing various metals in quantities and at prices that provide it with a competitive advantage. Given its knowledge of the worldwide market, Sigma Metals often supplies foreign metals to U.S. customers. Given the nature of its business, Sigma Metals constantly seeks to develop new sources of materials and to develop supply relationship with aerospace manufacturers.

Future Expansion and Acquisition Strategy

      Since the 1990s, the aerospace and defense and industries have undergone a radical restructuring and consolidation. The largest prime contractors have merged, resulting in fewer, but larger, entities. A prime example is Boeing, which acquired McDonnell Douglas. Others include Lockheed Martin, the result of Lockheed's acquisition of Martin Marietta, and the aerospace divisions of General Dynamics and Northrop Grumman, which fused together Northrop, Grumman, Westinghouse and Litton Industries into one entity.

      This trend has permeated through the industry eliminating many companies as the prime contractors streamlined their supply chains. To survive, companies must invest in systems and infrastructures that align their capabilities with the needs of the prime contractors. At a minimum, Tier III and IV suppliers must be fully capable to interactively work within a computer aided three dimensional automated engineering environment and must have third party quality system certifications attesting to their abilities.

      We believe the industry's drive to efficiency will create enhanced pressures on many aerospace/defense critical component manufacturers, particularly those with $15-$100 million in annual sales, referred to herein as the "Tier III/IV Manufacturing Sector", and these manufacturers will have to either upgrade their systems to achieve quality approvals or leave the industry.

      In response to this drive towards greater operating and economic efficiency, our objective is to achieve a leading role in the consolidation of the Tier III and IV Manufacturing Sectors. In this regard, our core strategy will be to selectively acquire synergistic manufacturers of "linchpin" products and technologies, upon which larger, more complex and key defense systems and platforms can be established. We believe that numerous acquisition opportunities of such kind exist, particularly given the evolutionary stage of a number of existing businesses in the sector, the age of many of the owner-principals and their perceived and stated desire to facilitate a liquidity event for their investment in the near term. Furthermore, we believe that by executing a well-defined consolidation strategy in the Tier III and IV Manufacturing Sectors, we will be able to achieve significant cost savings, operational efficiencies and overall economic synergies. AIM was our initial strategic acquisition and will serve as our operating platform for subsequent acquisitions and organic growth.

      We will focus on acquiring profitable, privately held entities or divisions of larger entities with annual sales between $15 and $100 million in the aerospace and defense-related fields. Initially, we will seek enterprises whose products are synergistic and complementary to AIM's current product line and which can benefit from our existing engineering talents and manufacturing capabilities, such as Sigma Metals. We will look for candidates whose products are components of larger mission critical systems and which can be upgraded from simple parts to complex, higher-margin component system subassemblies through the use of AIM's engineering talents. We intend to focus on entities with reputations for high quality standards whose management can be absorbed into our company. When possible, we will seek to combine existing operations to absorb excess capacity and eliminate duplicative facilities. It is contemplated that future acquisitions will be facilitated by using our stock, cash or debt financing, or some combination thereof. Given our limited available cash, it is likely that we will have to rely upon seller financing or debt financing provided by third parties to complete acquisitions for the foreseeable future. We cannot assure you that such financing will be made available to us and, our need to rely upon such sources may make it difficult for us to complete any transaction in competition with larger better capitalized competitors.

      We also intend to expand our operations through internal growth. We will seek to attract new customers through proactive industry marketing efforts, including direct sales programs, participation at trade shows, technical society meetings and similar activities. Additionally, we will seek to capitalize on our engineering capabilities by partnering with other lower cost manufacturers which can benefit from our expertise.

Government Regulation

Environmental Regulation

      We are subject to regulations administered by the United States Environmental Protection Agency, the Occupational Safety and Health Administration, various state agencies and county and local authorities acting in cooperation with federal and state authorities. Among other things, these regulatory bodies impose restrictions to control air, soil and water pollution, to protect against occupational exposure to chemicals, including health and safety risks, and to require notification or reporting of the storage, use and release of certain hazardous chemicals and substances. The extensive regulatory framework imposes compliance burdens and risks on us. Governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions or impose civil and criminal fines in the case of violations.

      The Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") imposes strict, joint and several liability on the present and former owners and operators of facilities that release hazardous substances into the environment. The Resource Conservation and Recovery Act of 1976 ("RCRA") regulates the generation, transportation, treatment, storage and disposal of hazardous waste. In New York, the handling, storage and disposal of hazardous substances are governed by the Environmental Conservation Law, which contains the New York counterparts of CERCLA and RCRA. In addition, the Occupational Safety and Health Act, which requires employers to provide a place of employment that is free from recognized and preventable hazards that are likely to cause serious physical harm to employees, obligates employers to provide notice to employees regarding the presence of hazardous chemicals and to train employees in the use of such substances.

Federal Aviation Administration Regulation

      We are subject to regulation by the Federal Aviation Administration ("FAA") under the provisions of the Federal Aviation Act of 1958, as amended. The FAA prescribes standards and licensing requirements for aircraft and aircraft components. We are subject to inspections by the FAA and may be subjected to fines and other penalties (including orders to cease production) for noncompliance with FAA regulations. Our failure to comply with applicable regulations could result in the termination of or our disqualification from some of our contracts, which could have a material adverse effect on our operations.

Government Contract Compliance

      Our government contracts and those of many of our customers are subject to the procurement rules and regulations of the United States government, including the Federal Acquisition Regulations ("FAR"). Many of the contract terms are dictated by these rules and regulations. During and after the fulfillment of a government contract, we may be audited in respect of the direct and allocated indirect costs attributed thereto. These audits may result in adjustments to our contract costs. Additionally, we may be subject to U.S. government inquiries and investigations because of our participation in government procurement. Any inquiry or investigation can result in fines or limitations on our ability to continue to bid for government contracts and fulfill existing contracts.

      We believe that we are in substantial compliance with all federal, state and local laws and regulations governing our operations and have obtained all material licenses and permits required for the operation of our business.

Employees

      As of July 1, 2007, we employed approximately 190 people. AIM is a party to two collective bargaining agreements with the United Services Workers, IUJAT, Local 355 (the "Union") with which the company believes it maintains good relations. One of our collective bargaining agreements is dated September 1, 2004, and covers all of AIM's full time production personnel (the "2004 Collective Bargaining Agreement"). The other is dated January 1, 2005, and covers all of AIM's non-management administrative employees (the "2005 Collective Bargaining Agreement", together with the 2004 Collective Bargaining Agreement, the "Collective Bargaining Agreements"). The terms and provisions of each of the Collective Bargaining Agreements are substantially the same. Each of the Collective Bargaining Agreements terminates on December 31, 2007; however, the 2005 Collective Bargaining Agreement automatically renews from year to year thereafter unless written notice is given by either party not less than sixty
(60) days prior to the termination date of its intention to terminate or modify the 2005 Collective Bargaining Agreement. AIM is required to make a monthly contribution to each of the Union's United Welfare Fund and the United Service Worker's Security Fund. Each of the Collective Bargaining Agreements contains a "no strike" clause, whereby, during the terms of each of the Collective Bargaining Agreements, the Union will not strike and AIM will not lockout its employees. Employees of AIM covered by the 2004 Collective Bargaining Agreement have a sixty (60) day probationary period where they can be discharged by AIM for any reason whatsoever; however, employees of AIM covered by the 2005 Collective Bargaining Agreement have a thirty (30) day probationary period. Any discharge that occurs after the expiration of the probationary period may be challenged by the Union through the grievance procedure set forth in the Collective Bargaining Agreements.

Real Property

      Our headquarters are situated on a 5.4-acre corporate campus in Bay Shore, New York. We occupy three buildings on the campus, consisting of 76,000 square feet.

      On October 24, 2006, we sold the buildings and real property located at the corporate campus for a purchase price of $6,200,000.

      Simultaneous with the sale of the property, we entered into a 20-year triple-net lease for the property. Base annual rent is approximately $540,000 for the first five years of the lease, increases to $621,000 for the sixth year of the term, and increases by 3% for each subsequent year. The lease grants AIM an option to renew the lease for an additional five years. We deposited $127,500 as security for the performance of our obligations under the lease, which we subsequently replaced with a $127,500 letter of credit. In addition, we deposited with the landlord an additional $393,000 as security for the completion of certain repairs and upgrades to the property. Under the terms of the lease, we are required to pay all of the costs associated with the operation of the facilities, including, without limitation, insurance, taxes and maintenance. The lease also contains customary representations, warranties, obligations, conditions and indemnification provisions and grants the landlord customary remedies upon our breach of the lease, including the right to terminate the ease and hold us liable for any deficiency in future rent.

      The operations of Sigma Metals are maintained in a building with approximately 20,000 sq. feet in Deer Park, Long Island. The lease for those premises continue until January 31, 2008, at an annual rental of $127,481, exclusive of utilities and other common charges.

Legal Proceedings

      In October 2006 a former salesperson of Sigma Metals commenced an action alleging, among other items, that he was improperly dismissed in violation of New York State's age discrimination statute. To date, the plaintiff has repeatedly extended our time to respond to the complaint. The action seeks damages of $2,000,000. We believe there is no merit to the claim, that it is covered by insurance and intend to contest it vigorously.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

Introduction

      Original Gales was formed as a private company in October 2004 to acquire a company operating in the defense sector. While it was negotiating with the shareholders of AIM, Original Gales determined that it would be more likely to raise the funds necessary to acquire AIM if Original Gales were a public company or were to be acquired by a public company. In August 2005, after the execution of a purchase agreement with the former shareholders of AIM, and after it had entered into a letter of intent for a private placement to finance the acquisition of AIM, Original Gales was introduced to James Brown, then our President. We entered into negotiations with Original Gales that resulted in the execution of a merger agreement on November 14, 2005, that was unanimously approved by our board of directors. In determining to enter into the merger agreement, we sought to ensure that our shareholders would retain shares valued, in the aggregate, at approximately $800,000 based upon the price at which Original Gales was offering its shares in its private placement.

      Immediately prior to the closing of the merger with us, Original Gales acquired all of the outstanding capital stock of AIM. The aggregate purchase price paid to AIM's shareholders for 100% of the capital stock of AIM was: (i) $3,114,296 in cash, (ii) $1,627,262 principal amount of promissory notes, of which notes in the principal amount of $665,262 are convertible into common stock at a conversion price of $.40 per share and (iii) 490,060 shares of common stock. In addition, Original Gales paid an aggregate of $1,053,862 in connection with the acquisition, which included legal and accounting expenses ($300,000) incurred by AIM and its shareholders and $270,403 to enable AIM's shareholders to pay income taxes accrued prior to closing.

      The funds used by Original Gales to acquire AIM were obtained through a $9 million private placement of its preferred stock. Original Gales sold 900 shares of its convertible preferred stock, each convertible into 45,455 shares of Original Gales' common stock, without giving effect to shares of common stock to be issued in payment of dividends upon conversion of shares of preferred stock. On an as converted basis, without giving any effect to the shares which may be issued as dividends, Original Gales sold its common stock in the private placement at a price of approximately 22 cents per share. In addition to the payment of the cash portion of the purchase price for AIM, the proceeds of Original Gales' private placement were used to pay expenses relating to the private placement, the acquisition of AIM, the merger with us and related transactions, and to repay $150,000 in promissory note obligations which Original Gales incurred in bridge financings, and for working capital. Each share of convertible preferred stock of Original Gales was converted in the merger into one share of our series A convertible preferred stock. Each share of our series A convertible preferred stock was convertible into 45,455 shares of our common stock, or 40,909,500 shares in the aggregate.

      Contemporaneously with the acquisition, AIM completed the acquisition for $4,190,000, of a three-building (76,000 square feet), 5.4-acre corporate campus in Bay Shore, New York which was being leased by AIM from its affiliates prior to the closing. In connection with the real estate purchase, AIM entered into a loan facility with PNC Bank, secured by all of AIM's assets, including the newly acquired real property. The new loan facility provided AIM with up to $14,000,000 in debt facilities as follows: $9,000,000 in a revolving credit facility, $3,500,000 in a term loan, and $1,500,000 in new equipment financing. In addition to paying for the real estate acquisition, the proceeds of the new loan facility were used to pay off debts of AIM totaling approximately $5,800,000, and for working capital.

      Because of the change in ownership, management and control that occurred, for financial reporting purposes, the acquisition of AIM was accounted for as a purchase by Original Gales. Accordingly, the purchase price was allocated among AIM's assets and liabilities based upon their fair values as of the completion of the acquisition. Because the purchase price, net of the liabilities assumed, exceeded the fair value of the assets acquired, Original Gales recorded goodwill of $1,265,963. Because the acquisition of AIM's corporate campus was completed subsequent to the acquisition of AIM, the shareholders of the entities which owned the real estate were not affiliates of AIM as of the time the real estate acquisition was completed. Therefore, the acquisition of the real estate was treated as a purchase by AIM and the purchase price and related acquisition costs, which approximated the fair market value of the property, were reflected on Original Gales' financial statements (which now form the basis of our financial statements) as the basis of the real estate.

      Prior to the acquisition of Original Gales, we had outstanding approximately 3,823,980 shares of common stock and stock options exercisable into approximately 44,020 shares of our common stock. Those 3,823,980 shares continued to be outstanding after, and were not cancelled or redeemed pursuant to, the merger and those 44,020 stock options expired in connection with the merger. On a fully-diluted basis, in connection with the merger and the offering, we issued an aggregate of approximately 63,325,352 shares of our common stock (or approximately 94.3% of the outstanding on a fully-diluted basis), after taking into account the shares that we may issue upon conversion of the Preferred Stock, placement agent warrants, stock options and convertible notes which were previously convertible or exercisable into shares of Original Gales common stock.

      Since we had no substantial assets immediately prior to the merger, the merger was treated for accounting purposes as a reverse acquisition and has been accounted for as a recapitalization of Original Gales rather than a business combination. Consequently, the historical financial statements of our company presented herein are the historical financial statements of Original Gales. Further, since Original Gales had no significant operations before it acquired the business of AIM, AIM is considered a predecessor of Original Gales and so our financial statements and those of AIM for periods prior to December 1, 2005 have been included in this prospectus.

      Prior to our acquisition of Sigma Metals, our business consisted of the manufacture of aircraft structural parts and assemblies principally for prime defense contractors in the defense/aerospace industry.

      AIM has evolved from being an individual parts manufacturer to being a manufacturer of subassemblies (i.e. being an assembly constructor) and being an engineering integrator. AIM currently produces over 2,400 individual products (SKU's) that are assembled by a skilled labor force into electromechanical devices, mixer assemblies, rotor-hub components, rocket launching systems, arresting gear, vibration absorbing assemblies, landing gear components and many other subassembly packages.

      During 2006, approximately 85% of AIM's revenues were derived from sales of parts and assemblies directed toward military applications, although direct sales to the military (U.S. and NATO) constituted less than 8.5% of AIM's revenues. The remaining 15% of revenues for 2006 represent sales in the airframe manufacturing sector to major aviation manufacturers. Sales of parts and services to one customer accounted for 61% of AIM's revenue in 2006, and for approximately 65.5% of AIM's revenue in the first quarter of 2007, and are subject to General Ordering Agreements which were recently renegotiated and extended through 2013.

      Sigma Metals is a specialty distributor of strategic metals, primarily aluminum, stainless steels of various grades, titanium and other exotic end user specified materials sourced from suppliers throughout the world. Sigma Metal's products are sold to both commercial and defense aerospace manufacturers, throughout the U.S. and in numerous international markets. The customers of Sigma Metals include prime contractors in the defense and commercial aerospace industries, aerospace engine manufacturers and various subcontractors to aerospace manufacturers.

      Sales of Sigma Metals are more evenly distributed between the defense and commercial aerospace industries than those of AIM. Similarly, approximately one half of the sales of Sigma Metals are to customers outside the U.S. Consequently, we anticipate that one result of the acquisition of Sigma Metals will be to decrease the proportion of our sales derived from the aerospace defense industry.

      The following discussion and analysis does not include the operations of Sigma Metals and should be read in conjunction with the consolidated financial statements and notes of our company included in this prospectus under the caption "Index to Consolidated Financial Statements." We have also included in this prospectus under the caption "Index to Consolidated Financial Statements" financial statements, including the notes thereto, of Sigma Metals and unaudited pro forma financial statements to show the pro forma effects of the acquisition of Sigma Metals and the issuance of our series B convertible preferred stock on our results of operations and financial condition. See "Index to Consolidated Financial Statements."

Results of Operations

Three months ended March 31, 2007 as compared to three months ended March 31,
2006

                                        Three months ended    Three months ended
                                          March 31, 2007        March 31, 2006
                                           (Unaudited)            (Unaudited)

Net sales                                      $ 7,488,130          $ 8,898,272
Cost of sales                                    6,239,484            7,385,566
Gross profit                                     1,248,646            1,512,706
Selling and marketing expenses                      95,342              155,702
G&A expense                                      1,031,450              849,383
Interest expense                                   130,954              325,050
Gain on sale of life insurance policy                                   (53,047)
Gain on sale of real estate                         (9,509)                  --
Other income                                        (1,446)                  --
Other expenses                                       8,578                   --
(Loss) Income before income taxes                   (6,723)             235,618
Provision for income taxes                          64,764               99,253
Net (loss) income                                  (71,487)             136,365
Net loss attributable to preferred stock                --              180,000
Net loss attributable to common stock          $   (71,487)         $   (43,633)

      Net sales. Net sales were $7,488,130 for the three months ended March 31, 2007 ("First Quarter 2007"), a decrease of $1,410,142 (15.8%) from net sales of $8,898,272 for the three months ended March 31, 2006 ("First Quarter 2006"). The decrease in net sales was primarily attributable to decreased shipments of parts and related defense components to one customer which caused the portion of our revenues derived from such customer to decrease from approximately 69% in the First Quarter 2006 to approximately 65.5% in the First Quarter 2007.

      Gross profit. In the First Quarter 2007, gross profit was $1,248,646 or 16.7% of net sales, compared to gross profit of $1,512,706 or 17.0% of net sales in First Quarter 2006. The decrease in gross profit primarily reflects the decrease in net sales. The decrease in gross profit as a percentage of net sales represents a slight decrease in the sales of higher margin products.

      Selling and marketing expenses. Selling and marketing expenses were $95,342 in First Quarter 2007, a decrease of $60,360 or 38.8% from selling and marketing expenses of $155,702 in First Quarter 2006. The decrease in selling and marketing expenses were primarily attributable to lower sales and a change in the mix of products shipped, which translated into reduced cost of shipping supplies and a concerted effort to control the costs of meetings and conferences.

      General and administrative expenses. General and administrative expenses were $1,031,450 in First Quarter 2007, an increase of $182,067 or 21.4% from general and administrative expenses of $849,383 in First Quarter 2006. The increase primarily reflects the addition of professional staff to provide adequate financial reporting and reporting capabilities.

      Interest and financing costs. Interest and financing costs were $130,954 in First Quarter 2007, a decrease of $194,096 or 59.7% from interest and financing costs of $325,050 in First Quarter 2006. The decrease in interest and financing costs resulted from the decrease in the Company's debt outstanding as a result of the sale and leaseback of its real estate.

      Gain on the sale of life insurance policy. In First Quarter 2006 there was a one-time gain on the sale of a life insurance policy of $53,047. There was no such gain in the First Quarter of 2007.

      Gain on sale of real estate. The company was required to defer recognition of a portion of the gain on the sale of its real estate in the fourth quarter of 2006. This gain is being recognized ratably over the twenty year term of its lease for the real estate. Accordingly, the Company recognized a gain of $9,509 during the First Quarter of 2007.

      Other expenses. Other expenses in the First Quarter 2007 of $8,578 are primarily franchise taxes There were no "other expenses" incurred during the First Quarter of 2006.

      Income (Loss) before income taxes. The loss before the impact of income taxes was $6,723 in First Quarter 2007 reflecting lower quarterly sales compared to income before the provision for income taxes of $235,618 in First Quarter 2006. There was an income tax expense of $64,764 for the First Quarter 2007 as compared to an income tax expense of $99,253 for First Quarter 2006.

      Net income. Net income decreased from $136,365 in First Quarter 2006 to a net loss of $71,487 in First Quarter 2007. The decrease in net income was primarily attributable to decreased shipments of parts and related defense components to one customer which caused the portion of revenues derived from such customer to decrease. Additionally, the decrease was due to the provision for income taxes in the amount of $64,764 reflecting book to tax timing differences.

      Net loss attributable to common stock. The dividend payable on our series A convertible preferred stock in the First Quarter 2006 exceeded our net income during such period, resulting in a net loss attributable to common stock of $43,635. Our series A convertible preferred stock was automatically converted into common stock in August 2006, so there was no comparable charge in the First Quarter 2007.

    Year ended December 31, 2006 as compared to year ended December 31, 2005

      The following table sets forth, for the periods indicated, certain components of our statements of operations:

                                               Year ended December 31,
                                         2006           2005(1)        2004(2)
                                         ----           -------        -------
Net sales                            $ 33,044,996    $ 30,735,103   $ 24,818,333
Cost of sales                          28,002,942      26,426,553     21,400,878
Gross profit                            5,042,054       4,308,550      3,417,455
Selling expenses                          601,011         357,854        321,727
G&A expense                             3,789,587       2,440,194      1,356,809
Interest expense                        1,040,108         759,552        505,425
Minority interest                              --          74,904        131,552
Other expenses                            246,659              --             --
Other income                              788,711              --          2,573
Income before provision for taxes         153,400         676,046      1,104,515
Provision for taxes (3)                   489,969         271,770        444,015
Net income (loss) (3)                    (336,569)        404,276        660,550

(1) The information for the year ended December 31, 2005 combines the operating results of Original Gales and AIM for the year ended December 31, 2005, and the operating results of AIM operating as a Subchapter S corporation for the period January 1, 2005 through November 30, 2005.
(2) The information for December 31, 2004 is from the audited operating statements of AIM.
(3) Prior to November 30, 2005, AIM elected to be treated under Subchapter "S" of the Internal Revenue Code and incurred no income taxes. For purposes of presentation, taxes were calculated using an effective 40.02% tax rate in accordance with FAS 109.

      Year ended December 31, 2006 compared to year ended December 31, 2005

Net sales. Net sales were $33,044,996 in the year ended December 31, 2006 ("Fiscal 2006") an increase of $2,309,893 (7.5%) from net sales of $30,735,103 in Fiscal 2005. The increase in net sales was attributable to continued significant growth in sales in the military aerospace sector resulting from increased military activity, together with price increases that took effect in late 2005 and continued through 2006 under a number of our long term agreements with a significant customer.

Our net sales for Fiscal 2006 were substantially greater than our net sales for Fiscal 2005. Nevertheless, net sales during the second half of 2006 were less than the amount recorded during the first half of 2006, but modestly higher than net sales in the second half of Fiscal 2005. This decrease in net sales during the second half of 2006 resulted primarily from the need to prepare for production of subassemblies for the Joint Strike Fighter ("JSF") landing gear, and the E2D arresting gear. We delivered the first article for the JSF landing gear during December 2006, and the first article of the E2D arresting gear in the first quarter of 2007.

Sales during the second half of 2006 were also negatively impacted by a decision by our largest customer to delay deliveries of units previously projected to be delivered during this time period. These delivery delays have continued through the first quarter of 2007 and are reflected in higher inventory levels and lower revenue than anticipated. These delivery delays are the result of a strike at the aforementioned customer's facility earlier in 2006 and its continued inability to achieve complete production recovery.

Gross profit. Gross profit was $5,042,054 in Fiscal 2006 (15.3% of net sales), compared to gross profit of $4,308,550 in Fiscal 2005 (14.0% of net sales). The increase in gross profit reflects the increase in revenues and as well as the increase in gross profit as a percentage of sales. The increase in gross profits as a percentage of sales represents a continuation of the shift in our production to higher margin military products.

Selling expenses. Selling expenses were $601,011 in Fiscal 2006, an increase of $243,157(67.9%) from selling expenses of $357,854 in Fiscal 2005. The increase in selling expenses reflects an increase in shipping supplies, transportation expenses and depreciation of transportation equipment partially offset by decreases in field engineering expenses and out bound freight expenses.

General and administrative expenses. General and administrative expenses were $3,789,587 in Fiscal 2006, an increase of $1,349,393 (55.3%) from general and administrative expenses of $2,440,194 in Fiscal 2005. The increase was primarily due to an increase in officers' salaries, an increase in office personnel to support the increased sales, an increase in professional fees attributable to legal, accounting and audit fees and preparations for compliance with Sarbanes-Oxley, as well as consulting costs incurred in connection with modifications to AIM's information technology network. In addition, Fiscal 2006 reflects non-cash compensation charges resulting from the grant of options to management pursuant to the Company's Stock Option Plan. In addition, the Company incurred a bad debt expense of $177,444 based upon management's assessment of the collectibility of certain outstanding receivables.

Interest and amortization expense. Interest and amortization expense was $1,040,108 in Fiscal 2006 an increase of $280,556. (36.9%) from interest expense of $759,552 in Fiscal 2005. The increase in interest expense resulted from an increase in borrowing rates as well as additional interest expense as a result of the financing of the acquisition of AIM and the purchase of AIM's real estate.

Minority interest. Minority interest represents the income attributable to AIM's real estate realized by the affiliates of AIM that owned the real estate prior to its acquisition by AIM in 2005. Because the real estate was owned by AIM at the beginning of 2006 there was no minority interest income in 2006, as compared to minority interest income of $74,904 in Fiscal 2005.

Income before provision for income taxes was $153,400 in Fiscal 2006 a decrease of $522,646 (77.3%) from income before income taxes of $676,046 in Fiscal 2005. The income before taxes in 2005 combines the income earned by AIM during the eleven month period ended November 30, 2005 of $1,425,750, with a $749,704 loss incurred during December 2005. The decrease in income during Fiscal 2006, resulted primarily from the impact on AIM's business of the acquisition, together with expenses incurred by us to comply with our reporting obligations as a public entity and orders deferred during the second half of 2006 due to a strike at the aforementioned customer's facility earlier in 2006. Income during 2006 was positively impacted by a gain of $300,037 on the sale of our corporate campus and a gain of $53,047 on the sale of a life insurance policy. Absent these non-recurring items we would have incurred a pre-tax net loss of $199,684.

Provision for income taxes. The increase in the provision for income taxes to $489,969 for Fiscal 2006 as compared to $271,770 for Fiscal 2005, primarily reflects the taxes payable as a result of the sale of our corporate campus, partially offset by the reduction in taxes payable as a result of the decrease in our operating income.

Impact of Inflation

Inflation has not had a material effect on our results of operations.

Financial Condition

Liquidity and Capital Resources

      In connection with the acquisition of AIM and AIM's acquisition of its headquarters in November 2005, we entered into a secured loan facility with PNC Bank which included a $9,000,000 revolving credit facility, a $3,500,000 term loan and a $1,500,000 equipment line; issued promissory notes in the principal amount of $1,627,262 payable to the former shareholders of AIM; and issued our series A convertible preferred stock providing for the payment of pay-in-kind, in lieu of cash dividends, except under certain circumstances.

      The loan facility with PNC Bank is secured by a lien on substantially all of our assets, including all of AIM's assets. In addition to paying for the real estate acquisition, the proceeds of the loan facility were used to pay off debts of AIM totaling approximately $5,800,000 and for working capital.

      Amounts outstanding under the revolving credit portion of the loan facility accrue interest at a fluctuating rate that is paid monthly. The term loan portion of the loan facility is payable in 34 equal monthly payments of $10,648 plus interest with the balance due at the time of the final payment. We believe that all of the applicable interest rates under the loan facility are consistent with prevailing interest rates in the lending industry. The terms of the PNC Bank loan facility are set forth in note 6 to our audited consolidated financial statements and note 6 to our unaudited condensed consolidated financial statements for the three months ended March 31, 2007 included in this prospectus.

      In October 2006, we sold and leased back AIM's corporate campus for $6,200,000. We used a substantial portion of the net proceeds of this transaction to reduce our obligations under the loan facility. The balance of the term loan was reduced by $2,800,000 and the remaining balance of $383,330 became an Amended and Restated Term Note providing for principal payments of $10,648 per month.

      In August 2006, the outstanding shares of our series A convertible preferred stock were converted automatically into 40,909,500 shares of our common stock when the SEC declared effective our registration statement for the resale of those and certain other shares of common stock included in this prospectus, eliminating the dividend payable to the holders of the series A convertible preferred stock, other than the amounts accrued during a period of default.

      As of December 31, 2006, our outstanding long term debt consisted of $5,800,697 under our loan facility, $1,482,962 under the notes payable to the former shareholders of AIM (which amount was reduced in January 2007 by $665,262 when Peter Rettaliata and Dario Peragallo converted their notes into shares of our common stock) and capital lease obligations of $959,817. Additionally at December 31, 2006 there was a standby letter of credit outstanding in the amount of $127,500. In addition, reflecting the sale leaseback of AIM's corporate campus, we now pay approximately $45,000 per month as rent, plus $15,662 to fund real estate tax escrow accounts and other reserves held by the landlord.

      In April 2007, we acquired all of the outstanding capital stock of Sigma Metals in exchange for $3,988,501 in cash, our 7% promissory notes due 2010 in the aggregate principal amount of $1,084,213, and 7,337,891 shares of our common stock. In addition, upon determination of the earnings of Sigma Metal for the period from January 1, 2007 through April 16, 2007, the principal of the notes will be increased by an amount equal to the earnings.

      In April and early May of 2007, we received gross proceeds of $8,023,000 from the sale of 802,300 shares of our series B convertible preferred stock, part of which was devoted to the acquisition of Sigma Metals with the balance available as working capital and for future acquisitions. The holders of the series B convertible preferred stock are entitled to a cumulative annual dividend of 7% per annum that we may pay in shares of our common stock, except under certain circumstances. The shares of series B convertible preferred stock are initially convertible into 29,005,784 shares of our common stock.

      We paid the placement agent for the private placement of the series B convertible preferred stock, a sales commission of $641,840, representing 8% of the gross proceeds of that offering, plus $25,000 in reimbursement of its actual and reasonable out-of-pocket expenses, including fees and expenses of its counsel. We also issued to the placement agent warrants to purchase 2,900,578 shares of our common stock, representing 10% of the number of shares into which the series B convertible preferred stock may be converted. These warrants, which may be exercised over a period of five years, have an initial per share exercise price of $0.305 and allow a "cashless exercise."

      In connection with the acquisition of Sigma Metals, we amended and modified the terms of the PNC Bank loan facility to allow Sigma Metals to become a borrower under that loan facility. Sigma Metals was required to pledge all of its assets and properties to PNC Bank to secure its obligations under the loan facility. In addition, the termination date of the loan facility was extended to April 30, 2010 and the maximum revolving advance amount was increased from $9,000,000 to $11,000,000.

      Prior to our acquisition of AIM, AIM was a Subchapter S corporation and periodically made distributions to its shareholders. AIM distributed to its shareholders $1,175,279 during the eleven months ended November 30, 2005 to allow the shareholders of AIM to pay the taxes owed on their proportionate share of AIM's income from the fiscal year immediately preceding such distributions and, in the case of certain distributions, to allow two of AIM's shareholders to pay the purchase price owed to a former shareholder of AIM who sold all of his shares of AIM to those two shareholders. We do not anticipate paying dividends to our stockholders in the foreseeable future.

      We used approximately $729,526 in our operations during Fiscal 2006, as compared to $1,162,972 used in operating activities during Fiscal 2005. The use of cash reflects the net loss incurred by us of $336,569, increased by an increase in accounts receivable of $1,062,789 and an increase in inventory of $2,653,851, partially offset by an increase in accounts payable of $2,353,797, an increase of $653,426 in income taxes payable and depreciation of $597,009. The increase in inventories reflects a decision by one of our largest customers to delay deliveries of units previously projected to be delivered during the second half of 2006. These delivery delays are the result of a strike at the customer's facility earlier in 2006.

      We generated approximately $5,417,704 in Fiscal 2006 through the sale of AIM's real estate campus, which amount was partially offset by purchases of equipment in the amount of $812,372 and $448,530 deposited to secure obligations under the lease for AIM's corporate campus. The funds generated from the sale of AIM's corporate campus primarily were used to reduce amounts payable under our loan facility by approximately $4,170,099.

      As of March 31, 2007, we had outstanding under the PNC Bank loan facility, revolving loan balances of $5,352,845 and a term loan balance of $330,090 and an equipment loan balance of $411,200 and a standby letter of credit in the amount $127,500. In addition, as of March 31, 2007 we had capital lease obligations to other parties totaling $937,516.

      During the quarter ended March 31, 2007, we used $175,935 in operations due to an increase in inventory of $608,490, an increase in deposits with vendors of $596,217, an increase in prepaid expenses of $223,209, and a decrease in accounts payable and accrued expenses of $66,389, partially offset by a reduction in accounts receivable of $808,050. The increase in inventory resulted, in part, from work flow disruptions at our principal customer which prevented us from shipping all of the inventory originally anticipated. The increase in deposits with vendors and decrease in accounts payable is due to advanced payment requirements imposed by certain suppliers. As a result of efforts to reduce amounts due these suppliers, we anticipate that they may not require prepayments in the immediate future.

      At March 31, 2007, we had working capital of $5,159,821 as compared to $4,911,354 as of December 31, 2006.

      Prior to being acquired by us, AIM financed its operations and investments principally through revenues from operations. As a private company, AIM did not have many of the expenses which we have as a public company. In the near term, AIM will have to bear significantly increased cash requirements relating to the preparation of financial statements, compliance with requirements under the Securities Exchange Act, the registration of shares under the Securities Act and other requirements applicable to public companies. We expect those cash requirements to be approximately $1,000,000 in 2007, since we are obligated to comply with Section 404 of Sarbanes-Oxley.

      In connection with the acquisition of AIM, we incurred notes payable obligations to the former shareholders of AIM in the aggregate principal amount of $1,627,262, of which $665,262 were in the form of convertible promissory notes which they converted into 1,799,432 shares of common stock at a conversion price of $0.40 per share in January 2007. The principal amount of the remaining note is $769,600 and is repayable by us in equal quarterly installments of $48,100 principal, plus interest.

      In connection with the acquisition of Sigma Metals, we incurred notes payable obligations to the former shareholders of Sigma Metals in the aggregate principal amount of $1,084,213, subject to in increase upon determination of the earnings of Sigma Metals from January 1, 2007 through April 16, 2007. The principal balance of the remaining balance is $993,862 and is repayable by us in equal monthly installments of $30,117 principal, plus interest.

      One customer accounted for approximately 35.3% of our accounts receivable at March 31, 2007. This customer accounted for approximately 65.5% of net sales for the quarter ended March 31, 2007. If this customer is unable or unwilling to pay amounts due or our relationship with this customer is severed or negatively affected, our results of operations will be materially adversely affected and we may not have the resources to meet our capital obligations.

      In March 2007, we entered into an agreement to acquire all of the outstanding capital stock of Welding Metallurgy, Inc. for $6,050,000, subject to adjustment for working capital, payable in a combination of cash, our secured promissory notes and shares of our common stock. The closing of this potential acquisition is subject to certain conditions, including the consent of our lender and our ability to obtain additional financing to complete the acquisition. We cannot assure you that we will be able to complete the acquisition of Welding Metallurgy.

      We expect that the remaining net proceeds from the sale of our series B convertible preferred stock, together with cash flows from operations and amounts available under our loan facility, will be sufficient to pay our obligations through the second quarter of 2008. However, we may require financing to expand our business internally and will require financing to complete our contemplated acquisitions. We intend to finance those acquisitions through a combination of debt and equity. The incurrence of additional debt will require the consent of PNC Bank and will increase the leverage of our business. The issuance of equity securities, whether in the form of common or preferred shares, may dilute the interests of our existing stockholders. We cannot assure you that the necessary debt or equity financing will be available to us on acceptable terms, if at all. If financing is not available, we may not be able to expand our business internally or make acquisitions.

Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our financial results.

Inventory Valuation

We value inventory at the lower of cost on a first-in-first-out basis or market.

AIM purchases inventory only when it has signed non-cancellable contracts with its customers for orders of its finished goods. We occasionally produce finished goods in excess of purchase order quantities in anticipation of future purchase order demands but historically this excess has been used in fulfilling future purchase orders. We occasionally evaluate inventory items that are not secured by a purchase orders and reserves for obsolescence accordingly. We also reserve an allowance for excess quantities, slow-moving goods, and obsolete items.

Revenue Recognition

We recognize revenue in accordance with Staff Accounting Bulletin No. 104, "Revenue Recognition." We generally recognize revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. Payments received in advance from customers for products delivered are recorded as customer advance payments until earned, at which time revenue is recognized.

Income Taxes

Income taxes are calculated using an asset and liability approach as prescribed by SFAS No. 109, Accounting for Income Taxes. The provision for income taxes includes federal and state taxes currently payable and deferred taxes, due to temporary differences between financial statement and tax bases of assets and liabilities. In addition, future tax benefits are recognized to the extent that realization of such benefits is more likely than not. Valuation allowances are established when management determines that it is more likely than not that some portion or all of the deferred asset will not be realized. The effect of a change in tax rates is recognized as income or expense in the period of change.

Stock-Based Compensation

In December 2004, the FASB issued SFAS 123(R) which is a revision of SFAS No.123 and supersedes Accounting Principles Board Opinion No. 25. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values at the date of grant. We recorded an expense of $167,126 and $121,297 for the years ended December 31, 2006 and 2005, respectively, in accordance with the measurement requirements under SFAS No. 123(R)

Goodwill

Goodwill represents the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. We apply SFAS No. 142, Goodwill and Other Intangible Assets and accordingly do not amortize goodwill but test it for impairment. We will perform impairment testing for goodwill annually, or more frequently when indicators of impairment exist, using a two-step approach. Step one compares the fair value of the net assets of the relevant reporting unit (calculated using a discounted cash flow method) to its carrying value, a second step is performed to compute the amount of the impairment. In this process, a fair value for goodwill is estimated, based in part on the fair value of the operations, and is compared to its carrying value. The shortfall of the fair value below carrying value represents the amount of goodwill impairment. Goodwill is reviewed for potential impairment at the reporting unit level on an annual basis, or in interim periods if events or circumstances indicate a potential impairment. The reporting units utilized for this test were those that are one level below the business segments identified at the beginning of Business Segment Operations. The impairment test is performed in two phases. The first step of the Goodwill impairment test compares the fair value of the reporting unit with its carrying amount, including Goodwill. If the fair value of the reporting unit exceeds its carrying amount, Goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, an additional procedure must be performed. That additional procedure compares the implied fair value of the reporting unit's Goodwill (as defined in SFAS 142) with the carrying amount of that Goodwill. An impairment loss is recorded to the extent that the carrying amount of Goodwill exceeds its implied fair value.

The fair values of the reporting units were determined using a combination of valuation techniques consistent with the income approach. For purposes of the income approach, discounted cash flows were calculated by taking the net present value of estimated cash flows using a combination of historical results, estimated future cash flows and an appropriate price to earnings multiple. We use our internal forecasts to estimate future cash flows and actual results may differ from forecasted results. However, these differences have not been material and we believe that this methodology provides a reasonable means to determine fair values. Cash flows were discounted using a discount rate based on expected equity return rates, which ranged from 5.25% to 9.25% for 2006. Our evaluations for the year ended December 31, 2006 indicated there was no impairment of our Goodwill.

Quantitative and Qualitative Disclosure about Market Risk

Our primary exposure to market risk consists of changes in interest rates on borrowings under the loan facility. An increase in interest rates would adversely affect our operating results and the cash flow available after debt service to fund operations. We manage exposure to interest rate fluctuations by optimizing the use of fixed and variable rate debt. Except with respect to the interest rates under the loan facility, we do not have debts or hold instruments that are sensitive to changes in interest rates, foreign currency exchange rates or commodity prices.

                               Security Ownership

      The following table sets forth information known to us regarding beneficial ownership of our series B convertible preferred stock and our common stock as of June 30, 2007 by (i) each person known by us to own beneficially more than 5% of the outstanding shares of each of those classes, (ii) each of our directors, nominees for director, and executive officers, and (iii) all of our officers and directors as a group. Except as otherwise indicated, we believe, based on information provided by each of the individuals named in the table below, that such individuals have sole investment and voting power with respect to such shares, subject to community property laws, where applicable.

      As of June 30, 2007, we had outstanding 802,300 shares of our series B convertible preferred stock, with a face amount of $8,023,000, and 67,008,507 shares of our common stock. Each share of series B convertible preferred stock is convertible into shares of our common stock at a rate of $0.2766 per share. If all of our series B convertible preferred stock had been converted at the close of business on June 30, 2007, we would have had outstanding 95,280,502 shares of common stock, without giving any effect to the additional shares that we may issue pursuant to outstanding options and warrants exercisable at a range of prices from $0.22 to $0.55 per share.

Name                                        Number of Shares                             Percent of Class
                                      Series B Preferred   Common*                 Series B Preferred   Common*
Owner of More than 5% of Class
Michael A. Gales                                 --       5,257,379(1)                      --           7.73%
333 East 66th Street
New York, NY 10022

Hillson Partners LP(2)
Hillson Private Partners II, LLLP(2)        130,000       4,680,000                      16.20%          6.53%
110 N. Washington Street, Suite 401
Rockville, MD 20850

Directors and Executive Officers
Louis A. Giusto                                  --       3,884,538(3)                      --           5.76%
Peter Rettaliata                                 --       1,468,139(4)                      --           2.18%
Dario Peragallo                                  --       1,468,139(5)                      --           2.18%
Seymour G. Siegel                                --         133,333(6)                      --             **
Ira A. Hunt, Jr                                  --         842,430(6)(7)                   --           1.26%
James A. Brown                                   --         809,601(6)                      --           1.21%
David J. Buonanno                                --              --                         --             --

All Directors and officers as                             8,606,180(3)(4)(5)(6)(7)          --          12.62%
  a group (7 persons)

* Assumes the conversion of the shares of series B convertible preferred stock owned by the stockholder listed in the table, but not by any other holder.
**    Less than 1%

      (1) Includes 1,000,000 shares we may issue to Mr. Gales upon exercise of options granted under his employment agreement that pursuant to his separation agreement are exercisable until March 16, 2008.
      (2) The general partner of Hillson Partners LP and Hillson Private Partners II, LLLP is Daniel H. Abramowitz, who has the sole power to vote and dispose of the shares.
      (3) Includes 480,000 shares we may issue to Mr. Giusto upon exercise of the vested portion of the 1,200,000 options granted to him under his employment agreement.
      (4) Includes 300,000 shares we may issue to Mr. Rettaliata upon exercise of the vested portion of the 1,200,000 options granted to him under his employment agreement.
      (5) Includes 300,000 shares we may issue to Mr. Peragallo upon exercise of vested portion of the 1,200,000 options granted to him under his employment agreement.
      (6) Includes, in each case, 33,333 shares we may issue to Messrs. Brown, Hunt, and Siegel upon exercise of the vested portion of the 100,000 options granted to each of them on February 13, 2007.
      (7)   Includes 709,097 shares owned by Mr. Hunt's spouse.
      (8) Excludes 100,000 shares which vest on January 1, 2008, provided Mr. Brown continues to serve as our Chairman.

                      Our Directors and Executive Officers

      Our directors and executive officers are:

      Name                   Age   Position
      ----                   ---   --------
      James A. Brown         54    Chairman
      Louis A. Giusto        64    Vice Chairman, Chief Financial Officer and Treasurer
      Peter D. Rettaliata    56    Director, Chief Executive Officer and President
      Dario A. Peragallo     42    Director and Executive Vice President, Manufacturing
      Seymour G. Siegel      64    Director
      M.Gen. Ira A.Hunt,Jr.  81    Director
       (USA, Ret.)
      David J. Buonanno      51    Director

      James A. Brown became our Chairman on March 17, 2007, following his appointment as Co-Chairman on February 13, 2007. Mr. Brown was Chief Executive Officer and Secretary of our predecessor, Ashlin Development Corporation, from September 2004 to November 30, 2005 and was Ashlin's Chairman of the Board from May 2003 to November 30, 2005. Ashlin filed for bankruptcy protection while Mr. Brown was its Chairman and CEO. Mr. Brown currently serves in a Board or advisory capacity with other firms, including Preferred Commerce, a privately held, seven year old technology solutions provider headquartered in West Palm Beach. Mr. Brown also advises a development stage Florida-based firm focused on bringing scientific breakthroughs in the acoustic arena to the consumer market. Mr. Brown has served as a private equity manager, targeting undervalued opportunities in both the public and private arenas. He has also served as a work-out specialist for firms at the behest of creditors, management and investors. Mr. Brown has advised more than thirty firms on matters including strategy, corporate finance and business process.

      Louis A. Giusto has been our Vice Chairman, Chief Financial Officer and Treasurer since November 30, 2005. Mr. Giusto has over 30 years of financial control experience with foreign and domestic banks, non-bank financial service entities and consumer product companies. From 2003 to November 2005, Mr. Giusto acted as an independent consultant to a number of private businesses. From 2000 to 2003, Mr. Giusto was an Account Manager for a public accounting firm and the SVP Finance and Operations of Credit2B.com, a web-based internet company. Before joining C2B, Mr. Giusto served for fourteen years in various positions with Fleet Bank and, prior to its acquisition by Fleet Bank, NatWest PLC, London. During his tenure at NatWest, Mr. Giusto served as Senior Financial Officer and Treasurer of NatWest Commercial Services, Inc. (a billion dollar wholly owned subsidiary of NatWest PLC, London) and a Credit Administrator (Risk Manager) with Fleet Bank. Mr. Giusto serves as a director of Long Island Consultation Center, a not-for-profit psychiatric care facility. Mr. Giusto graduated from New York University with a BS in Economics and Accounting and from Long Island University (with Distinction) with an MBA in Finance.

      Peter D. Rettaliata has been our President and Chief Executive Officer since November 30, 2005. He also has been the President of our wholly-owned subsidiary, Air Industries Machining Corp., referred to as AIM, since 1994. Prior to his involvement at AIM, Mr. Rettaliata was employed by Grumman Aerospace Corporation for twenty-two years. Professionally, Mr. Rettaliata is the Chairman of "ADAPT", an organization of regional aerospace companies, a past member of the Board of Governors of the Aerospace Industries Association, and a member of the Executive Committee of the AIA Supplier Council. He is a graduate of Niagara University where he received a B.A. in History and the Harvard Business School where he completed the PMD Program.

      Dario Peragallo has been our Executive Vice President since November 30, 2005 and is also Executive Vice President of Manufacturing for AIM. Mr. Peragallo has been associated with AIM for over 25 years. He became AIM's Director of Manufacturing in 2000. In addition, he has helped develop and maintain AIM's current business systems. Mr. Peragallo has been the company "Lean Advocate" since the inception of the program at AIM to decrease its inventory and increase productivity. Mr. Peragallo became Executive Vice President with overall responsibility for engineering, manufacturing and customer-critical technical matters in 2003. He has been an active member of Diversity Business since 2000, an organization specializing in the promotion of small and minority owned businesses. He is a graduate of SUNY Farmingdale where he received a B.A. in Manufacturing Engineering. Mr. Peragallo oversees all engineering and production matters relating to AIM.

      Seymour G. Siegel has been a principal in the Business Consulting Group of Rothstein, Kass & Company, P.C., a national firm of accountants and consultants since April 2000. He specializes in providing strategic advice to business owners including mergers and acquisitions; succession planning; capital introductions and long range planning. In 1974, Mr. Siegel founded, and from 1974 to 1990 was managing partner of, Siegel Rich and Co, P.C., CPAs. In 1990, Siegel Rich merged into Weiser LLP, then known as M.R.Weiser & Co., LLC, a large regional firm where he had been a senior partner. In 1995, Mr. Siegel founded another firm called Siegel Rich, which became a division of Rothstein, Kass in April 2000. Mr. Siegel has been a director, trustee and officer of numerous businesses, philanthropic and civic organizations. He serves as a director and audit committee chairman of Hauppauge Digital Inc. and Emerging Vision Incorporated and has served in a similar capacity at Oak Hall Capital Fund, Prime Motor Inns Limited Partnership, Noise Cancellation Technologies and Barpoint.com and serves as the chairman of the audit committee and as a member of the compensation committee for Global Aircraft Solutions Incorporated. Mr. Siegel is the Chairman of the Audit Committee of the Board.

      General Ira A. Hunt, Jr. (USA, Ret) graduated from the United States Military Academy in 1945 and subsequently served thirty-three years in various command and staff positions in the U.S. Army, retiring from active military service as a Major General in 1978. His last military assignment was as Director of the Office of Battlefield Systems Integration. Subsequently, General Hunt was president of Pacific Architects and Engineers in Los Angeles and Vice President of Frank E. Basil, Inc. in Washington, D.C. Since 1990, General Hunt has been a director of SafeNet Inc. (Nasdaq: SFNT), an information security technology company. He is a Freeman Scholar of the American Society of Civil Engineers and has a M.S. in Civil Engineering from the Massachusetts Institute of Technology, a M.B.A. from the University of Detroit; a Doctor of the University Degree from the University of Grenoble, France and a Doctor of Business Administration Degree from the George Washington University. General Hunt is Chairman of the Compensation Committee of our Board and is a member of the Audit Committee.

      David J. Buonanno has been a Director since June 26, 2007. He is a consultant to Dresser-Rand Corporation as well as other companies in the aerospace and defense industries. Mr. Buonanno has extensive experience in manufacturing, supply management and operations. He was employed by Sikorsky Aircraft, Inc., a subsidiary of United Technologies Corporation, as Vice President, Supply Management (from January 1997 to July 2006) and as Director, Systems Subcontracts (from November 1992 to January 1997). From May 1987 to November 1992, he was employed by General Electric Company and GE Astro Space, serving as Operations Manager for GE in 1992 and Manager, Program Materials Management of GE Astro Space from December 1989 to January 1992. From June 1977 to May 1987, he was employed by RCA and affiliated companies, including RCA Astro Space. Mr. Buonanno attended Lehigh University College of Electrical Engineering and holds a B.S. in Business Administration from Rutgers University. He completed the Program for Management Development at Harvard Business School in 1996.

                 Information Concerning our Board of Directors,
                    Board Committees and Corporate Governance

      Board Composition

      Our Board of Directors consists of seven (7) directors. Our Board has determined that James A. Brown, Seymour G. Siegel, General Ira A. Hunt, Jr. (USA
Ret) and David J. Buonanno are "independent directors." Our Board held five meetings in 2006.

      Committees of the Board

      Our Board of Directors has established an Audit Committee and a Compensation Committee.

      Audit Committee. Messrs. Siegel and Brown and General Hunt are members of the Audit Committee, each of whom is a non-employee member of the Board of Directors. Mr. Siegel serves as Chairman of the Audit Committee and also qualifies as an "audit committee financial expert," as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act. The Board has determined that each member of our Audit Committee meets the current independence and financial literacy requirements under the Sarbanes-Oxley Act and SEC rules and regulations. Our Audit Committee met four times in 2006.

      Compensation Committee. Our Compensation Committee is composed of General Hunt (Chairman), and Messrs. Siegel and Brown, each of whom is a non-employee member of our Board of Directors. Our Compensation Committee met once in 2006.

      Code of Ethics

      We have adopted a written code of ethics that applies to our principal executive officers, senior financial officers and persons performing similar functions. Upon written request to our corporate secretary, we will provide you with a copy of our code of ethics, without cost.

      Director Compensation

      For services rendered from the commencement of their terms through our next annual meeting of stockholders, each of the then non-management directors (Mr. Brown, General Hunt, Mr. Siegel and Mr. Nagler) was granted an option to purchase 100,000 shares of the our common stock. These options vest in equal increments on March 1 of each of 2007, 2008 and 2009 and are exercisable at a price of $0.27 per share for a period of seven years from the date of grant.

      For their services, we will pay each non-management director a base fee of $18,000 per year and $1,500 for each Board meeting attended. In addition, we will pay the Chairman of the Audit Committee $12,000 for serving in that capacity, members of the Audit Committee $1,000 for each meeting attended, and the Chairman of the Compensation Committee $6,000 for serving in that capacity. Beginning in December 2006 and continuing into 2007, we paid Mr. Rounsevelle W. Schaum fees for certain per diem services to our company that are included in the table below. Our Board accepted the resignation of Mr. Schaum effective as of April 13, 2007.

      The following table sets forth information concerning the compensation we paid to our directors during the fiscal year ended December 31, 2006:

------------------------------------------------------------------------------------------------------------------------------------
                                                           DIRECTOR COMPENSATION
------------------------------------------------------------------------------------------------------------------------------------
         Name              Fees Earned  Stock Awards   Option     Non-Equity       Non-Qualified    All Other           Total ($)
                           or Paid in   ($)            Awards     Incentive Plan   Deferred         Compensation ($)
                           Cash ($)                    ($)        Compensation     Compensation
                                                                       ($)         Earnings ($)
------------------------------------------------------------------------------------------------------------------------------------
            (a)              (b)           (c)          (d)          (e)               (f)               (g)             (j)
------------------------------------------------------------------------------------------------------------------------------------
Michael A. Gales (1)           --       --             --         --               --               --                      --
------------------------------------------------------------------------------------------------------------------------------------
James A. Brown             15,831       --             --         --               --               --                  15,831
------------------------------------------------------------------------------------------------------------------------------------
Louis A. Giusto                --       --             --         --               --               --                      --
------------------------------------------------------------------------------------------------------------------------------------
Peter D. Rettaliata            --       --             --         --               --               --                      --
------------------------------------------------------------------------------------------------------------------------------------
Dario A. Peragallo             --       --             --         --               --               --                      --
------------------------------------------------------------------------------------------------------------------------------------
Stephen M. Nagler (2 )     15,831       --             --         --               --               --                  15,831
------------------------------------------------------------------------------------------------------------------------------------
Seymour G. Siegel          24,231       --             --         --               --               --                  24,231
------------------------------------------------------------------------------------------------------------------------------------
Rounsevelle W.
Schaum (3)                 26,498       --             --         --               --               --                  26,498 (1)
------------------------------------------------------------------------------------------------------------------------------------
M.Gen. Ira A Hunt, Jr.
(USA Ret.)                 15,831       --             --         --               --               --                  15,831
------------------------------------------------------------------------------------------------------------------------------------

      (1)   Mr. Gales resigned as a member of the Board on March 16, 2007.
      (2)   Mr. Nagler's term as a director ended on June 26, 2007.
      (3) Our Board accepted the resignation of Mr. Schaum effective as of April 13, 2007.

      Compensation of Our Executive Officers

            The following table shows compensation which we (including AIM) awarded or paid to, or which was earned from us, in all capacities for fiscal years ended December 31, 2006 and 2005, by (i) each individual who served as our chief executive officer for all, or a portion of, 2006 and
      (ii) each other individual who served as an executive officer of our company (including AIM) and received total compensation in excess of $100,000 for our 2006.

            o Michael A. Gales, our former Executive Chairman, who resigned all of his positions with us as of March 16, 2007;
            o Louis A. Giusto, our Vice Chairman, Chief Financial Officer and Treasurer since November 30, 2005;
            o Peter D. Rettaliata, our Chief Executive Officer and President since November 30, 2005 and an officer of AIM; and
            o Dario A. Peragallo, our Executive Vice President since November 30, 2005 and an officer of AIM.

                           Summary Compensation Table

Name            Year      Salary     Bonus  Stock     Option       Non-Equity           Change in         All Other        Total
and                        ($)        ($)   Awards    Awards     Incentive Plan       Pension Value      Compensation   Compensation
Principal                                    ($)       ($)        Compensation      and Nonqualified
Position                                                              ($)         Deferred Compensation
                                                                                       Earnings ($)
(a)             (b)        (c)        (d)    (e)       (f)            (g)                  (h)              (i)             (j)
------------------------------------------------------------------------------------------------------------------------------------
Michael         2006    $250,000      --     --      52,888(1)        --                   --             15,938(2)       $318,826
A.Gales,        2005    $ 21,233      --     --      38,384(1)        --                   --                 --            59,617
Executive
Chairman

Louis A.        2006    $230,000      --     --      50,772(1)        --                   --             14,768(2)        295,540
Giusto,         2005    $ 19,534      --     --      36,850(1)        --                   --                 --            56,384
Vice
Chairman,
CFO and
Treasurer

Peter D.        2006    $230,000      --     --      31,733(1)        --                   --                 --           261,733
Rettaliatta     2005    $241,510      --     --      23,031(1)        --                   --                 --           265,541
CEO
Dario A.        2006    $230,000      --     --      31,773(1)        --                   --                 --           261,733
Peragallo       2005    $242,344                     23,031(1)        --                   --                 --           265,375
Executive VP

----------
      (1) Consists of stock options to purchase shares of common stock, the vesting schedule and other terms of which are set forth in the footnotes to the table below under the caption "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values".
      (2)   Consists of automobile leasing, maintenance, parking and insurance.

      Outstanding Equity Awards at Fiscal Year-End

      The following table sets forth information as of December 31, 2006, concerning outstanding equity awards granted to the individuals listed in the Summary Compensation Table. We did not grant options, or make stock awards, to any of our executive officers in 2006.


Outstanding Equity Awards at Fiscal Year-End

                                            Option Awards                                               Stock Awards*
                                            -------------                                               -------------
                                          Equity Incentive                                            Equity Incentive
                                            Plan Awards:                                                Plan Awards:

                                                    Number of
                                                   Securities
                                Number             Underlying                                                    Unearned Shares,
                             of Securities         Unexercised                           Shares or Units of       Units or Other
                              Underlying            Unearned                               Stock that have       Rights that have
                          Unexercised Options        Options    Exercise  Expiration         Not Vested             Not Vested
Name                    Exercisable Unexercisable      (#)        Price      Date        Number Market Value   Number   Market Value
                        ----------- -------------  -----------  --------  ----------     ------ ------------   ------   ------------
(a)                         (b)         (c)            (d)         (e)       (f)          (g)       (h)         (i)         (j)

Michael A. Gales (1)    1,250,000                       --          (1)   03/16/2008      --        --          --          --
Louis A. Giusto (2)       480,000     720,000           --          (2)   11/30/2015      --        --          --          --
Peter D. Rettaliata (3)   300,000     900,000           --          (3)   11/30/2015      --        --          --          --
Dario A. Peragallo (3)    300,000     900,000           --          (3)   11/30/2015      --        --          --          --

----------
      * On December 29, 2006, the last trading day of 2006, the last sale price of a share of our common stock was $0.25.

      (1) Represents options granted to Mr. Gales pursuant to his employment agreement. One-fifth of these options vested as of November 30, 2005 at an exercise price of $0.22 per share and another 250,000 vested on September 15, 2006 at an exercise price of $0.428 per share. Mr. Gales terminated his employment with us and his employment agreement effective March 16, 2007. Under the terms of his separation agreement, 750,000 options vested on March 16, 2007, and all of his options are exercisable through March 16, 2008.

      (2) One-fifth of these options vested as of November 30, 2005 at an exercise price of $0.22 per share and another 240,000 vested on September 15, 2006 at an exercise price of $0.428 per share. The balance will vest in equal increments of 240,000 shares each on the second through fourth anniversaries of September 15, 2005. The exercise price of the options vesting on each of September 15, 2007, 2008 and 2009 will be the higher of
      (a) $0.22 per share or (b) the average trading price of our common stock for the thirty trading days ending September 15, 2007, 2008 and September 15, 2009, respectively.

      (3) One-eighth of these options vested as of November 30, 2005 at an exercise price of $0.22 per share and another 150,000 vested on September 15, 2006, at an exercise price of $0.428 per share. The balance will vest in equal increments of 150,000 shares each on the second through seventh anniversaries of September 15, 2005. The exercise price of the options vesting on each of September 15, 2007, 2008, 2009, 2010, 2011 and 2012 will be the higher of (a)$0.22 per share or (b) the average trading price of our common stock for the thirty trading days ending September 15, 2007, 2008, 2009, 2010, 2011 and September 15, 2012, respectively.

      Equity Compensation Plan Information

      The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2006.


                                                                                              Remaining Available
                                  Number of Securities            Weighted-Average            for Issuance under
                               to be Issued upon Exercise        Exercise Price of         Equity Compensation Plans
                                 of Oustanding Options,         Outstanding Options,         (Excluding Securities
                                   Warrants and Rights          Warrants and Rights        Referred to in Column (a))
                                           (a)                          (b)                           (c)
Plan Category                  __________________________       ____________________       _________________________

Equity compensation
plans approved by
security holders               None                             $ --                       --

Equity compensation
plans not approved
by security holders (1)        9,030,346                        $.23                       5,150,000

Total (1)                      9,030,346                        $.23                       5,150,000

----------
(1) Shareholder approval of our 2005 Stock Incentive Plan was completed as of February 15, 2006. In connection with our merger, our Board adopted our 2005 Stock Incentive Plan, and issued stock options to purchase 4,850,000 shares to our new executive officers. The vesting and exercise prices of the 4,850,000 options which we have granted to our executive officers are set forth under the section captioned "Executive Compensation - Outstanding Equity Awards at Fiscal Year-End." As of December 31, 2006, 5,150,000 shares remained available for grant under our 2005 Stock Incentive Plan.

      Of the 9,030,346 shares included above, (i) 4,138,678 shares may be acquired upon exercise of warrants issued to GunnAllen Financial, Inc., at an exercise price of $0.22 per share, and (ii) 41,668 shares may be acquired upon exercise of warrants issued to an investor relations firm, at a weighted average price of $0.70 per share.

Employment Agreements

      The employment agreement of Louis Giusto became effective as of November 30, 2005 and will terminate on November 30, 2010, but will be extended for successive three one-year renewal periods unless he or our company decides not to extend the agreement. Under his employment agreement, Mr. Giusto will receive an annual base salary of $230,000, which will increase a minimum of 10% per year if our operating profits have increased by at least 5% over the preceding 12-month period. Mr. Giusto will be entitled to an annual bonus to be determined by our Board of Directors but which must equal at least 50% of his annual base salary. If he is dismissed without cause, Mr. Giusto is entitled to receive salary and benefits for the period which is the greater of the remaining initial term (or renewal period, as the case may be) of his employment agreement or one year. In addition, upon the execution of his employment agreement, we granted Mr. Giusto options to purchase 1,200,000 shares of common stock, exercisable over a ten-year period commencing on the date of grant. See the applicable footnote to the table captioned "Outstanding Equity Awards at Fiscal Year-End". Mr. Giusto's employment agreement also contains restrictive covenants prohibiting Mr. Giusto (i) from directly or indirectly competing with us, (ii) from soliciting any customer of our company or AIM for any competitive purposes and (iii) from employing or retaining any employee of our company or AIM or soliciting any such employee to become affiliated with any entity other than our company or AIM during the twelve-month period commencing upon the termination of his agreement.

      The employment agreement of Peter D, Rettaliata became effective as of November 30, 2005, and will terminate on November 30, 2010, but will be extended for successive three one-year periods unless he or our company decides not to extend the agreement. Under his employment agreement, Mr. Rettaliata will receive an annual base salary of $230,000, which will increase a minimum of 5% per year if our operating profits have increased by at least 5% over the preceding 12-month period, and such bonus compensation as the Board of Directors may determine. The terms of Mr. Rettaliata's employment agreement relating to severance upon termination without cause are the same as those provided for in Mr. Giusto's employment agreement. In addition, upon the execution of his employment agreement, we granted Mr. Rettaliata options to purchase 1,200,000 shares of common stock, exercisable over a ten-year period commencing on the date of grant. Please see the applicable footnote to the table captioned "Outstanding Equity Awards at Fiscal Year-End". Mr. Rettaliata's employment agreement also contains the restrictive covenants included in Mr. Giusto's employment agreement, discussed above.

      The employment agreement of Dario A. Peragallo became effective as of November 30, 2005, and will terminate on November 30, 2010, but will be extended for successive three one-year periods, unless he or our company decides not to extend the agreement. Under his employment agreement, Mr. Peragallo will receive an annual base salary of $230,000, which will increase a minimum of 5% per year if our operating profits have increased by at least 5% over the preceding 12-month period, and such bonus compensation as the Board of Directors may determine. The terms of Mr. Peragallo's employment agreement relating to severance upon termination without cause are the same as those provided for in Mr. Giusto's employment agreement. In addition, upon the execution of his employment agreement, we granted Mr. Peragallo options to purchase 1,200,000 shares of common stock, exercisable over a ten-year period commencing on the date of grant. The vesting schedule and exercise price relating to Mr. Peragallo's options are the same as those relating to Mr. Rettaliata's options set forth above. Mr. Peragallo's employment agreement also contains the restrictive covenants included in Mr. Giusto's employment agreement, discussed above.

      We have agreed with GunnAllen Financial, Inc., placement agent for our private placement of series A convertible preferred stock, that we will not change or modify the employment agreements with, or grant more stock options to, Messrs. Giusto, Rettaliata and Peragallo before November 30, 2007, without its prior consent.

      In March 2007, we entered into an agreement with James A. Brown for his service as our Chairman. Under the agreement, we have paid Mr. Brown $15,000 and we will compensate him at a rate of $175,000 per annum until December 31, 2007, or until such date as he shall cease to serve as Chairman. In addition to his cash compensation, we issued to Mr. Brown, under a Restricted Stock Agreement, 200,000 shares of our common stock, of which 100,000 shares became vested on March 30, 2007 and the second 100,000 will vest as of December 31, 2007.

      Prior to March 16, 2007, we employed Michael A. Gales under an employment agreement effective November 30, 2005. We entered into a Separation Agreement and General Release with Mr. Gales, effective March 16, 2007, under which Mr. Gales resigned from his positions with our company. Under the separation agreement, our employment agreement with Mr. Gales was terminated effective March 16, 2007. In lieu of the compensation payable to Mr. Gales under his employment agreement, from March 16, 2007, to November 30, 2010, we will pay Mr. Gales $100,000 per annum, and from December 1, 2010 to May 31, 2011, we will pay him $50,000. In addition, if we achieve certain agreed-upon levels of performance, he may receive up to an additional $50,000. Upon the execution of his employment agreement we granted Mr. Gales options to purchase 1,250,000 shares of our common stock, subject to an agreed upon vesting schedule and exercisable over a ten-year period commencing on the date of grant. Under the separation agreement, all unvested options held by Mr. Gales vested as of March 16, 2007, and the right to exercise all of his options will terminate as of March 16, 2008.

      On May 11, 2007, we entered into a Letter Agreement with Mr. Gales confirming that, due to an oversight between the parties, the Separation Agreement and Release, dated March 15, 2007, failed to indicate that notwithstanding that the former Chairman was resigning from his positions with us, he would make himself available (i) from time to time for consultations with members of our Board and senior management regarding our business and affairs, potential acquisitions and strategic alliances, expansion and other business opportunities and (ii) once each calendar quarter for meetings to be held in Manhattan, New York, with one or more members of our Board to review our strategic plan.

                 Certain Relationships and Related Transactions

      On November 30, 2005, in connection with our acquisition of AIM, we issued our convertible promissory notes in the principal amount of $332,631 to each of Peter Rettaliata, our Chief Executive Officer and a Director, and Dario Peragallo, our Executive Vice President and a Director, convertible into shares of our common stock at the conversion price of $0.40 per share. On January 26, 2007, each of Mr. Rettaliata and Mr. Peragallo exercised their right to convert their promissory notes, including accrued interest of $27,255, into 899,716 shares of common stock. In consideration for the shares of common stock issued, all of our indebtedness under the promissory notes was cancelled.

      On February 13, 2007, each of the non-management members of the Board was issued an option to purchase 100,000 shares of our common stock. The options will vest in equal thirds on March 1, 2007, 2008 and 2009 and are exercisable at a price of $0.27 per share until March 1, 2014.

      Stephen M. Nagler, a director of our company until June 26, 2007, is a partner in Eaton & Van Winkle LLP, our legal counsel. We paid Eaton & Van Winkle LLP $500,000 in 2006 and $630,000 in 2005 for legal fees and disbursements.

      For information concerning our agreement with James A. Brown under which he serves as our Chairman and the Separation Agreement and Release we entered into with Michael A. Gales, our former Executive Chairman, see "Our Directors and Executive Officers - Employment Agreements."

      Transactions of Ashlin Prior to the Merger:

      In connection with our Plan of Reorganization, in January 2005, we entered into an employment agreement with James A. Brown, who was then our Chief Executive Officer, and disposed of substantially all of our assets to an entity controlled by another person who had been our former Chief Executive Officer.

      Mr. Brown received 100,000 shares, with a fair value of $7,000, as of November 2005 in connection with the merger.

      Transactions Relating to Original Gales Prior to the Merger:

      In August 2005, Mr. Stephen Nagler, at that time one of our directors and our Secretary, loaned $10,000 to Original Gales, a privately-owned Delaware corporation. Co-investors of Mr. Nagler loaned an additional $35,000 to Original Gales in the same financing. In connection with that financing, Original Gales issued to the investors its 12% convertible bridge notes in the aggregate principal amount of $45,000. The bridge notes were repaid with a portion of the proceeds of the offering. In connection with the financing, Original Gales issued to the investors warrants to purchase 204,547 shares of its common stock at $0.22 per share and, as a result of the merger, those warrants became warrants to purchase an equal number of shares of our common stock. The warrants allow for cashless exercise and have weighted-average anti-dilution protection with respect to the exercise price.

          Transactions Relating to Air Industries Machining Corporation
                              Prior to the Merger:

      Prior to its acquisition by Original Gales, AIM leased manufacturing and office space from KPK Realty Corp. which, since October, 1974, has been owned 49% by Luis Peragallo, an officer, a director and the largest shareholder of AIM prior to its acquisition by Original Gales. The annual rent under the lease was approximately $300,000, plus annual real estate taxes on the leased property. Between 1989 and 1990, AIM advanced $208,233 to KPK Realty Corp. In partial repayment of the advances from AIM, rent in the amount of $11,496 in 2005 was offset by KPK Realty Corp. from the amounts due under the lease. In addition, from 1990 to 2005, AIM was a guarantor of the mortgage (with a balance of approximately $677,000 as of September 30, 2005) on such leased property. This guaranty was terminated in connection with the real estate acquisition.

      Prior to its acquisition by Original Gales, AIM leased manufacturing space at an annual rental of approximately $82,800, plus annual real estate taxes on such property, from DPPR Realty Corp. which, since January 2003 has been 100% owned by Peter Rettaliata and Dario Peragallo. Prior to the acquisition, Messrs. Rettaliata and D. Peragallo owned an aggregate of 36.84% of AIM's outstanding capital stock. Messrs. Rettaliata and D. Peragallo were officers of AIM and are officers and directors of our company. From February 2003 to November 30, 2005, AIM was also a guarantor of the mortgage (with a balance of approximately $567,000 as of September 30, 2005) on such leased property. This guaranty was terminated in connection with the real estate acquisition.

      In June 1995, an individual who held 49% of the outstanding capital stock of AIM sold such interest to Jorge Peragallo and Peter Rettaliata for cash and a $625,000 principal amount promissory note from each of Mr. J. Peragallo and Mr. Rettaliata ($1,250,000 in the aggregate). AIM guaranteed the repayment of these promissory notes, which aggregated $1,250,000 in principal amount. These promissory notes were repaid in full in June 2005.

      Peter Rettaliata, who was an officer of AIM, advanced $5,000 to AIM during 2003 and $42,678 to AIM during 2004. Dario Peragallo, who was an officer of AIM, advanced $5,000 to AIM during 2003 and $39,334 to AIM during 2004. Luis Peragallo, who was an officer of AIM, advanced $5,000 to AIM during 2003 and $18,179 to AIM during 2004. Jorge Peragallo, who was an officer of AIM, advanced $5,000 to AIM during 2003 and $38,344 to AIM during 2004. As of September 30, 2005, AIM had received an aggregate of $363,323 in loans from its officers and was obligated to repay such amount to its officers. Such amount was repaid in connection with our acquisition of AIM. In October 2005, AIM agreed to pay an aggregate of $225,000 to its officers to enable them to pay income taxes accrued while operating AIM as a Subchapter S corporation. Such amount was paid in connection with our acquisition of AIM.

Transactions Relating to the Merger and Acquisition of AIM:

      On November 30, 2005, Original Gales completed the acquisition from Messrs. Luis Peragallo, Jorge Peragallo, Peter Rettaliata and Dario Peragallo, of all of the outstanding capital stock of AIM. Original Gales had entered into a Stock Purchase Agreement with AIM and the shareholders of AIM as of July 25, 2005. The aggregate purchase price paid to the AIM shareholders consisted of (i) $3,114,296 in cash, (ii) $1,627,262 principal amount of promissory notes, payable over five years, of which $962,000 were in the form of a secured subordinated promissory note payable to Mr. Luis Peragallo and $665,262 were in the form of unsecured convertible promissory notes ($332,631 payable to Mr. Peter Rettaliata and $332,631 payable to Mr. Dario Peragallo), convertible into shares of our common stock at a price of $0.40 per share, and (iii) 490,060 shares of newly issued common stock. The 490,060 shares of common stock issued to the AIM shareholders were allocated as follows: 253,214 shares to Luis Peragallo, 118,423 shares to Peter Rettaliata and 118,423 shares to Dario Peragallo. In addition to the purchase price, Original Gales paid an aggregate of $1,053,862 in connection with the acquisition, a portion of which represented legal and accounting expenses ($300,000) incurred by AIM and its shareholders and $270,403 to enable AIM's shareholders to pay income taxes accrued prior to closing. The purchase price paid to AIM's shareholders was the result of arms' length negotiation between Original Gales and the AIM shareholders.

      Our employment agreements with Messrs. Gales, Giusto, Rettaliata and D. Peragallo became effective on November 30, 2005 and we issued stock options to them as of that date. See "Our Directors and Executive Officers -- Employment Agreements."

      As of November 30, 2005, Original Gales Acquisition Corp., Inc. completed the purchased from entities which are owned, in part, by affiliates of AIM (KPK Realty Corp. and DPPR Realty Corp.), for the aggregate purchase price $4,190,000, of the properties, described above, which were being leased by AIM prior to November 30, 2005 from such entities. The purchase price paid to KPK Realty Corp. was $2,690,000 and the purchase price paid to DPPR Realty Corp. was $1,500,000. Gales Industries Acquisition Corp., Inc. contemporaneously merged into AIM, with AIM being the surviving entity, so that AIM became the owner of those properties.

                            Selling Security Holders

      Based on information provided by the selling security holders, the table below sets forth certain information, as of June 30, 2007, unless otherwise noted, regarding the selling security holders.

      As of June 30, 2007, we had outstanding 67,008,507 shares of our common stock. The table below assumes, for calculating each selling security holder's beneficial ownership, that options, warrants and convertible securities held by that security holder (but not, unless otherwise noted, those held by any other person) that may be exercised or converted within 60 days after the reference date of June 30, 2007, have been exercised or converted and that the shares of common stock issued upon exercise or conversion have been added to the number of shares deemed to be outstanding. For purposes of calculating the post-offering ownership of each selling security holder, the table also assumes the sale of all of the shares being offered by each selling security holder. Where the name of a natural person appears next to a selling security holder that is not a natural person, that person has the power to exercise voting and/or investment power over the shares owned by that selling security holder.

      The second column in the table below lists the number of shares of common stock beneficially owned by each selling security holder, including shares the selling security holder has the right to acquire upon exercise or conversion of a derivative security within 60 days of the reference date of June 30, 2007.

      The third column lists the shares of common stock being offered by this prospectus by the selling security holders. This column does not include shares that the selling security holder may acquire in lieu of cash dividends. We have registered, but not allocated among the selling security holders owning shares of our series B convertible preferred stock, up to 4,673,232 shares that we may issue in lieu of cash dividends.

      The fourth column assumes the sale of all of the shares offered by the selling security holders pursuant to this prospectus.

      Each selling security holder may offer all or part of the shares of common stock beneficially owned for resale from time to time. The table assumes that the selling security holders will sell all of the shares offered for sale and accordingly, own no shares of common stock upon completion of the offering. However, a selling security holder is under no obligation to sell any shares immediately pursuant to this prospectus, nor is a selling security holder obligated to sell all or any portion of the shares at any time. Therefore, we are not able to estimate the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by any selling security holder upon termination of this offering. Each selling security holder may sell all, some or none of the shares, depending upon our results of operations, financial condition, business prospects, the market price of our common stock and market conditions generally, the selling security holder's need for liquidity and other factors that may influence the selling security holder's decision to dispose of or continue to own our shares. Except as otherwise noted, none of the selling security holders have held a position or office, or had any other material relationship, with us.

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
ECH Consulting, Inc. (1)                     325,000        *                   325,000             0         0
Croft Investments Limited                    250,000        *                   250,000             0         0
   Partnership (2)
Atlas Capital Services, LLC and
Designees: (3)
ACS Holdings, LLC                          1,285,796                          1,285,796             0         0
Edward Wahrsager                              50,000        *                    50,000             0         0
Robert A. Schecter                           185,546        *                   185,546             0         0
Shimon S. Fishman                             46,387        *                    46,387             0         0
Steven Pollan                                303,592        *                   303,592             0         0
Atlas Private Equity, LLC                    635,425        *                   635,425             0
American Friends of Neveh Zion                15,000        *                    15,000
Holders of $45,000
Bridge Financing
Warrants: (4)
Rhoda Lewis                                   45,455        *                    45,455             0         0
MTP Operating Corp.                           45,455        *                    45,455             0         0
Marilyn Thypin                                68,182        *                    68,182             0         0
Holders of $105,000 Bridge
   Financing Warrants: (5)
Stephen                                      340,909        *                   340,909             0         0
Caragol
Frank and Cynthia Gasztonyi                  136,364        *                   136,364             0         0
Placement Agent:
GunnAllen Financial                        4,138,678        6.18              4,138,678             0         0
   Services, Inc.(6)(8)
Global Business Resources, Inc. (7)           80,038        *                    80,038             0         0
IRA FBO James L. Robbins
Pershing LLC As                              236,366        *                   236,366             0         0
Custodian
IRA FBO James J.                             118,184        *                   118,184             0         0
O'Neill
IRA FBO Theodore                             118,184        *                   118,184             0         0
Haberer

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
IRA FBO John                                 118,184        *                   118,184             0         0
Carlson
IRA FBO Larry W.                             118,184        *                   118,184             0         0
Williams
IRA FBO Joseph P. Chrisman Pershing          236,366        *                   236,366             0         0
LLC As Custodian Rollover
Account
IRA FBO Thomas A.                            118,184        *                   118,184             0         0
Ross
IRA FBO Don                                  118,184        *                   118,184             0         0
Walker
IRA FBO Andrew                               118,184        *                   118,184             0         0
McClure
IRA FBO Allen                                118,184        *                   118,184             0         0
Ruth
IRA FBO Arthur                               118,184        *                   118,184             0         0
Kenyon
IRA FBO George A. Lee                        497,732        *                   472,732        25,000         *
Michelle Levite DDS                          236,366        *                   236,366             0         0
IRA FBO Sandra                               118,184        *                   118,184             0         0
Rake
IRA FBO Walter G.                            118,184        *                   118,184             0         0
Clemons
IRA FBO Stanley Watkins                      118,184        *                   118,184             0         0
IRA FBO Mike                                 118,184        *                   118,184             0         0
Cushner
James                                        945,464        1.41                945,464             0         0
Wickenden
Leon Cooprider                               118,184        *                   118,184             0         0
Jonathan Kratter &                         1,418,196        2.12              1,418,196             0         0
Lisa Kratter JT
TEN
Mickey D. Tucker & Shelley A.                118,184        *                   118,184             0         0
Tucker JT
WROS
Dave                                         236,366        *                   236,366             0         0
Dhondt
Timothy Wallace &                            165,457        *                   165,457             0         0
Lisa B. Wallace JT
TEN
TWM Capital,                               1,181,830        1.76              1,181,830             0         0
LP
Gordon Van                                   472,732        *                   472,732         1,000         *
Vliet
Jonathan Kratter &                         1,418,196        2.12              1,418,196             0         0
Lisa Kratter JT
TEN
Mickey D. Tucker & Shelley A.                118,184        *                   118,184             0         0
Tucker JT
WROS
Dave                                         236,366        *                   236,366             0         0
Dhondt
Timothy Wallace &                            165,457        *                   165,457             0         0
Lisa B. Wallace JT
TEN
TWM Capital, LP                            1,181,830        1.76              1,181,830             0         0
Gordon Van                                   472,732        *                   472,732         1,000         *
Vliet
Mark                                         945,464        1.41                945,464             0         0
Heiman
David C.                                     472,732        *                   472,732             0         0
Megan
Charles R. Costa &                           236,366        *                   236,366             0         0
Carol Costa JT
TEN
Alan Harney &                                236,366        *                   236,366             0         0
Margie A. Harney JT
TEN
Paul                                         236,366        *                   236,366             0         0
Whitcomb
Stuart A.                                    236,366        *                   236,366             0         0
Becker
Stuart                                       472,732        *                   472,732             0         0
Heller
James A.                                     354,550        *                   354,550             0         0
Mastrocola
Randy McFarland                              472,732        *                   472,732             0         0
Defined Benefit
Plan
Lon                                          236,366        *                   236,366             0         0
Rake
Louis                                        472,732        *                   472,732             0         0
Suglia

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
Robert Olivadoti &                           354,550        *                   354,550             0         0
Lana Olivadoti JT
TEN
Kaushik B.                                   118,184        *                   118,184             0         0
Patel
John Signorelli &                            118,184        *                   118,184             0         0
Kathleen Signorelli JT
TEN
Tobias                                       595,915        *                   590,915         5,000         *
Salgado
Mathew                                       118,184        *                   118,184             0         0
Zachariah
Beat the Street, Inc.                        118,184        *                   118,184             0         0
Paul                                         118,184        *                   118,184             0         0
Gittelson
Chuck                                        236,366        *                   236,366             0         0
Ennis
Daniel Farrell &                             118,184        *                   118,184             0         0
Roni Farrell JT
TEN
Andrew                                       118,184        *                   118,184             0         0
McClure
William Lynch Defined Benefit Pl             236,366        *                   236,366             0         0
William H. Lynch
TTEE
Steven S. Cole &                             118,184        *                   118,184             0         0
Anat Cole JT
TEN
James F.                                     118,184        *                   118,184             0         0
Selander
Stephan                                      945,464        1.41                945,464             0         0
Gais
Robert Wolf
L Wolf Company                               118,184        *                   118,184             0         0
Carl & Phillis Elkins Trust                  472,732        *                   472,732             0         0
Anthony Rakos &                              118,184        *                   118,184             0         0
Dorothy L. Rakos JT
WROS
Off Shore Drywall,                           236,366        *                   236,366             0         0
Inc.
J & B Rentals Inc. (Neil                     236,366        *                   236,366             0         0
Kipp)
Gerald W.                                    118,184        *                   118,184             0         0
Moreland
Moreland Crosby                              118,184        *                   118,184             0         0
Industries
Jochen                                       472,732        *                   472,732             0         0
Burrichter
Jack Friedman and Rochelle                   472,732        *                   472,732             0         0
Friedman
Daniel A.                                    472,732        *                   472,732             0         0
Diaz
Dr. Herbert Goldberg &                       179,638        *                   179,638             0         0
Rosalie Goldberg JT
TEN
Joe Pillari &                                236,366        *                   236,366             0         0
Loretta Pillari JT
TEN
Theodore Brayer & Marilouise Brayer          119,508        *                   119,508             0         0
JT TEN
Joseph Zappulla &                            118,184        *                   118,184             0         0
Lawrence F. Frasca TEN
COM
James                                        118,184        *                   118,184             0         0
Herold
Jerred D.                                    472,732        *                   472,732             0         0
Ruble
Patrick Boyce &                              236,366        *                   236,366             0         0
Sonja Boyce JT
TEN
Eric                                         236,366        *                   236,366             0         0
Billingsley
George E.                                    472,732        *                   472,732             0         0
Foote
John                                         472,732        *                   472,732             0         0
Bridwell
Betty                                        472,732        *                   472,732             0         0
Bridwell
James Jones &                                236,366        *                   236,366             0         0
Diana Jones JT
TEN
Greg                                         236,366        *                   236,366             0         0
Small

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
Dave                                         472,732        *                   472,732             0         0
Tennant
Patrick                                      236,366        *                   236,366             0         0
Sherman
Kalman                                       236,366        *                   236,366             0         0
Pila
Tim P. Baldwin,                              236,366        *                   236,366             0         0
Jr.
The Larsen 2000 Revocable Trust              236,366        *                   236,366             0         0
Paul P. Pompa,                               472,732        *                   472,732             0         0
Jr.
Jerome A.                                    118,184        *                   118,184             0         0
Shinkay
Ty P.                                        236,366        *                   236,366             0         0
Johnston
David                                        472,732        *                   472,732             0         0
Kincheloe
Caroline Rispoli &                           236,366        *                   236,366             0         0
Joseph Rispoli JT
TEN
Pedro                                        165,457        *                   165,457             0         0
Hernandez
Mansukh                                      118,184        *                   118,184             0         0
Pipaliya
Steve W.                                     354,550        *                   354,550             0         0
Thompson
Theodore                                     118,184        *                   118,184             0         0
Green
John                                         236,366        *                   236,366             0         0
Klopp
Ronnie                                       118,184        *                   118,184             0         0
Kirkland
Jerry H.                                     179,639        *                   179,639             0         0
Chitwood
Jason Salgado &                              118,184        *                   118,184             0         0
Jamie Salgado JT
TEN
Joseph G. Albano &                           118,184        *                   118,184             0         0
Louise A. Albano JT
TEN
Scott Evanter                                236,366        *                   236,366             0         0
Thomas                                       472,732        *                   472,732             0         0
Prendergast
Jeffrey A. Grossman                          118,184        *                   118,184             0         0
& Elizabeth Grace JT
TEN
Ken W.                                       472,732        *                   472,732             0         0
Chism
Christopher P.                               118,184        *                   118,184             0         0
Schlieker
Charles S.                                   118,184        *                   118,184             0         0
Madden
Dave                                         236,366        *                   236,366             0         0
Ertler
David                                        472,732        *                   472,732             0         0
Cheung
PCR Inc. (Jeffrey                            118,184        *                   118,184             0         0
Cox)
Jay A.                                       236,366        *                   236,366             0         0
Hintze
Charles A. Rizzuto                           118,184        *                   118,184             0         0
Sr.
Kalman                                       236,366        *                   236,366             0         0
Pila
Tim P. Baldwin,                              236,366        *                   236,366             0         0
Jr.
The Larsen 2000 Revocable                    236,366        *                   236,366             0         0
Trust
Paul P. Pompa,                               472,732        *                   472,732             0         0
Jr.
Jerome A.                                    118,184        *                   118,184             0         0
Shinkay
John William Long                            118,184        *                   118,184             0         0
TTEE DTD
7/2/92
Paul                                         118,184        *                   118,184             0         0
Goudie
Joseph J. Perrini &                          222,185        *                   222,185             0         0
Tessie Perrini JT
TEN
Doug Ross & Lidia Ross JT                    709,098        1.06                709,098             0         0
TEN
Robert A.                                    236,366        *                   236,366             0         0
Loe
George D. Johnston                           118,184        *                   118,184             0         0
Pat                                          118,184        *                   118,184             0         0
McQuillan
Agnes L.                                     236,366        *                   236,366             0         0
Miller
William H.                                   118,184        *                   118,184             0         0
Reynolds
Preston                                      141,820        *                   141,820             0         0
Morris

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
Joseph A.                                    330,913        *                   330,913             0         0
Santoro
George M.                                    118,184        *                   118,184             0         0
Martin
James E.                                     236,366        *                   236,366             0         0
Clark
Douglas                                      118,183        *                   118,183             0         0
Coleman
John                                         472,731        *                   472,731             0         0
Duncan
J. J.                                        236,365        *                   236,365             0         0
Peirce
E. Scott Nolan                               118,183        *                   118,183             0         0
James E. Clark                               236,365        *                   236,365             0         0
D. Dale Bryant                               118,183        *                   118,183             0         0
Phillip E. Thompson                          118,183        *                   118,183             0         0
Abraham M. Fishoff                           945,463        1.41                945,463             0         0
C & G Family Christopher J. Heller &
Geneva C. Heller                             236,365        *                   236,365             0         0
James Herold                                 118,183        *                   118,183             0         0
James A. Dailey, Jr. & Lisa A.               118,183        *                   118,183             0         0
Dailey JT TEN
Piotr D. Moncarz                             118,183        *                   118,183             0         0
Doug Ross & Lidia Ross JT TEN                118,183        *                   118,183             0         0
Joseph A. Santoro                            141,819        *                   141,819             0         0
C. Eric Mayer                                118,183        *                   118,183             0         0
Jeffrey A. Grossman & Elizabeth              118,183        *                   118,183             0         0
Grace JT TEN
Joseph G. Albano & Louise A. Albano           47,273        *                    47,273             0         0
JT TEN
Joseph Zappulla & Lawrence F. Frasca          47,273        *                    47,273             0         0
TEN COM
Jason Salgado & Jamie Salgado JT TEN         236,365        *                   236,365             0         0
Bernard Klein                                236,365        *                   236,365             0         0
Michael E. Rose                               94,546        *                    94,546             0         0
Mary O'Neil Revocable                         89,819        *                    89,819             0         0
Trust
Mary R. & James J. O'Neil
TTEE
Joseph J. Perrini & Tessie Perrini           260,003        *                   260,003             0         0
JT TEN
Randy McFarland                              472,731        *                   472,731
Defined Benefit Plan
Marty Johnson                                118,183        *                   118,183             0         0
Ronald M. Diaz & Sonja Diaz JT TEN           141,819        *                   141,819             0         0
James A. Mastrocola                          118,183        *                   118,183             0         0
Jonathan Kratter & Lisa Kratter JT           257,365        *                   236,365        21,000         *
TEN
Jonathan Webb                                118,183        *                   118,183             0         0
Herman Moskowitz                             118,183        *                   118,183             0         0
Chuck Ennis                                   50,677        *                    50,677             0         0
David Davis                                  118,089        *                   118,089             0         0
Global Capital Partners, LLC                 236,365        *                   236,365             0         0
Huffman General Contractors                  118,183        *                   118,183             0         0
Shirlee Gordon                                59,091        *                    59,091             0         0
Melvin S. Jacobson & Cynthia                 472,731        *                   472,731             0         0
Jacobson JT WROS

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
Adam Harris                                  118,183        *                   118,183             0         0
Pat McQuillan                                118,183        *                   118,183             0         0
George E. Foote                              236,365        *                   236,365             0         0
Dave Tennant                                 472,731        *                   472,731             0         0
Dr. Herbert & Rosalie Goldberg                56,727        *                    56,727             0         0
  JT TEN
Larry Edgar                                  118,183        *                   118,183             0         0
Larry Gelbfish                               472,731        *                   472,731             0         0
Allan S. Kalt Revocable Trust                118,183        *                   118,183             0         0
William B. & Martha Perillo                  709,098        1.06                709,098             0         0
Lina R. Merlino                              236,365        *                   236,365             0         0
Luis & Lucia Peragallo (9)                   697,375        1.04                697,375             0         0
Holders of series B convertible
preferred stock (101):
Mike Taglich Poa Tag/Kent                    180,766        *                   180,766             0         0
Partnership F/B/O Garlinghouse/M
Taglich B Taglich
700 New York Ave Ste B
Huntington, NY 11743-4264
Michael N. Taglich                           903,832        1.35                903,832             0         0
98 Bay St
Sag Harbor, NY 11963-3106
Donald V Moline                               54,230        *                    54,230             0         0
720 Old Howard Mill Rd
Duluth, Mn 55804
Robert W Allen & Susan M Allen               723,066        1.08                723,066             0         0
Jt/Wros
2400 Balleybunion Road
Center Valley, Pa  18034
Raymond M Beebe & Joan P Beebe Jtwros         90,383        *                    90,383             0         0
17121 350th Street
Forest City, Ia 50436-7752
Garland S Sydnor Jr                           90,383        *                    90,383             0         0
559 Hunt Club Dr
Corolla, Nc 27927
Eh Arnold                                    903,832        1.35                903,832             0         0
Att Edward H Arnold  815 Tudor Ln
Lebanon, Pa 17042-6431
Ashok Kumar Narang                           361,533        *                   361,533             0         0
2007 W Joppa Rd
Lutherville Timoni, Md 21093-4703
Applebaum Famiily Ltd Partners               234,996        *                   234,996             0         0
Irving Applebaum General Ptnr
4 Birnalwoods Lane
St Louis, Mo 63132-4406
Frank M Durrance
2699 Lee Road Ste 475
Winter Park, Fl 32789                        180,766        *                   180,766             0         0

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
Joseph Martha                                 36,153        *                    36,153             0         0
3365 Robin Burns Dr
Richfield, Oh 44286
Meadowbrook Opportunity Fd Llc             1,446,132        2.16              1,446,132             0         0
520 Lake Cook Rd Suite 690
Deerfield, Il 60015
Kevin C. Mance & Janet C. Rost Jtwros        180,766        *                   180,766             0         0
393 Lumber Lane
Bridgehampton, Ny 11932
Jeremy Bond                                  180,766        *                   180,766             0         0
8 Mount Wyndham Dr Apartment 11
Hamilton Parish
Bermuda Cr04
Hillson Private Partners Ii, Lllp            632,683        *                   632,683             0         0
110 N Washington St Suite 401
Rockville, Md 20850
Hillson Partners Lp                        4,067,245        6.07              4,067,245             0         0
110 N Washington St Suite 401
Rockville, Md 20850
Shadow Capitol Llc Attn B Kent               723,066        1.08                723,066             0         0
Garlinghouse
3601 Sw 29th Street
Topeka, Ks 66614-2015
Michael Fourticq                             361,533        *                   361,533             0         0
C/O Hancock Park Assoc
10323 Santa Monica Blvd Suite 101
Los Angeles, Ca  90025-5056
Richard C Clayton                            180,766        *                   180,766             0         0
1812 South Boggie
Atlanta, Tx 75551
Steven A Boggs                               108,460        *                   108,460             0         0
109 Hnath Rd
Ashford, Ct 06278-2323
Dennis Fortin                                903,832        1.35                903,832             0         0
26 Brookside Drive
Easton, Ct 06612-1304
A F Lehmkuhl                                  54,230        *                    54,230             0         0
102 Larkspur Terrace
Bellevue, Oh 44811
Phillip L Burnett & Allyson Burnett           54,230        *                    54,230             0         0
Jtwros
3569 San Carlos Dr
Saint James City, Fl 33956-2201
Lucille Solomon                              180,766        *                   180,766             0         0
530 Park Ave Apt 17c
New York, Ny  10021-8015

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
Maurice Solomon                               90,383        *                    90,383             0         0
530 Park Ave Apt 17c
New York, Ny 10021
Andrew K Light                               180,766        *                   180,766             0         0
7524 Brookview Circle
Indianapolis, In 46250
Douglas Friedrich & Melanie                  180,766        *                   180,766             0         0
Friedrich Jt/Wros
8643 Blue Flag Way
Naples, Fl 34109
Joseph Regan                                 180,766        *                   180,766             0         0
4280 Tidewater Dr
Orlando, Fl 32812-7950
Guerino Deluca & Frances Deluca              180,766        *                   180,766             0         0
Jt/Wros
43675 Wabeek Ct
Northville, Mi
Mark L Rochester                             180,766        *                   180,766             0         0
3511 Greensburg
North Canton, Oh 44720-1468
J. Nutie Dowdle                               90,383        *                    90,383             0         0
2413 Highway 45 N
Columbus, Ms 39705
Stephen C Radocchia                           72,307        *                    72,307             0         0
40 Greenswood Pl
South Glastonbury, Ct 06073
John R Wiencek                               108,460        *                   108,460             0         0
364 Newbridge Rd
East Meadow, Ny 11554-4116
James R Foutch                               361,533        *                   361,533             0         0
16039 Walden Road
Montgomery, Tx 77356-3297
Philip Baroni & Rachel Baroni Trust          180,766        *                   180,766             0         0
Dtd 8/1/95
108 Breeds Hill Rd
Hyannis, Ma 02601-1860
Dr Richard V Nuttal & Annetta Mets            72,307        *                    72,307             0         0
Nuttall Jtwros
9 Airy Hull Ct
Columbia, Sc 29209 0801
John R Worthington Tr John R                  54,230        *                    54,230             0         0
Worthington Trust
6025 Lake Geneva Dr
Reno, Nv 89511-5050
The Robert W Main Trust                      126,537        *                   126,537             0         0
3607 S 14th St
Alexandria, Va 22302
John R Bertsch Trust Dtd                     723,066        1.08                723,066             0         0
4151 Reeds Lake Blvd Se
Grand Rapids, Mi 49506
                                             180,766        *                   180,766             0         0
Charles Brand
175 Boundary Road
Colts Neck, Nj 07722-2005

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
Special Trust For Nina B Sando               180,766        *                   180,766             0         0
Nina Bertsch Sando & John W. Mcneil
Ttees
101 Laurier Place
Bryn Mawr, Pa 19010-2247
Howard A Kalka                               180,766        *                   180,766             0         0
2 Knolls Drive
Old Westbury, Ny 11568-1511
Richard Buchakjian                            90,383        *                    90,383             0         0
185 Cohoes Ave
Green Island, Ny 12183
Thomas J Bean                                180,766        *                   180,766             0         0
5050 W Lemon St
Tampa, Fl 33609
Glenn Schabel                                180,766        *                   180,766             0         0
37 Weinmann Blvd
Dix Hills, Ny 11746
Norper Investments                            90,383        *                    90,383             0         0
32 Beaujolais Place
Candiac, Quebec
Canada J5r4b6
Astute Capital Special Opportunity           108,460        *                   108,460             0         0
Fund L.P.
210 West 70th Street, Suite 1108
New York, Ny 10023
Sara Bower Penn Ttee                         361,533        *                   361,533             0         0
Sara Bower Penn Living Trust
1 Reelcraft Center
Columbus City, In 46725-0248
Wulf Paulick & Renate Paulick Jt/Wros         90,383        *                    90,383             0         0
62 Old Stone Bridge
Cos Cob, Ct 06807-1510
William C Steele Ttee                        289,226        *                   289,226             0         0
Uad 5-11-98
3324 Radcliffe Drive
Plano, Tx  75093-7138
Arthur D Sterling & Marie E Sterling         361,533        *                   361,533             0         0
Jt/Wros
3000 Northmore Trail
Michigan City, In 46360-1720
Robert Edmondson                             180,766        *                   180,766             0         0
1158 5th Ave 5b
New York, Ny 10029-6917
Stanley A Bornstein                          108,460        *                   108,460             0         0
23 Chatham Road
Newton, Ma 02461-1009
Michael P Hagerty                             36,153        *                    36,153             0         0
9838 Lake Louise Dr
Orlando, Fl 34786-8905

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
Ira Fbo Albert Esposito                      180,766        *                   180,766             0         0
44 Thornhedge Road
Bellport, Ny 11713-2616
Ira Fbo Margaret Esposito                     28,923        *                    28,923             0         0
44 Thornhedge Road
Bellport, Ny 11713-2616
Robert L Debruyn Trust                       180,766        *                   180,766             0         0
Robert L Debruyn & Tracey H Debruyn
Ttee
7575 E Gainey Ranch Road The Estates
# 5
Scottsdale, Az 85258
Tracey H Debruyn Trust                       180,766        *                   180,766             0         0
Tracey H Debruyn & Robert L Debruyn
Ttee
2030 Pierre
Manhattan, Ks 66502-3900
Clyde Berg                                   361,533        *                   361,533             0         0
10050 Brandley Dr
Cupentino, Ca 95014
Donald S Hall & June C Hall Jt Ten            54,230        *                    54,230             0         0
Wros
113 Forest Road
Hancock, Nh 03449-6113
William Kehl                                  72,307        *                    72,307             0         0
112 Crescent Ave
Greenville , Sc 29605-2813
Edward J Cook & Eleanor A Cook Jtwros         54,230        *                    54,230             0         0
45 Fern Avenue
Amesburg, Ma 01913
Larry S Kaplan Marla B Kaplan                108,460        *                   108,460             0         0
27 Carleton Dr
Freehold, Nj 07728-9273
D & M Partnership C/O Dean Weinberg           54,230        *                    54,230             0         0
1299 S Lincoln Ave
Highland Park, Il 60035-3400
Austin Brown                                  54,230        *                    54,230             0         0
3750 Peachtree Road Ne Apt 480
Atlanta, Ga 30319-1322
Charles E Klabunde Trust                      72,307        *                    72,307             0         0
4/9/03
219 E Vanderbilt Drive
Oak Ridge, Tn 37830-6183

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
Robert B Cashion                              54,230        *                    54,230             0         0
833 Hinkle Road
Statesville, Nc 28677
Ira Fbo   Juliana K. Taglich                  36,153        *                    36,153             0         0
54 Harrison Drive
East Northport, Ny 11731-1115
Angus Bruce Lauralee Bruce                    72,307        *                    72,307             0         0
30 Short Beach
Sag Harbor , Ny 11963-1253
James Wilen                                  361,533        *                   361,533             0         0
3 Carolyn Court
Owings Mills, Md 21117-1653
Dr Baldev S Brar & Dr Gurmukh K Brar          90,383        *                    90,383             0         0
762 Barnstable Lane
Franklin Lakes, Nj 07417
David L Allen                                108,460        *                   108,460             0         0
898 S. High Street
Denver, Co 80209-4549
Ronald C Hintz                                90,383        *                    90,383             0         0
3532 Blair Court W
Bloomfield, Mi 48323
James Tadych                                 180,766        *                   180,766             0         0
3925 Snake Island Rd
Sturgeon Bay
Wi 54235-8403
Mark Ravich                                  108,460        *                   108,460             0         0
11300 Overlook Dr
Minnetonka, Mn 55305
Richard S Benson                              36,153        *                    36,153             0         0
95 River Street  Suite 402
Hoboken, Nj 07030-5625
Scot Holding Inc                             180,766        *                   180,766             0         0
8 Binford Ln
Wilmington, De 19810
Patricia Tschohl                              90,383        *                    90,383             0         0
4650 Nine Oaks Circle
Bloomington, Mn 55437-1836
Robert G Moussa                              180,766        *                   180,766             0         0
2115 Imperial Gc Blvd
Naples, Fl 34110

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
Patrick R Gordon                              72,307        *                    72,307             0         0
5908 Quinta Real Ct
El Paso, Tx 79912
Glenn R Hubbard                              180,766        *                   180,766             0         0
6474 Blue Heron Pointe Dr.
Waterford, Wi 53185
Matthew A. Keefer                            144,613        *                   144,613             0         0
7390 Hunt Country Lane
Zionsville, In 46077-9373
Paul G Detkin                                 54,230        *                    54,230             0         0
269-23h Grand Central Pkwy
Floral Park, Ny 11005
Robert Louis Fisher & Carroll Fisher          72,307        *                    72,307             0         0
30545 Rhone Dr Rancho
Palos Verde, Ca 90275-5742
Louis And Judith Miller Family Trust          90,383        *                    90,383             0         0
908 N Rexford Dr
Beverly Hills, Ca 90210-2911
T. Mark Sledge                                54,230        *                    54,230             0         0
Po Box 16570
Jackson, Ms 39236
Mark Bourque                                  54,230        *                    54,230             0         0
6040 39th Ave 104
Kenosha, Wi 53142-7064
Lawrence D Feldhacker                         90,383        *                    90,383             0         0
14949 Chandler Road
Omaha, Ne  68138
Paul R Winter                                180,766        *                   180,766             0         0
8115 Xerxes Cir.
Bloomington, Mn 55431
Leo Jones                                     72,307        *                    72,307             0         0
2117 Parkway Place
Tyler, Tx 75701-4754
Valdemar Skov                                 54,230        *                    54,230             0         0
1241 Old Route 1
Waldoboro, Me 04572-6260

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
Starr F. Schlobohm Trustee                   180,766        *                   180,766             0         0
10 Greenleaf Drive
Wolfebore, Nh 03894-4226
Howard Smith                                  72,307        *                    72,307             0         0
822 3rd Ave
Brooklyn, Ny 11232
Jeffrey H Golden                              72,307        *                    72,307             0         0
1616 Valecroft Ave
Westlake Vlg, Ca 91361-1445
Joann Ruggiero                                54,230        *                    54,230             0         0
502 Mountain Ridge Drive
Mt. Sinai, Ny 11766
Nicholas Taglich                              72,307        *                    72,307             0         0
54 Harrison Drive
East Northport, Ny 11731
Douglas E. Hailey                             90,383        *                    90,383             0         0
861 Maggies Way
Waterbury Center, Vt 05677
John E. Sullivan                              72,307        *                    72,307             0         0
20 Southview Dr.
Boonton, Nj 07005
Shirley J Lewis & Guy W Lewis Co-Ttee        180,766        *                   180,766             0         0
3167 E 87th Street
Tulsa, Ok 74137
Frank M Elliott                               36,153        *                    36,153             0         0
5171 Hamps Rd
Nichols, Sc 29581-5719
Pension Inc Trustee Fbo Thuemling            271,150        *                   271,150             0         0
Industrial Products Inc Profit
Sharing Plan
136 North Maple Avenue
Green Bay, Wi 54303-2748

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
Robert G Paul                                180,766        *                   180,766             0         0
1965 Mornington Lane 14
Cleveland Heights, Oh 44106-2871
Fraydun Enterprises                          361,533        *                   361,533             0         0
3 New York Plaza
New York, Ny 10004
Warren Earl Fuller                            90,383        *                    90,383             0         0
2228 Gamble Rd
Savannah, Ga 31405
Ed Brody Pershing LLC                        271,150        *                   271,150             0         0
8 Gould St
East Hampton, Ny 11937-2222
                                              54,230        *                    54,230             0         0
Frank & Philomena Gimenez
22 Hayes Hill Dr.
Ft. Salonga,, Ny 11768
Neil A. Wiess                                180,766        *                   180,766             0         0
C/O Shelter Rock
450 Park Avenue, Suite 2703
New York, Ny 10022
Robert W Allen Jr                            108,460        *                   108,460             0         0
6085 Whitetail Drive
Coopersburg, Pa 18036-9592
Lighthouse Capital Llc                       361,533        *                   361,533             0         0
2620 Bellevue Way Ne #137
Bellevue, Wa  98004-4298
Randall S Knox                                72,307        *                    72,307             0         0
28 Milwaukee Ave
Fort Atkinson, Wi  53538-2018
Keith Becker                                 216,920        *                   216,920             0         0
5411 Schliesmann Rd
Rio, Wi 53960
Jay Goldman                                   54,230        *                    54,230             0         0
41 Vineyard Road
Newton, Ma 02459-1003
Sandra L Brecher                             361,533        *                   361,533             0         0
31 Hollyberry Court
Rockville, Md 20852-4222
Diana Simich John Simich                      90,383        *                    90,383             0         0
1 Via Del Ciello
Rch Palos Vrd, Ca 90275-4466

                                           Shares Beneficially Owned                        Shares Beneficially Owned
                                               Before Offering                                   After Offering
                                           -------------------------                        -------------------------
Names and Address                             Number     Percent         Shares Offered        Number      Percent
-----------------                             ------     -------         --------------        ------      -------
James Q Grimshaw                              36,153        *                    36,153             0         0
40 Shields Road
Darien, Ct 06820
Kyle G Buchakjian                             36,153        *                    36,153             0         0
3 Sandpiper Lane
Rexford, Ny 12148-1381
Ben Sevack                                    90,383        *                    90,383             0         0
275 Melbourne Ave
Mont Royal, Quebec
Canada, H3p 1g7
Robert F Taglich                             180,766        *                   180,766             0         0
700 New York Ave Suite B
Huntington, Ny 11743-4264
Terry Schaefer & Company                      36,153        *                    36,153             0         0
117 South Spring Street,Suite 101
Aspen, Co  81611-2068
Dr Mordecai Bluth                             36,153        *                    36,153             0         0
256 Club Dr
Woodmere, Ny 11598
Louis Sirard Tod Dtd 01/23/06                 54,230        *                    54,230             0         0
34 Summer Ave 410
Springfield, Ma 01108-2375
Mary M. Schnurer                              54,230        *                    54,230             0         0
26442 Charford Way
Lake Forrest, Ca  92630-6520
Steve Redmon & Brenda Redmon                  90,383        *                    90,383             0         0
1966 Lawton Road
Selmer, Tn 38375-6220
Stephen Friedland & Linda Friedland           72,307        *                    72,307             0         0
1130 South Orlando Ave
Los Angeles, Ca 90035-2512
Bruce Newell                                 361,533        *                   361,533             0         0
303 Vanderpool Ln
Houston, Tx 77024-6122
Iroquois Master Fund, Ltd.                   723,066        1.08                723,066             0         0
641 Lexington Avenue, 26th Floor
New York, Ny 10022
Ebs Microcap Partners, Lp A                  723,066        1.08                723,066             0         0
Partnership
7777 Washington Village Dr., Suite
210
Dayton, Oh 45459
Taglich Brothers, Inc. (10)                2,900,578        4.33              2,900,578
405 Lexington Avenue
New York, NY 10017


Others (22 persons)**                        848,060        1.27                      0             0         0

      *     Less than 1%
      ** Selling security holders offering in the aggregate less than 1% of the total number of shares offered by this prospectus.

(1) ECH Consulting, Inc. is a consultant to us, controlled by Edmund Chavez. It received these 325,000 shares, contributed to us by Michael Gales, our then Executive Chairman, as part of a finders' fee paid in connection with our PNC Bank loan facility which we entered into on November 30, 2005.

(2) Croft Investments Limited Partnership, controlled by Milton Barbarosh, acquired these 250,000 shares as of November 30, 2005 in exchange for the cancellation of an equal number of shares of Original Gales common stock. Mr. Barbarosh acquired the Original Gales shares through subscription as of October 28, 2004.

(3) Represents shares received by the designees of Atlas Capital Services, LLC, listed in the table, as of November 30, 2005, in exchange for the cancellation of an equal number of shares of Original Gales common stock owned by Atlas Capital Services, LLC. Steven Pollan was originally issued 318,592 shares as a designee of Atlas Capital Services, LLC but transferred 15,000 of those shares to American Friends of Neveh Zion in July 2006. Atlas Private Equity, LLC holds 226,334 shares which it acquired by converting a convertible promissory note in the principal amount of $22,500, and also holds 409,091 shares it acquired upon exercise of a warrant with an initial per share exercise price of $0.055 that it acquired from us in February 2005 in connection with its purchase of that $22,500 convertible note. Atlas Capital Services, LLC, ACS Holdings, LLC and Atlas Private Equity, LLC are directly or indirectly owned by the same entity.

(4) Rhoda Lewis, MTP Operating Corp., Marilyn Thypin and Stephen M. Nagler, our corporate secretary and a member of our Board, were investors in a convertible bridge note financing completed in August 2005, in which Original Gales raised $45,000 and issued to the investors, together with $45,000 principal amount of convertible notes, warrants to purchase an aggregate of 204,545 shares of Original Gales common stock at an initial per share exercise price of $0.22. Those warrants provided for a cashless exercise. As of November 30, 2005, those warrants were automatically converted into warrants to purchase an equal number of our shares of common stock on the same terms. The shares set opposite the names of these selling security holders in the table represent the number of shares each of them may obtain upon exercise of these warrants. The controlling person of MTP Operating Corp. is David Avital.

(5) Stephen Caragol and Frank and Cynthia Gasztonyi were investors in a bridge note financing completed in September 2005, in which Original Gales raised $105,000 and issued to the investors, together with $105,000 principal amount of notes, warrants to purchase an aggregate of 477,273 shares of Original Gales common stock at an initial per share exercise price of $0.22. Those warrants provided for a cashless exercise. As of November 30, 2005, those warrants were automatically converted into warrants to purchase an equal number of our shares of common stock on the same terms. The shares set opposite the names of these selling security holders in the table represent the number of shares each of them may obtain upon exercise of these warrants. A warrant to purchase 47,728 shares was issued to the placement agent for the $105,000 Bridge Financing (see note 6).

(6) GunnAllen Financial, Inc. was the placement agent for our series A convertible preferred stock offering in December 2005 and $105,000 Bridge Financing in September 2005, and serves as a consultant to us. The 4,138,678 shares represent shares that GunAllen Financial may acquire upon exercise of placement warrants issued in connection with our series A convertible preferred stock offering and $105,000 Bridge Financing. The placement agent warrants from our series A convertible preferred stock offering may be exercised until December 15, 2010 into a total of 4,090,950 shares of our common stock and the placement agent warrants from our $105,000 Bridge Financing may be exercised until September 2010 into a total of 47,728 shares of our common stock. These warrants have an initial per share exercise price of $0.22 and allow a cashless exercise. GunnAllen Financial is an NASD member brokerage firm and a registered broker dealer. It is controlled by Richard A. Frueh, who has the control and power to vote and/or sell the securities held by GunnAllen Financial.

(7) In March 2005, we issued to Global Business Resources, Inc., controlled by Peter Goldstein, these 80,038 shares in consideration for consulting services.

(8) This person is a broker dealer and therefore is deemed to be an underwriter within the meaning of the Securities Act.

(9) Luis Peragallo was an officer and major shareholder of AIM prior to November 30, 2005 and is the brother of Jorge Peragallo and the father of Dario Peragallo. He acquired 253,214 shares in connection with our acquisition of AIM. He, jointly with his spouse, acquired an additional 670,553 shares upon conversion of our series A convertible preferred stock.

(10) Taglich Brothers, Inc. was placement agent for our private offering of series B convertible preferred stock. These shares represent shares we are obligated to issue upon exercise of warrants issued for services as placement agent.


                              Plan of Distribution

      All costs, expenses and fees in connection with the registration of the shares of our common stock offered by this prospectus will be borne by us. Brokerage commissions, if any, attributable to the sale of those shares will be borne by the selling security holders.

      The selling security holders may sell the shares of common stock included in this prospectus directly or through brokers, dealers or underwriters who may act solely as agents or may acquire shares of common stock as principals. The selling stockholders may distribute the shares of common stock included in this prospectus by one or more of the following methods:

      o ordinary brokers transactions, which may include long or short sales;
      o transactions involving cross or block trades or otherwise on the open market;
      o purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts under this prospectus;
      o "at the market" to or through market makers or into an existing market for the common stock;
      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;
      o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
      o any combination of the above, or by any other legally available means.

      Selling security holders will not be restricted as to the price or prices at which the selling security holders may sell their common stock. Sales of common stock by the selling security holders may depress the market price of our common stock since the number of shares which may be sold by the selling security holders is very large compared to the historical average weekly trading volume of our common stock, which has been quite low. Accordingly, if the selling security holders were to sell, or attempt to sell, all of such securities at once or during a short time period, we believe such a transaction would dramatically adversely affect the market price of our common stock.

      From time to time a selling security holder may pledge shares of common stock under margin provisions of customer agreements with brokers or under loans with third parties. Upon a default by the selling security holder, the broker or other third party may offer and sell any pledged securities from time to time.

      In effecting sales, brokers and dealers engaged by a selling security holder may arrange for other brokers or dealers to participate in the sales as agents or principals. Brokers or dealers may receive commissions or discounts from the selling security holder or, if the broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser in amounts to be negotiated, which compensation as to a particular broker dealer might be in excess of commissions customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of shares of common stock at a stipulated price, and to the extent the broker-dealer is unable to do so acting as agent for the selling security holders, to purchase as principal any unsold securities at the price required to fulfill the broker-dealer commitment to the selling security holder. Broker-dealers who acquire securities as principal may then resell those securities from time to time in transactions: in the over-the counter market or otherwise; at prices and on terms prevailing at the time of sale; at prices related to the then-current market price; or in negotiated transactions.

      These resales may involve block transactions or sales to and through other broker-dealers, including any of the transactions described above. In connection with these sales, these broker-dealers may pay to or receive from the purchasers of the common stock commissions as described above. The selling security holders may also sell the common stock in open market transactions under Rule 144 under the Securities Act, rather than under this prospectus.

      The selling security holders and any broker-dealers or agents that participate with the selling security holders in sales of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In this event, any commissions received by these broker-dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act.

      GunnAllen Financial, Inc., a registered broker dealer and NASD member firm, acted as placement agent for our private offering of series A convertible preferred stock and received, in addition to cash commissions, five-year warrants to purchase an aggregate of 4,090,950 shares of our common stock with an exercise price of $0.22 per share. GunnAllen Financial also served as placement agent for a September 2005 bridge note financing in which Original Gales raised $105,000 and, in connection therewith, received, in addition to a cash commission, a five year warrant to purchase 47,728 shares of common stock with an exercise price of $0.22 per share. The registration statement of which this prospectus forms a part includes the shares we are obligated to issue upon exercise of those warrants. In addition, we have retained and pay GunnAllen Financial, $7,500 per month to serve as our financial consultant. We have the right to terminate our advisory agreement with GunnAllen Financial upon thirty days' notice.

      GunnAllen Financial has indicated to us its willingness to act as selling agent on behalf of the selling shareholders named in this prospectus under "Selling Security Holders" who purchased our privately placed securities. All shares sold, if any, on behalf of selling shareholders by GunnAllen Financial would be in transactions executed by GunnAllen Financial on an agency basis and commissions charged to its customers in connection with each transaction shall not exceed a maximum of 5% of the gross proceeds. GunnAllen Financial does not have an underwriting agreement with us and/or the selling shareholders and no selling shareholders are required to execute transactions through GunnAllen Financial. To our knowledge, none of the selling shareholders has any pre-arranged agreement with GunnAllen Financial to sell its securities through GunnAllen Financial, other than an existing brokerage relationship as customers with GunnAllen Financial.

      NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this prospectus through a member of the NASD participating in a distribution of our securities, such member is responsible for insuring that a timely filing is first made with the Corporate Finance Department of the NASD and disclosing to the NASD the following:

      o it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

      o     the complete details of how the selling shareholders shares are and will be held, including location of the particular accounts;
      o     whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and
      o in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of the NASD for review.

      We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act.

      The selling security holders are subject to applicable provisions of the Exchange Act and the SEC's rules and regulations, including Regulation M, which provisions may limit the timing of purchases and sales of the securities by the selling security holders.

      In order to comply with certain states' securities laws, if applicable, the common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the securities may not be sold unless they have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

      We have agreed to indemnify each selling stockholder whose shares we have included in this prospectus from all liability and losses resulting from any misrepresentations we make in connection with the registration statement of which this prospectus is a part.

                           Market for Our Common Stock

      Our common stock is quoted on the OTC Bulletin Board under the trading symbol "GLDS.OB" ("ASHN" prior to February 15, 2006). Prior to the effectiveness of our Plan of Reorganization, our symbol was "HNNS". The prices set forth below reflect the quarterly high and low sale price information for shares of our common stock for the periods indicated, as reported by Bloomberg LLP. These quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

2007 Quarter Ended                                   High                    Low
------------------                                   ----                    ---
September 30, 2007 (through July 9, 2007)           $0.28                  $0.26
June 30, 2007                                       $0.40                  $0.25
March 31, 2007                                       0.33                   0.22

2006 Quarter Ended                                   High                    Low
------------------                                   ----                    ---
December 31, 2006                                   $0.30                  $0.24
September 30, 2006                                   1.01                   0.27
June 30, 2006                                        1.65                   0.76
March 31, 2006                                       2.25                   0.33

2005 Quarter Ended                                   High                    Low
------------------                                   ----                    ---
December 31, 2005                                   $0.85                  $0.11
September 30, 2005                                   0.15                   0.07
June 30, 2005                                        0.10                   0.06
March 31, 2005                                       0.18                   0.05

The closing sale price of a share of our common stock on July 9, 2007 was $0.27, as reported by Bloomberg LLP.

      As of June 12, 2007, there were approximately 225 holders of record of our common stock.

      We have not declared or paid any cash dividends on our common stock since our inception, and our Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon our results of operations, financial condition, cash requirements, and other factors deemed relevant by our Board of Directors. Prior to the merger, AIM was a Subchapter S corporation and made distributions to its shareholders to enable them to pay income taxes on their allocable portion of our income.

         The following table provides information as of December 31, 2006 about our equity compensation plans and arrangements as of December 31, 2006.

Equity Compensation Plan Information - December 31, 2006

                                                                                         Number of securities
                                                                                        remaining available for
                                                                                        future issuance under
                                      Number of securities to    Weighted-average        equity compensation
                                      be issued upon exercise    exercise price of         plans (excluding
                                      of outstanding options,   outstanding options,    securities reflected in
        Plan Category                   warrants and rights     warrants and rights          column (a))
                                               (a)                     (b)                       (c)
-----------------------------         -----------------------   --------------------    -----------------------
Equity compensation plans
approved by security holders          --                        $ --                    --
-----------------------------         -----------------------   --------------------    -----------------------
Equity compensation plans not
approved by security holders
             (1)                      9,030,436                 $.23                    5,150,000
-----------------------------         -----------------------   --------------------    -----------------------
          Total (1)                   9,030,346                 $.23                    5,150,000

(1) Shareholder approval of our 2005 Stock Incentive Plan was completed as of February 15, 2006. In connection with the Merger, our Board adopted our 2005 Stock Incentive Plan, and issued stock options to purchase 4,850,000 shares to our new executive officers. The vesting and exercise prices of the 4,850,000 options which we granted to executive officers in 2005 are described below in the footnotes under "Executive Compensation - Aggregated Option Exercises in last Fiscal Year and Fiscal Year-End Option Values". As of December 31, 2006, 5,150,000 shares remained available for grant under our 2005 Stock Incentive Plan. Of the 9,030,346 shares included above, (i) 4,138,678 shares underlie warrants issued to GunnAllen Financial, Inc. exercisable at $0.22 per share and
(ii) 41,668 shares underlie warrants issued to an investor relations company exercisable at a weighted average price of $0.70 per share

Transfer Agent

      Florida Atlantic Stock Transfer, with offices at 7130 N. Nob Hill Road, Tamarac, Florida 33321-1841, is the registrar and transfer agent for our common stock.

                          Description of Our Securities

      We are authorized to issue 120,055,746 shares of common stock, $.001 par value, and 8,003,716 shares of preferred stock, $.001 par value.

Common Stock

      As of June 30, 2007, we had outstanding 67,008,507 shares of common stock without giving effect to 41,587,590 common shares issuable upon conversion of our Class B Preferred and outstanding options and warrants.

      Holders of our common stock are entitled to receive dividends when and as declared by our Board out of funds legally available therefor. Upon dissolution of our company, the holders of common stock are entitled to share, pro rata, in our net assets after payment of or provision for all of our debts and liabilities, and subject to the preferential rights of any class of preferred stock or other senior security which we may issue. Each share of common stock is entitled to participate on a pro rata basis with each other share of such stock in dividends and other distributions declared on shares of common stock.

      The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and may not cumulate their votes for the election of directors. The holders of common stock do not have preemptive rights to subscribe for additional shares of any class that we may issue, and no share of common stock is entitled in any manner to any preference over any other share of such stock.

Preferred Stock

      We are authorized to issue a total of 8,003,716 shares of "blank check" preferred stock, $.001 par value, of which 1,000 shares have been designated Series A Convertible Preferred Stock and 2,000,000 shares have been designated Series B Convertible Preferred Stock. We issued 900 shares of our series A convertible preferred stock in connection with the merger, all of which were converted automatically into an aggregate of 40,909,500 shares of our common stock in August 2006 upon the effectiveness of the registration statement for the resale of those shares which are included in this prospectus. We issued 802,300 shares of our series B convertible preferred stock in a private offering in April and May of 2007, to finance the acquisition of Sigma Metals, provide working capital and to finance future acquisitions.

      In accordance with our Certificate of Incorporation, our Board of Directors may, by resolution, issue additional preferred stock in one or more series at such time or times and for such consideration as the Board of Directors may determine. The Board of Directors is expressly authorized to provide for such designations, preferences, voting power (or no voting power), relative, participating, optional or other special rights and privileges as it determines.

      We have the power to issue additional preferred stock, or different classes or series of preferred stock ranking senior to or on parity with our series B convertible preferred stock as to dividend rights or rights upon liquidation, winding up, or dissolution, only with the approval or consent of at least a majority of the then-outstanding shares of our series B convertible preferred stock.

      We may issue additional preferred stock to effect a business combination, to raise capital or for other reasons. In addition, additional preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of our company.

Our Series B Convertible Preferred Stock

      Our board of directors authorized a series of preferred stock designated as the "Series B Convertible Preferred Stock," having a par value of $0.001 per share in an amount up to 2,000,000 shares, which may not be increased without the written consent of all of the holders of that series. Each share of our series B convertible preferred stock has an original issue price of $10.00. As of July 1, 2007, we had outstanding 802,300 shares of series B convertible preferred stock owned by approximately 150 stockholders of record.

      Our series B convertible preferred stock has the powers, rights, preferences and limitations set forth in the Certificate of Designation we filed with the Secretary of State of the State of Delaware on April 11, 2007. The following is a summary of certain material provisions of that certificate, which summary is qualified in its entirety by reference to the Certificate of Designation which we have filed as an exhibit to the registration statement of which this prospectus is a part.

      Voting Rights. Generally, holders of our series B convertible preferred stock are entitled to vote, on all matters in which holders of our common stock are entitled to vote, voting together with the common stock as a single class, with the number of their votes determined on an as-converted basis, assuming conversion of our series B convertible preferred stock into our common stock as of the applicable record date, disregarding fractional shares, if any. Holders of our series B convertible preferred stock are entitled to vote as a separate class on the issuance of any class of equity securities which ranks equal to or senior to our series B convertible preferred stock, or to change or repeal any of the express terms of our series B convertible preferred stock.

      Dividends. Holders of our series B convertible preferred stock are entitled to cumulative preferential dividends payable quarterly, on January 2, April 1, July 1, and October 1 of each year, commencing October 1, 2007, at the rate of 7.0% per annum, with the first dividend payable on a pro rata basis. We may pay dividends in cash or additional shares of our series B convertible preferred stock at our option. For purposes of determining the number of shares of our series B convertible preferred stock to be issued in lieu of cash in payment of dividends, our series B convertible preferred stock is to be valued at the lesser of its then per share conversion price or the average of the daily "volume weighted average price for a share of our common stock" (the "Average VWAP") for ten (10) consecutive trading days prior to the end of the quarter. If the average closing price for our common stock during any sixty (60) day period commencing May 1, 2010 is equal to the conversion price or less, holders of a majority of outstanding our series B convertible preferred stock may elect to have dividends paid in cash for as long as our series B convertible preferred stock is outstanding. If we fail to honor a holder's election to receive payment of dividends on our series B convertible preferred stock in cash, we must pay dividends in additional shares of our series B convertible preferred stock (valued at the lesser of the conversion price and the Average VWAP for ten (10) consecutive trading days prior to the end of the quarter) and a majority of holders of our series B convertible preferred stock shall have the right to designate one (1) board member and we shall immediately appoint a designee and use our best efforts to cause the election of the designee for so long as twenty-five (25%) percent of our series B convertible preferred stock remains outstanding. If the average closing price per share of our common stock during the last thirty (30) day period of any quarter commencing with the first quarter three years after the end of the quarter in which the initial closing of the private offering occurred is the conversion price or less, annual dividends on our series B convertible preferred stock will be automatically readjusted to ten (10.0%) percent per annum for dividends paid in cash or twelve (12.0%) percent per annum for dividends paid in additional shares of our series B convertible preferred stock for as long as shares of our series B convertible preferred stock are outstanding.

      Liquidation Preference. In the event of a liquidation, dissolution or winding up of our company, the holders of our series B convertible preferred stock are entitled to receive cash in an amount equal to the greater of (i) (a) $10.00 per share (subject to adjustment as provided in the Certificate of Designation) plus (b) until the date fixed for payment, any declared and accrued but unpaid dividends, or (ii) that amount per share which would have been payable to them as holders of our common stock assuming a complete conversion of our series B convertible preferred stock had occurred immediately prior to the liquidation event; in each case before any distribution is made to the holders of common stock and any other junior stock, but after distribution is made to holders of senior stock (if any). If upon any such liquidation event our remaining assets available for distribution to our stockholders shall be insufficient to pay the holders of shares of our series B convertible preferred stock the full amount to which they are entitled, the holders of shares of our series B convertible preferred stock and any other class or series of stock ranking on liquidation on a parity with our series B convertible preferred stock will share ratably in any distribution of the remaining assets and legally available funds of our company in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution of the entire liquidation amount and such pari passu payments on such other class or series of stock were paid in full.

      Voluntary Conversion. Each share of our series B convertible preferred stock is convertible at each holder's option into shares of our common stock, at any time prior to the effective date of the forced conversion or redemption at an initial conversion price of $0.2766, subject to adjustment (the "Conversion Price"). In the event of a merger or consolidation (in which we are not the surviving entity) or in the event of a sale of all or substantially all of our assets, the holders of our series B convertible preferred stock will have a right to convert their shares into shares of our common stock immediately prior to any such transaction at a conversion price equal to the lesser of (a) the Conversion Price or (b) the price per share of common stock paid in the change of control transaction. We will not issue fractional shares of our common stock upon conversion of our series B convertible preferred stock, but we will pay a cash amount for fractional shares based upon the prevailing market price of a share of our common stock.


      Forced Conversion. We have the right to force conversion of our series B convertible preferred stock into shares of our common stock, provided that on the day that notice of forced conversion is given the following conditions are satisfied: (a) the issuance of the shares of common stock issued or issuable upon conversion of our series B convertible preferred stock or the resale thereof have been registered pursuant to the Securities Act and such registration is then currently effective; and (b) the closing price of the common stock as listed on the Nasdaq Stock Market ("NASDAQ"), the New York Stock Exchange ("NYSE"), the American Stock Exchange ("ASE") or wherever our common stock then trades, is at least 250% of the Conversion Price for twenty (20) trading days within a thirty (30) consecutive trading day period. Any notice of forced conversion must be given to all holders no less than thirty (30) days nor more than forty-five (45) days prior to the date set forth for conversion (the "Forced Conversion Date"). On the Forced Conversion Date, we are obligated to pay all registered holders of our series B convertible preferred stock all accrued and unpaid dividends through and including the Forced Conversion Date.

      Redemption. We may redeem all of the outstanding shares of our series B convertible preferred stock at any time prior to May 3, 2010 upon thirty (30) days notice at a redemption price equal to the par value plus accrued and unpaid dividends to the date of redemption. Holders of our series B convertible preferred stock called for redemption may exercise their right to convert any or all of their shares into common stock at any time prior to the close of business on the date set for redemption. After the redemption date, their right to convert shares called for redemption shall cease and they will be entitled only to the redemption price.

      Information Rights. Holders of our series B convertible preferred stock are entitled to receive all communications we send to the holders of our common stock.

      Registration rights. We have filed the registration statement of which this prospectus is a part to register for resale the shares of our common stock we may issue upon conversion of our series B convertible preferred stock, as well as the shares of common stock we may issue upon the exercise of warrants we issued to the placement agent for the offering in accordance with our obligations under the subscription agreements we entered into with the purchasers of the series B convertible preferred stock. We have agreed to maintain the registration statement through April 2010. If the SEC does not declare the registration statement effective by October 13, 2007, we are obligated to pay a cash amount of two percent (2.0%) of the purchase price for each thirty (30) day period, or any part thereof, after that date, until it is declared effective, up to an aggregate maximum amount payable of 24.0%.

                   Changes and Disagreements with Accountants

      On December 15, 2005, we appointed Goldstein Golub Kessler LLP as our independent auditor and, as of that date, we dismissed the firm of Daszkal Bolton LLP, which had been serving as our independent auditor until that date. The change in auditors was in connection with the merger which occurred on November 30, 2005 and the resulting change in control of our company. The dismissal of Daszkal Bolton LLP and the appointment of Goldstein Golub Kessler LLP as our independent auditor were approved by our Board of Directors on December 15, 2005.

      During the period from January 1, 2005 to December 15, 2005, we did not have any disagreements within the meaning of Instruction 4 of Item 304 of Regulation S-K) with Daszkal Bolton LLP as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there have been no reportable events (as defined in Item 304 of Regulation S-K).

      We have not consulted with Goldstein Golub Kessler LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements during the two most recent fiscal years through the present.

      The reports of Daszkal Bolton LLP on our financial statements for the fiscal years ended December 31, 2004 and December 31, 2003 did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles, except that such reports express "substantial doubt about our ability to continue as a going concern" and state that "The financial statements do not include any adjustments that might result from the outcome of this uncertainty". These "going concern" qualifications relate only to periods prior to November 30, 2005 and do not relate to the financial statements of Original Gales or AIM. During the fiscal years ended December 31, 2004 and December 31, 2003 and the period from January 1, 2005 to December 15, 2005, we did not have any disagreements (within the meaning of Instruction 4 of Item 304 of Regulation S-K) with Daszkal Bolton LLP as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there have been no reportable events (as defined in Item 304 of Regulation S-K).

      SEC Policy Concerning Indemnification for Securities Act Liabilities

      Under Section (b) of Article TENTH of our Certificate of Incorporation, as well as Article VII of our By-Laws, we have agreed to indemnify our officers, directors, employees and agents to the fullest extent permitted by the laws of the State of Delaware, as amended from time to time. In addition, under paragraph (i) of Section (a) of Article TENTH of our Certificate of Incorporation, our directors are not subject to personal liability to us or our stockholders for monetary damages for breach of their fiduciary duties as a director to the fullest extent provided by Delaware law. Section 102 (b) (7) of the Delaware General Corporation Law provides for the elimination off such personal liability, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  Legal Matters

      Our counsel, Eaton & Van Winkle LLP, Three Park Avenue, New York, New York 10016, has issued a legal opinion concerning the validity of the issuance of the shares of common stock offered by this prospectus. Stephen Nagler, until June 26, 2007, a director, is a partner of Eaton & Van Winkle LLP. Eaton & Van Winkle LLP owns 150,000 shares of our common stock. Mr. Nagler is the beneficial owner of 145,455 shares of our common stock.

                                     Experts

      Goldstein Golub Kessler LLP, independent certified public accountants, located in New York, New York has audited our financial statements, and Bildner & Giannasco LLP, independent certified public accountants, located in Jericho, New York, has audited the financial statements of AIM and Sigma Metals included in this registration statement to the extent, and for the periods set forth in their reports. We have relied upon such reports, given upon the authority of such firms as experts in accounting and auditing.

                           AIR INDUSTRIES GROUP, INC.
                (formerly known as Gales Industries Incorporated)

                   Index to Consolidated Financial Statements

Audited Financial Statements
----------------------------
GALES INDUSTRIES INCORPORATED:                                                                                       Page No.

        Report of Independent Registered Public Accounting Firm ................................................           F-3

        Consolidated Balance Sheet at December 31, 2006 ........................................................           F-4

        Consolidated Statement of Operations for the years ended December 31, 2006 and 2005 ....................           F-5

        Consolidated Statement of Stockholders' Equity for the years ended December 31, 2006 and 2005 ..........           F-6

        Consolidated Statement of Cash Flows for the years ended December 31, 2006 and 2005 ....................     F-7 - F-8

        Notes to Consolidated Financial Statements .............................................................    F-9 - F-29

AIR INDUSTRIES MACHINING, CORP.
(Predecessor to Gales Industries Incorporated):

        Accountants' Report ....................................................................................          F-31

        Consolidated Balance Sheet for the year ended November 30,2005 .........................................          F-32

        Consolidated Statement of Income and Retained Earnings for the eleven months ended November 30,2005 ....          F-34

        Consolidated Statement of Cash Flows for the eleven months ended November 30,2005 ......................          F-35

        Notes to Financial Statements ..........................................................................   F-36 - F-43

SIGMA METALS, INC.:

        Auditors' Report .......................................................................................          F-45

        Comparative Balance Sheets at December 31, 2006 and 2005 ...............................................   F-46 - F-47

        Comparative Statements of Income and Retained Earnings for the years ended December 31, 2006 and 2005 ..          F-48

        Comparative Statements of Cash Flows for the years ended December 31, 2006 and 2005 ....................   F-49 - F-50

        Notes to Financial Statements ..........................................................................   F-51 - F-55

Audited Financial Statements
----------------------------
GALES INDUSTRIES INCORPORATED:

        Condensed Consolidated Balance Sheet at March 31, 2007 .................................................          F-57

        Condensed Consolidated Statement of Operations for the three months ended March 31, 2007 ...............          F-58

        Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2007 ...............          F-59

        Notes to Condensed Consolidated Financial Statements ...................................................          F-60

SIGMA METALS, INC.:

        Balance Sheet at March 31, 2007 ........................................................................   F-66 - F-67

        Statement of Income and Retained Earnings for the three months ended March 31, 2007 and 2006 ...........          F-68

        Statement of Cash Flows for the three months ended March 31, 2007 and 2006 .............................   F-69 - F-70

        Notes to Financial Statements ..........................................................................          F-71

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Gales Industries Incorporated

We have audited the accompanying consolidated balance sheet of Gales Industries Incorporated and Subsidiary as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Air Industries Group, Inc. and Subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 30, 2007

                          GALES INDUSTRIES INCORPORATED
                    Consolidated Balance Sheet At December 31,

                                                                                            2006            2005
ASSETS
Current Assets
  Cash and Cash Equivalents                                                                      --     $  1,058,416
  Accounts Receivable, Net of Allowance for Doubtful Accounts
    of $176,458 and $45,000                                                            $  3,508,957        2,623,612
  Inventory                                                                              15,257,641       12,603,810
  Prepaid Expenses and Other Current Assets                                                 232,749          210,124
  Deposits                                                                                  180,456           65,595
                                                                                       ------------     ------------
Total Current Assets                                                                     19,179,803       16,561,557

  Property, Plant, and Equipment, net                                                     3,565,316        7,716,469
  Cash Surrender Value - Officer's Life Insurance                                                --           66,216
  Deferred Financing Costs                                                                  369,048          486,207
  Other Assets                                                                               63,522           41,306
  Goodwill                                                                                1,265,963        1,265,963
  Deposits                                                                                  448,530               --
                                                                                       ------------     ------------
TOTAL ASSETS                                                                           $ 24,892,182     $ 26,137,718
                                                                                       ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts Payable and Accrued Expenses                                                $  7,648,426     $  5,294,629
  Advance Payment - Customers                                                                    --          188,199
  Notes Payable - Revolver                                                                5,027,463        6,322,665
  Notes Payable - Current Portion                                                           127,776               --
  Notes Payable - Sellers - Current Portion                                                 192,400          192,400
  Capital Lease Obligations - Current Portion                                               407,228          359,197
  Due to Sellers                                                                             53,694           91,232
  Dividends Payable                                                                         120,003               --
  Deferred Gain on Sale - Current Portion                                                    38,033               --
  Income Taxes Payable                                                                      653,426               --
                                                                                       ------------     ------------
Total current liabilities                                                                14,268,449       12,448,322

Long term liabilities
  Notes Payable - Net of Current Portion                                                    645,458        3,648,131
  Notes Payable - Sellers - Net of Current Portion                                        1,290,562        1,434,862
  Capital Lease Obligations - Net of Current Portion                                        552,589          820,375
  Deferred Tax Liability                                                                    512,937          676,394
  Deferred Gain on Sale - Net of Current Portion                                            713,118               --
  Deferred Rent                                                                              39,371               --
                                                                                       ------------     ------------
Total liabilities                                                                      $ 18,022,484     $ 19,028,084
                                                                                       ------------     ------------
Commitments and contingencies
Stockholders' Equity

  Series A Convertible Preferred - $.001 Par value, 8,003,716
    Shares Authorized, 0 Shares and 900 Shares Issued and Outstanding
    as of December 31, 2006 and 2005, respectively
    Liquidation Value, $ 18,060,000                                                              --     $          1
  Common Stock - $.001 Par, 120,055,746 Shares Authorized,
    57,269,301 and 14,723,421 Shares Issued and Outstanding as of December 31, 2006
    and 2005, respectively                                                             $     57,269           14,723
  Additional Paid-In Capital                                                              7,898,702        7,844,614
  Accumulated Deficit                                                                    (1,086,273)        (749,704)
                                                                                       ------------     ------------
Total Stockholders' Equity                                                                6,869,698        7,109,634
                                                                                       ------------     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $ 24,892,182     $ 26,137,718
                                                                                       ============     ============

See notes to financial statements

                          GALES INDUSTRIES INCORPORATED
      Consolidated Statement of Operations for the Year Ended December 31,

                                                                 2006             2005
Net sales                                                  $ 33,044,996     $  2,777,409

Cost of Sales                                                28,002,942        2,539,433
                                                           ------------     ------------

Gross profit                                                  5,042,054          237,976

Operating costs and expenses
  Selling and marketing                                         601,011           34,987
  General and administrative                                  3,789,587          774,401
                                                           ------------     ------------
Income (Loss) from operations                                   651,456         (571,412)
Other (income) and expenses:
Interest and financing costs                                  1,040,108          178,292
Gain on Sale of Life Insurance Policy                           (53,047)              --
Gain on Sale of Real Estate                                    (300,037)              --
Other Income                                                   (435,627)              --
Other Expenses                                                  246,659               --
                                                           ------------     ------------
Net Income (Loss) before provision for income taxes             153,400         (749,704)

Provision for income taxes                                      489,969               --
                                                           ------------     ------------
Net Loss                                                       (336,569)        (749,704)
                                                           ------------     ------------
Dividend attributable to preferred stockholders                 420,003           60,000
                                                           ------------     ------------
Net Loss attributable to common stockholders               $   (756,572)    $   (809,704)
                                                           ============     ============

Loss per share (basic and diluted)                         $      (0.02)    $      (0.06)
                                                           ============     ============

Weighted average shares outstanding (basic and diluted)      32,208,029       12,722,060
                                                           ============     ============

See notes to financial statements

                          GALES INDUSTRIES INCORPORATED
          Consolidated Statement of Stockholders' Equity For The Years
                        Ended December 31, 2006 and 2005

                                             Series A
                                         Preferred Stock            Common Stock        Additional                        Total
                                      ----------------------   ---------------------     Paid-in      Accumulated     Stockholders'
                                       Shares       Amount       Shares      Amount      Capital       (Deficit)         Equity
                                      --------   -----------   ----------   --------   -----------    ------------    -------------
Balance, January 1, 2005                                       12,529,737   $ 12,530   $  (136,864)                   $  (124,334)

Issuance of common  stock to
merger and acquisition
intermediary on recapitalization                                1,477,290      1,477        (1,477)                            --

Contribution of common stock from
shareholder in connection with
bank financing                                                                              71,500                         71,500

Value of warrants issued in
connection with bridge financing                                                            43,861                         43,861

Beneficial conversion feature on
shares issued in connection with
bridge financing                                                                            24,897                         24,897

Non-cash stock option compensation                                                         121,297                        121,297

Issuance of shares in connection
with convertible note                                             226,334        226        24,671                         24,897

Issuance of common stock to Sellers                               490,060        490       489,570                        490,060

Private placement issued at
$10,000 per share                          900   $         1                             8,999,999                      9,000,000

Expenses of private placement                                                           (1,792,840)                    (1,792,840)

Net loss                                                                                                  (749,704)      (749,704)
                                      --------   -----------   ----------   --------   -----------    ------------    -----------
Balance, Dec. 31, 2005                     900   $         1   14,723,421   $ 14,723   $ 7,844,614    $   (749,704)   $ 7,109,634

Non-cash stock option compensation                                                         167,126                        167,126

Preferred stock dividend                                                                  (480,003)                      (480,003)

Non-cash warrant compensation                                                               49,510                         49,510

Conversion of preferred shares to
common shares in connection
with filing of registration               (900)           (1)  40,909,500     40,910       (40,909)             --
statement

Conversion of preferred dividend
to common shares in connection
with filing of registration
statement                                                       1,636,380      1,636       358,364                        360,000

Net Loss                                                                                                  (336,569)      (336,569)
                                      --------   -----------   ----------   --------   -----------    ------------    -----------
Balance, December 31, 2006                  --            --   57,269,301   $ 57,269   $ 7,898,702    $ (1,086,273)   $ 6,869,698
                                      ========   ===========   ==========   ========   ===========    ============    ===========

See notes to financial statements

                          GALES INDUSTRIES INCORPORATED
      Consolidated Statement of Cash Flows For the Year Ended December 31,

                                                                               2006             2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                                  $   (336,569)    $   (749,704)
  Adjustments to Reconcile Net Loss to Net
    Cash Used in Operating Activities:
    Depreciation and Amortization                                              597,009           45,406
    Write-off of building improvements                                              --          256,632
    Non-Cash Interest Expense                                                       --           93,655
    Bad debt expense                                                           177,444           45,000
    Non-Cash Compensation Expense                                              167,126          121,297
    Warrants issued for services                                                49,510               --
    Amortization of deferred financing costs                                   117,159           33,253
    Gain on Sale of officer's life insurance                                   (53,047)              --
    Deferred Tax Liability                                                    (163,457)              --
    Gain on sale of real estate                                               (300,037)              --
Changes in Assets and Liabilities, net of effects of Acquisition and recapitalization:
(Increase) Decrease in Operating Assets -
  Accounts Receivable                                                       (1,062,789)         534,378
  Inventory                                                                 (2,653,831)        (434,362)
  Prepaid Expenses and Other Current Assets                                    (22,625)         (31,058)
  Deposits                                                                    (114,861)         168,499
  Cash Surrender Value - Officer's Life Insurance                               33,263           (3,455)
  Other Assets                                                                 (22,216)         (41,306)
Increase (Decrease) In Operating Liabilities -
  Accounts Payable and Accrued Expenses                                      2,353,797       (1,389,406)
  Income Taxes Payable                                                         653,426               --
  Deferred Rent                                                                 39,371               --
  Advance Payment-Customers                                                   (188,199)         188,199
                                                                          ------------     ------------
NET CASH USED IN OPERATING
  ACTIVITIES                                                              $   (729,526)    $ (1,162,972)
                                                                          ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash Paid for Deposit on Leasehold Improvements                             (448,530)              --
  Cash paid in acquisition, including transaction costs of $1,053,862,
    net of cash received of $47,538                                                 --       (4,120,620)
  Cash received on sale of real estate                                       5,417,704
  Cash received on recapitalization                                                 --            1,684
  Purchase of property and equipment                                          (812,372)      (4,322,975)
                                                                          ------------     ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                       $  4,156,802     $ (8,441,911)
                                                                          ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of Principal - Capital Lease Obligations                            (219,755)         (29,277)
  Repayment of notes payable to Officers and Sellers                          (181,838)        (884,815)
  Proceeds from notes payable                                                       --        4,790,796
  Repayment of Mortgage Note Payable                                        (4,170,099)              --
  Proceeds from Private Placement                                                   --        9,000,000
  Payment of issuance costs on private placement                                    --       (1,792,840)
  Payment of Deferred Financing Costs                                               --         (420,565)
  Proceeds from sale of officer's life insurance                                86,000               --
                                                                          ------------     ------------
NET CASH PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                                                    $ (4,485,692)    $ 10,663,299
                                                                          ------------     ------------
  Net increase (decrease) in cash and cash equivalents                      (1,058,416)       1,058,416
  Cash and cash equivalents at beginning of year                          $  1,058,416               --
  Cash and cash equivalents at end of year                                          --     $  1,058,416
                                                                          ============     ============

                          GALES INDUSTRIES INCORPORATED
      Consolidated Statement of Cash Flows For the Year Ended December 31,

                                                                                    2006            2005
                                                                                ------------    ------------
Supplemental cash flow information
  Cash paid during the year for interest                                        $    828,807    $     64,078
                                                                                ============    ============
Supplemental cash flow information
  Cash paid during the year for Income taxes                                    $     12,758              --
                                                                                ============    ============

Supplemental schedule of non cash investing and financing activities

  Non-cash Dividends on Preferred Stock                                         $    480,003              --
                                                                                ============    ============
  Conversion of Preferred Stock to Common Stock                                 $     40,909              --
                                                                                ============    ============
  Conversion of Preferred Dividends to Common Stock                             $    360,000              --
                                                                                ============    ============
  Shares issued in connection with deferred financing costs                               --    $     71,500
                                                                                ============    ============
  Beneficial conversion feature charged as interest on bridge financing                   --    $     24,897
                                                                                ============    ============
  Common stock issued on conversion of bridge note                                        --    $     24,897
                                                                                ============    ============
  Issuance of warrants in bridge financing                                                --    $     43,861
                                                                                ============    ============
  Common stock issued to Sellers in acquisition                                           --    $    490,060
                                                                                ============    ============
  Net liabilities assumed on recapitalization restated to 2004                            --    $    124,334
                                                                                ============    ============
  Notes payable issued for acquisition                                                    --    $  1,627,262
                                                                                ============    ============
  The Company purchased all of the outstanding stock of AIM for an aggregate purchase price of $6,285,480,including transaction costs, and in conjunction with this acquisition, liabilities assumed were as follows:
     Fair value of assets acquired                                                        --    $ 20,884,787
     Consideration given for acquisition                                                  --       6,285,480
                                                                                ------------    ------------
     Liabilities assumed                                                                  --    $ 14,599,307
                                                                                ============    ============

See notes to financial statements

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

Note 1. FORMATION AND BASIS OF PRESENTATION

Merger and Acquisition

Ashlin Development Corp. (the "Company" or "Ashlin"), a Florida corporation and its subsidiary Gales Industries Merger Sub, Inc. ("Merger Sub"), entered into a Merger Agreement (the "Merger Agreement") on November 14, 2005 with Air Industries Group, Inc., a privately-held Delaware corporation ("Original Gales"). On November 30, 2005 (the "Closing Date") Original Gales merged (the "Merger") into Merger Sub. Pursuant to the Merger Agreement, the Company issued 10,673,107 shares of Common Stock (representing 73.6% of Ashlin's outstanding shares) and 900 shares of Series A Convertible Preferred Stock which was initially convertible into 40,909,500 shares of Common Stock of the Company for all the issued and outstanding shares of Original Gales the "Successor". As a result of the transaction, the former stockholders of Original Gales became the controlling stockholders of Ashlin. Additionally, since Ashlin had no substantial assets prior to the merger, the transaction was treated for accounting purposes as a reverse acquisition of a public shell. Accordingly, for financial statement presentation purposes, Original Gales is the surviving entity.

On February 15, 2006, Ashlin changed its name to Air Industries Group, Inc. and its state of domicile from Florida to Delaware.

Prior to the closing of the Merger, Original Gales, which did not have any business operations other than in connection with the transactions contemplated by the Merger Agreement, acquired (the "Acquisition") all of the outstanding capital stock of Air Industries Machining, Corporation ("AIM"). Because of the change in ownership, management and control that occurred in connection with the Acquisition, in accordance with Statement of Financial Accounting Standards ("SFAS") 141, Business Combinations, the transaction was accounted for as a purchase. Accordingly, the purchase price was allocated to assets acquired and liabilities assumed based on SFAS No. 141. Simultaneously with the Acquisition, AIM entered into a bank facility (the "Loan Facility") and used proceeds from the Loan Facility to acquire real estate (the "Real Estate Acquisition").

Prior to the Acquisition, Original Gales raised bridge financing. In connection with the Acquisition, Original Gales procured a private placement of Series A Preferred Stock, the proceeds of which were used to acquire AIM. Immediately prior to the Merger, Original Gales had outstanding certain bridge notes convertible into shares of Original Gales' common stock and certain bridge warrants to purchase shares of Original Gales' common stock.

Original Gales was formed in October 2004 and, since prior to the acquisition it did not have any business operations or activity other then the transactions contemplated with the merger and succeeded substantially all of the business operations of AIM, AIM is the "Predecessor" to Original Gales. The Company is required to separately present the historical statement of operations and cash flows of the Predecessor. The financial information presented in these financial statements may not reflect the combined financial position. The operating results and cash flows of the Predecessor and the Successor are not compatible in all material respects.

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

The financial statements presented are those of Original Gales and its wholly owed subsidiary AIM from the date of acquisition, November 30, 2005, to December 31, 2005 and its full year of operations for 2006. Original Gales was formed in October 2004 and prior to the Acquisition did not have any business operations or other activity. For presentation purposes, see Note 15 for the results of pro forma operations if the acquisition occurred on January 1, 2005.

Reverse stock split

Pursuant to the terms of the Merger Agreement, prior to the Merger, Ashlin effected a 1-for-1.249419586 reverse split of its Common Stock (the "Reverse Split"). The Reverse Split became effective November 21, 2005. The Reverse Split reduced the number of shares of Common Stock which the Company had outstanding on a fully diluted basis to 3,868,000. As a result of the Reverse Split, the conversion of the outstanding shares of Original Gales pursuant to the Merger for new shares of the Company's Common Stock was on a one-for-one basis. Any of the Company's shareholders who, as a result of the Reverse Split, held a fractional share of Common Stock received a whole share of Common Stock in lieu of such fractional share. After giving effect to the Reverse Split, prior to the Merger, the Company had outstanding 3,823,980 shares of Common Stock which continued to be outstanding after the Merger.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principal Business Activity

The Company is primarily engaged in manufacturing aircraft structural parts and assemblies principally for prime defense contractors in the aerospace industry in the United States. The Company's customer base consists mainly of publicly traded companies in the aerospace industry.

Principles of Consolidation

The accompanying consolidated financial statements include accounts of the Company and Merger Sub and Merger Sub's wholly owned subsidiary, AIM. Significant inter company accounts and transactions have been eliminated in consolidation. The operations of the Company are conducted principally through AIM.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid instruments with an original maturity of three months or less. All cash is applied on a daily basis to amounts outstanding under the revolving portion of our Loan Facility.

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances net of allowances for bad debt. The Company provides for allowances for uncollectible receivables based on management's estimate of uncollectible amounts at year-end, considering age, collection history, and any other factors considered appropriate.

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

Inventory Valuation

The Company values inventory at the lower of cost on a first-in-first-out basis or market.

The Company purchases inventory only when it has signed non-cancellable contracts with its customers for orders of its finished goods. The Company periodically produces finished goods in excess of purchase order quantities in anticipation of future purchase order demands but historically this excess has been used in fulfilling future purchase orders. The Company occasionally evaluates inventory items that are not secured by purchase orders and reserves for obsolescence accordingly. The Company also reserves an allowance for excess quantities, slow-moving goods, and obsolete items.

Property and Equipment

Property and equipment are carried at cost net of accumulated depreciation and amortization. Repair and maintenance charges are expensed as incurred. Property, equipment, and improvements are depreciated using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and improvements in excess of $1,000 that add to the productive capacity or extend the useful life of an asset are capitalized. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in earnings.

Impairment of Long Live Assets

The Company reviews long-lived assets for impairment at the facility level annually or if events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is evaluated based on the sum of undiscounted estimated future cash flows expected to result from use of the assets compared to its carrying value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If impairment is recognized, the carrying value of the impaired asset is reduced to its fair value, based on discounted estimated future cash flows.

Deferred Financing Cost

Costs connected with obtaining and executing debt arrangements are capitalized and amortized on the straight-line basis over the term of the related debt.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, "Revenue Recognition." The Company generally recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. Payments received in advance from customers for products delivered are recorded as customer advance payments until earned, at which time revenue is recognized.

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

Cost of Goods Sold

Costs for goods sold includes all direct material, labor costs, and those indirect costs related to manufacturing, such as indirect labor, supplies, tools, repairs and depreciation costs.

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The more significant management estimates are the useful lives of property and equipment, provisions for inventory obsolescence, accrued expenses and various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

Credit Risk

Financial instruments involving potential credit risk include accounts receivable. Of the accounts receivable balance outstanding as of December 31, 2006 approximately 34%, 17%, and 16% are attributable to three customers respectively. Of the account receivable balance at December 31, 2005, approximately 23% and 10% are attributable to two customers, respectively.

One customer accounted for approximately 61% and 57% of the total revenues for the years ended December 31, 2006 and 2005, respectively.

Fair Value of Financial Instruments

The Company has estimated the fair value of financial instruments using available market information and other valuation methodologies in accordance with SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." Management of the Company believes that the fair value of financial instruments, consisting of cash, accounts receivable, accounts payable and accrued liabilities, approximates carrying value due to the immediate or short-term maturity associated with these instruments and that the notes payable approximate fair value in that they carry market-based interest rates.

Income Taxes

Income taxes are calculated using an asset and liability approach as prescribed by SFAS No. 109, Accounting for Income Taxes. The provision for income taxes includes federal and state taxes currently payable and deferred taxes, due to temporary differences between financial statement and tax bases of assets and liabilities. In addition, future tax benefits are recognized to the extent that realization of such benefits is more likely than not. Valuation allowances are established when management determines that it is more likely than not that some portion or all of the deferred asset will not be realized. The effect of a change in tax rates is recognized as income or expense in the period of change.

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

Earnings per share

Basic earnings per share is computed by dividing the net income applicable to common stockholders by the weighted-average number of shares of common stock outstanding for the period. Potentially dilutive shares, using the treasury stock method, are included in the diluted per-share calculations for all periods when the effect of their inclusion is dilutive.

The Company did not include 5,318,985 warrants and 4,850,000 options to purchase the Company's common stock for the year ended December 31, 2006 and 5,229,589 warrants and 4,850,000 options to purchase the Company's common stock for the year ended December 31, 2005 in the calculation of diluted earnings per share because the effects of their inclusion would have been anti-dilutive.

Stock-Based Compensation

In December 2004, the FASB issued SFAS 123(R) which is a revision of SFAS No. 123 and supersedes Accounting Principles Board Opinion No. 25. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values at the date of grant. The Company recorded in the accompanying statement of operations an expense of $167,126 and $121,297 for the years ended December 31, 2006 and 2005, respectively, in accordance with the measurement requirements under SFAS No. 123(R). The Company adopted SFAS No. 123(R), effective in 2005.

Goodwill

Goodwill represents the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. The Company applies SFAS No. 142, Goodwill and Other Intangible Assets and accordingly does not amortize goodwill but tests it for impairment. Goodwill is reviewed for potential impairment at the reporting unit level on an annual basis, or in interim periods if events or circumstances indicate a potential impairment. The reporting units utilized for this test were those that are one level below the business segments identified at the beginning of Business Segment Operations. The impairment test is performed in two phases. The first step of the Goodwill impairment test compares the fair value of the reporting unit with its carrying amount, including Goodwill. If the fair value of the reporting unit exceeds its carrying amount, Goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, an additional procedure must be performed. That additional procedure compares the implied fair value of the reporting unit's Goodwill (as defined in SFAS 142) with the carrying amount of that Goodwill. An impairment loss is recorded to the extent that the carrying amount of Goodwill exceeds its implied fair value.

The fair values of the reporting units were determined using a combination of valuation techniques consistent with the income approach. For purposes of the income approach, discounted cash flows were calculated by taking the net present value of estimated cash flows using a combination of historical results, estimated future cash flows and an appropriate price to earnings multiple. We use our internal forecasts to estimate future cash flows and actual results may differ from forecasted results. However, these differences have not been material and we believe that this methodology provides a reasonable means to determine fair values. Cash flows were discounted using a discount rate based on expected equity return rates, which ranged from 5.25% to 9.25% for 2006. Our evaluations for the year ended December 31, 2006 indicated there was no impairment of our Goodwill.

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

Recently Issued Accounting Standards

In June 2006, Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes--An Interpretation of FASB Statement No. 109," was issued regarding accounting for, and disclosure of, uncertain tax positions. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes," and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of this statement to its consolidated financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers Accounting for Defined Benefit Pension and Other Postretirement Plans--An Amendment of SFAS No. 87, 88, 106 and 132(R)" ("SFAS No. 158"). The statement requires employers to recognize the overfunded and underfunded portion of a defined benefit plan as an asset or liability, respectively, and any unrecognized gains and losses or prior service costs as a component of accumulated other comprehensive income. SFAS No. 158 also requires a plan's funded status to be measured at the employer's fiscal year-end. The requirement to recognize the funded status of a defined benefit plan and the disclosure requirements of SFAS No. 158 are effective for the Company as of December 31, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year end is effective for the Company in 2008. The adoption of the requirements of SFAS No. 158 that became effective on December 31, 2006 did not have a material impact to the financial position, results of operations or cash flows of the Company.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities" ("SFAS No. 159"). SFAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The new guidance is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of the adoption of SFAS No. 159 on its financial position and results of operations.

Note 3. INVENTORY

      The components of inventory consisted of the following:

                                      December 31, 2006    December 31, 2005
                                      -----------------    -----------------
      Raw Materials                     $   2,234,175        $   2,319,523
      Work in Progress                      7,546,178            4,905,535
      Finished Goods                        5,477,288            5,378,752
                                        -------------        -------------
      Total Inventory                   $  15,257,641        $  12,603,810
                                        =============        =============

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

Note 4. PROPERTY AND EQUIPMENT

The components of property and equipment, at cost, consisted of the following:

                                          December 31, 2006   December 31, 2005      Useful Lives
                                          -----------------   -----------------      ------------
Land                                         $        --          $ 1,075,589                  --
Building                                              --            3,226,767       25-31.5 years
Machinery and Equipment                        2,117,441            1,766,829         5 - 8 years
Capital Lease Machinery and Equipment          1,164,671            1,145,171         5 - 8 years
Tools and Instrument                             555,164              253,994         3 - 7 years
Building Improvements                                 --               17,700            25 years
Automotive Equipment                              30,227               26,827             5 years
Furniture and fixtures                           274,837              248,998         5 - 8 years
Leasehold Improvements                             3,583                   --             5 years
                                             -----------          -----------
Total property, plant, and equipment           4,145,923            7,761,875

Less: Accumulated Depreciation                  (580,607)             (45,406)
                                             -----------          -----------
Property, plant, and equipment, net          $ 3,565,316          $ 7,716,469
                                             ===========          ===========

Depreciation and amortization expense for the year ended December 31, 2006 and 2005, amounted to $597,009 and $45,406, respectively.

Note 5. SALE-LEASEBACK TRANSACTION

On October 24, 2006, the Company consummated its agreement with STNLA-SPVEF Bay Shore, LLC, successor in interest to Net Lease Advisors LLC (the "Purchaser"), whereby the Company sold the buildings and real property located at its corporate headquarters in Bay Shore, New York (the "Property") to the Purchaser for a purchase price of $6,200,000. As a result, of this transaction the Company had a gain on the sale of approximately $1,051,188 of which we recognized $300,037 during the year ended December 31, 2006. The remaining $751,151 will be recognized ratably over the remaining term of our twenty year lease, and is included it the caption Deferred Gain on Sale of Real Estate in the accompanying Balance Sheet.

Simultaneous with the closing of the sale of the Property, the Company entered into a 20-year triple-net lease (the "Lease") with the Purchaser for the property. Base annual rent is approximately $540,000 for the first five years of the Lease, increases to $621,000 for the sixth year of the term, and thereafter increases 3% per year. The Lease grants AIM an option to renew the Lease for an additional period of five years. The Company deposited with the Purchaser $127,500 as security for the performance of its obligations under the Lease, which it subsequently replaced with a $127,500 letter of credit. In addition, the Company deposited with the landlord $393,000 (Deposits) as security for the completion of certain repairs and upgrades to the Property. This amount is included in the caption Deposits on the accompanying Balance Sheet. Pursuant to the terms of the Lease, the Company is required to pay all of the costs associated with the operation of the facilities, including, without limitation, insurance, taxes and maintenance, these costs will be offset against the funds that are deposited with our landlord. The lease also contains customary representations, warranties, obligations, conditions and indemnification provisions and grants the Purchaser customary remedies upon a breach of the Lease by the Company, including the right to terminate the Lease and hold the Company liable for any deficiency in future rent. (See Note 11).

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

Note 6. NOTES PAYABLE - BANKS AND CREDIT FACILITY

On November 30, 2005 the Company executed a credit facility with PNC Bank N.A. (the "Loan Facility"), secured by all of its assets (see Note 14).

The Loan Facility provided for a maximum loan amount of $14,000,000 consisting of (i) a $9,000,000 revolving loan, (ii) a $3,500,000 term loan, and (iii) a $1,500,000 equipment financing loan. In connection with the Loan Facility the Company paid a finder's fee of $196,500, consisting of $125,000 in cash and 325,000 shares of Common Stock, which is included in deferred financing costs. The shares paid to the finder were valued at $0.22 per share and were contributed by one of the Company's senior executives and accounted for as a capital contribution.

The revolving loans bear interest, at the option of the Company, that is based on (i) the higher of (A) PNC's base commercial lending rate as published from time to time ("PNC Rate") plus 0.25% or (B) the Federal Funds rate plus 0.5%, or
(ii) the Eurodollar Rate for the Interest Period selected by the Company plus 2.5%. The revolving loans had an interest rate of 8.50% per annum on December 31, 2006 and an outstanding balance of $5,027,463. The revolving loans, equipment loans and the term loan are payable in full on November 30, 2009 ("Termination Date") unless PNC agrees to extend the Termination Date.

The term loan is for a period of 4 years and bears interest, at the option of the Company at the end of an interest period, at the (i) PNC Rate plus 0.50% per annum or (ii) the Eurodollar Rate for the interest period selected by the Company plus 2.75 %. In October 2006 the Term Note was reduced by $2,800,000 and the remaining balance of $383,330 became an Amended and Restated Term Note in the principal amount of $383,330 providing for principal payments of $10,648 per month and the Maturity Date was amended to become the first business day of October 2009. At December 31, 2006, the balance of the term loan was $362,034

In addition to the foregoing, the Loan Facility was further amended to allow for the Company to borrow or to obtain the issuance, renewal, extension and increase of standby letters of credit, up to an aggregate availability of $500,000, for its account until the Termination Date, which will occur on November 30, 2009.

The equipment loans bear interest, at the option of the Company, that is based on (i) the PNC Rate plus 0.50% per annum or (ii) the Eurodollar Rate for the interest period selected plus 2.75% per annum. The equipment loan had an interest rate of 8.75% per annum at December 31, 2006. Such equipment financing is limited to an aggregate of $750,000 in any fiscal year and amortized in equal installments of sixty months following the close of each "borrowing period", the first of which ended December 31, 2006. Each subsequent "borrowing period" ends on each December 31 thereafter. All equipment loans are due and payable on November 30, 2009. As of December 31, 2006, the equipment financing loan had a balance of $411,200.

To the extent that the Company may dispose of collateral used to secure any of the Loan Facility, other than inventory, the Company must promptly repay the draws on the credit facility in amount equal to the net proceeds of such sale.

The terms of the Loan Facility require that, among other things, the Company maintain certain financial ratios and levels of working capital. As of December 31, 2006 the Company has met these terms. The Loan Facility is also secured by all assets of the Company and the Company's receivables are payable directly into a lockbox controlled by PNC (subject to the terms of the Loan Facility). PNC may use some elements of subjective business judgment in determining whether a material adverse change has occurred in the Company's condition, results of operations, assets, business, properties or prospects allowing it to demand repayment of the Loan Facility, as such, the revolving loan has been classified as a current liability.

On January 10, 2007, the Company and PNC further amended the terms of the Loan Facility to revise the formula to determine the amounts of revolving advances permitted to be borrowed under the Loan Facility. The amount that the Company is permitted to borrow as a revolving advance under the Loan Facility is based on a percentage of the Company's eligible receivables, which now includes government receivables that have not been assigned by the Company.

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

Interest expense related to these credit facilities amounted to $686,917 for the year ended December 31, 2006.

The Company incurred an aggregate of $492,065 in finders' fees and legal costs in connection with the Loan Facility which is being amortized over the 48 month term of the Loan Facility. At December 31, 2005, the Company amortized $123,017 of these costs.

As of December 31, 2006, future minimum principal payments are as follows:

                    Year                       Amount
                  ----------                ----------
                    2007                    $  127,776
                    2008                       127,776
                    2009                       517,682
                                            ----------
                                               773,234
                 Less: Current portion        (127,776)
                                            ----------
                 Long-term portion          $  645,458
                                            ==========

Note 7. CASH SURRENDER VALUE - OFFICER'S LIFE INSURANCE

During the year ended December 31, 2006, the Company sold its key-man life insurance policies. Proceeds from the sale of the insurance policy were $86,000 which was offset by the cash surrender value of $33,263. The resulting gain of $53,047 was recognized as Other Non-Operating Income in the accompanying Statement of Operations for the year ended December 31, 2006.

Note 8. CAPITAL LEASES PAYABLE-EQUIPMENT

The Company is committed under several capital leases for manufacturing and computer equipment. All leases have bargain purchase options exercisable at the termination of each lease. Capital lease obligations totaled $959,817 and $1,179,572 as of December 31, 2006 and 2005, respectively.

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

      As of December 31, 2006, future minimum lease payments, including imputed interest, with remaining terms of greater than one year are as follows:

               Year                                            Amount
               ------                                        ----------
               2007                                          $  469,986
               2008                                             468,212
               2009                                              79,515
               2010                                              42,396
                                                             ----------
               Total future minimum lease payments            1,060,109
               Less: imputed interest                          (100,292)
               Less: current portion                           (407,228)
                                                             ----------
               Total long-term capital lease obligation      $  552,589
                                                             ==========

Note 9. NOTES PAYABLE - SELLERS

On November 30, 2005, as part of the stock purchase between Gales and AIM (See
Note 14), Gales issued notes payable for an aggregate of $1,627,262 to three former AIM shareholders, two of whom have become part of the Company's senior management and are also stockholders in the Company.

The balance of the notes payable to the two senior management members as of December 31, 2006 aggregated $665,262. These notes bear an interest rate equal to Prime Rate plus 0.5% per annum, (8.75% at December 31, 2006) and mature on November 30, 2010. Interest shall accrue on any portion of the principal amount of these notes outstanding after November 30, 2010 until payment thereof in full, at a floating rate equal to the Prime Rate plus 7% per annum. All of the outstanding principal amounts of these notes together with accrued interest are convertible, at the option of the Company, into shares of the Company's common stock at $0.40 per share. From and after the earlier of (i) January 1, 2007, and
(ii) the first date on which the Company intends to effect any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger, or consolidation or other combination of the Company with or into any other Company, or any sale or transfer of all or substantially all of the assets of the Company, the outstanding principal amount of these notes together with interest accrued thereon is convertible, at the option of the holder, into the Company's Common Stock at $0.40 per share.

The remaining note of $962,000 matures on September 30, 2010 is subordinated to all of Gale's senior debt and is payable in twenty consecutive calendar quarters of equal installments of principal plus accrued interest commencing on December 31, 2005. The interest rate on this note is equal to Prime Rate plus 0.5% per annum (8.75% at December 31, 2006). Interest on outstanding balances at September 30, 2010, in the event of nonpayment, shall accrue at a floating rate equal to the Prime Rate plus 7% per annum. As of December 31, 2006, future minimum principal payments on these notes to the three former shareholders are as follows:

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

                 Year                                     Amount
                 ------                                -----------
                 2007                                  $   192,400
                 2008                                      192,400
                 2009                                      192,400
                 2010                                      192,400
                 2011                                      713,362
                                                       -----------
                                                         1,482,962
              Less: Current portion                       (192,400)
                                                       -----------
              Long-term portion                        $ 1,290,562
                                                       ===========

Interest expense on these notes amounted to $132,193 and $10,711 for the year ended December 31, 2006 and 2005 respectively.

On January 26, 2007, the two senior management members exercised their right to convert their $665,262 notes plus accrued interest of $54,511 into an aggregate of 1,799,432 shares of common stock at a conversion price of $0.40 per share. (See Note 16)

Note 10. EMPLOYEE BENEFITS PLANS

The Company has a defined contribution plan under Section 401(k) of the Internal Revenue Code (the "Plan"). Pursuant to the Plan qualified employees may contribute a percentage of their pretax eligible compensation to the Plan. The Company does not match any contributions that employees may make to the Plan.

The Employees of the Company are members of the United Service Workers Union TUJAT Local 355 (the "Union"), which provided medical benefit plans at defined rates which are contributed in their entirety by the Company. The company paid $2,275,295 and $133,570 in union benefits during the years ended December 31, 2006 and 2005 respectively.

Note 11. COMMITMENTS AND CONTINGENCIES

The Company leases its facilities under an operating lease agreement, which contain renewal options and escalation provisions. Rent expense was $111,775 and $0 for the years ended December 31, 2006 and 2005, respectively. The Company is responsible for paying all operating costs under the term of the lease. As of December 31, 2006, future minimum lease payments are as follows:

                   -------------------------------------
                   Year                        Amount
                   -------------------------------------
                   2007                      $   540,000
                   -------------------------------------
                   2008                          540,000
                   -------------------------------------
                   2009                          540,000
                   -------------------------------------
                   2010                          540,000
                   -------------------------------------
                   2011                          563,824
                   -------------------------------------
                   Thereafter                 11,737,644
                   -------------------------------------
                                             $14,461,468
                   -------------------------------------

The lease provides for scheduled increases in base rent. Rent expense is charged to operations using the straight-line method over the term of the lease which results in rent expense being charged to operations from inception of the lease in excess of required lease payments. At December 31, 2006, this excess of $39,371 is shown as deferred rent in the accompanying balance sheet.

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

Litigation

A legal action was brought against the Company for personal injures sustained by an independent contractor as a result of a fall on the Company's premises. The carrier assumed the defense of this action and it was settled during 2006 by the carrier at no cost to the Company.

The Company was involved in litigation with J.C. Herbert Bryant, III, a former officer, director and shareholder of the Company, and KMS-Thin Tab 100, Inc., which was settled in September 2002. As part of the settlement, the Company entered into a distribution agreement with KMS permitting it to purchase certain products from the Company and to exclusively distribute those products in Florida from Orlando south. In October 2003, the Company terminated the distribution agreement with KMS. On December 1, 2003, the Company filed suit against KMS in the Palm Beach County Circuit Court for breach of contract, trademark infringement and for a declaration of rights that the distribution agreement is terminated. KMS answered the complaint and filed its own counterclaim for fraud in the inducement, trademark infringement, dilution and fraudulent misrepresentation; the fraud-based counterclaims were dismissed with prejudice by the Court on summary judgment. KMS subsequently amended its counterclaim to allege a breach of contract under the distribution agreement. In January 2005, the State Court in Florida ruled that neither party should prevail and rejected a request for attorney's fees by KMS of approximately $60,000. KMS subsequently filed a notice of appeal. Subsequent to the Company's emergence from Bankruptcy, KMS requested that the Bankruptcy Court reopen our bankruptcy case and award it the attorney's fees previously rejected by the Florida State Court. The Bankruptcy Court granted the motion in so far as it allowed KMS to prosecute in the Fourth District Court of Appeal in Florida its appeal of the State Court decision. Subsequently, KMS filed its appeal and brief with the Fourth District seeking attorney's fees. The Company intends to contest this claim vigorously, local counsel has responded on behalf of the Company and we await the decision of the Appellate Division. We note that even if a decision adverse to the Company was rendered by the Appellate Division, the Bankruptcy Court could elect to determine that the distribution of assets provided for was appropriate and KMS would be unable to collect upon its judgment.

Customer Audits

The Company's government contracts and those of many of its customers are subject to the procurement rules and regulations of the United States government, including the Federal Acquisition Regulations ("FAR"). Many of the contract terms are dictated by these rules and regulations. During and after the fulfillment of a government contract, the Company may be audited in respect of the direct and allocated indirect costs attributed thereto. These audits may result in adjustments to its contract costs. Additionally, the Company may be subject to U.S. government inquiries and investigations because of its participation in government procurement. Any inquiry or investigation can result in fines or limitations on the Company's ability to continue to bid for government contracts and fulfill existing contracts.

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

The Company believes that it is in substantial compliance with all federal, state and local laws and regulations governing its operations and has obtained all material licenses and permits required for the operation of its business.

Employment Contracts

In September 2005, the Company entered into employment agreements (the "Agreements") with four senior executives that became effective November 30, 2005. The Agreements are for a period of approximately eight years. Additionally, the Agreements provide for annual base compensation aggregating $940,000. The Board, at its sole discretion, determines whether a bonus is issued, provided that in the case of two executives, the amount of the bonus shall be predicated on their performance and the achievement by the Company of its operating targets set forth in its annual budget, in the case of these two executives, provided further, in no event shall the amount of their bonuses be less than 50% of their salary at that time. For the years ended December 31, 2006 and 2005 no bonuses were paid. Each senior executive's agreement also call for grants of stock options to purchase the Company's common stock aggregating 4,850,000 shares of which 2,370,000 have been granted as of December 31, 2006.

Subsequent to year-end the Company and one of its four senior executives entered into a Separation Agreement and General Release (the "Separation Agreement") effective March 16, 2007, whereby the executive resigned from his positions with the Company. Pursuant to the Separation Agreement, the Employment Agreement between the executive and the Company terminated effective March 16, 2007. In lieu of the compensation payable to the executive pursuant to his Employment Agreement, from March 16, 2007, to November 30, 2010, the executive will be paid $100,000 per annum; from December 1, 2010 to May 31, 2011, he will be paid $50,000. In addition, if the Company achieves certain agreed-upon levels of performance he may receive up to an additional $50,000. Upon the execution of his employment agreement the Company granted this executive options to purchase 1,250,000 shares of Common Stock, subject to an agreed upon vesting schedule and exercisable over a ten-year period commencing on the date of grant. Pursuant to the Separation Agreement, all unvested options held by this executive vested as of March 16, 2007, and the right to exercise all of his options will terminate as of March 16, 2008.

Note 12. INCOME TAXES:

The provision for income taxes at December 31, 2006 consists of the following:

          Current
            Federal                                     $  504,585
            State                                          148,841
                                                        ----------
            Total Current Provision                        653,426
                                                        ----------
          Deferred
            Federal                                       (127,595)
            State                                          (35,862)
                                                        ----------
            Total Deferred Taxes                          (163,457)
                                                        ----------

            Net Provision for Income Taxes              $  489,969
                                                        ==========

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

The components of deferred income tax assets as of December 31, 2006 and 2005, are as follows:

                                                        2006             2005
                                                        ----             ----
Federal loss after M-1 adjustments                          --        $  81,022
Bad debts                                            $  76,080           38,804
Inventory - 263A Adjustment                            338,092          145,776
Non-cash compensation - warrants                        40,121           18,774
Non-cash compensation - options                        124,354           52,297
Deferred Rent                                           16,977               --
Deferred gain on sale of real estate                   323,859               --
Federal tax benefit of State Tax                       (64,790)         (24,200)
Total deferred tax asset                               854,693          312,473
Valuation allowance                                   (854,693)        (312,473)
                                                     ---------        ---------
Net deferred tax asset                               $      --        $      --
                                                     =========        =========

The component of the deferred tax liability as of December 31, 2006 and 2005 is as follows:

                                                         2006             2005
                                                         ----             ----
Property and equipment                                 $512,937         $676,394
                                                       --------         --------
Total deferred tax liability                           $597,671         $676,394
                                                       ========         ========

The difference between income taxes computed at the statutory federal rate and the provison for income taxes for the years ended December 31, 2006 and 2005 relates to the following:

                                                         2006           2005
                                                         ----           ----
Tax benefit at federal statutory rate                     34.00%         34.00%
State income taxes, net of federal
  income tax benefit                                       6.02%          6.02%
Permanent differences                                      6.66%            --
True-up                                                  (84.37)%           --
Change in valuation allowance                            357.10%            --
                                                       --------       --------
Total                                                    319.41%         40.02%
Valuation allowance                                          --         (40.02)%
                                                       --------       --------
Total effective tax rate                                 319.41             --
                                                       ========       ========

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

Realization of deferred tax assets is dependent on future earnings. Due to the uncertainty of realization of the net deferred tax assets, the Company has provided a valuation allowance. In assessing the realizability of it, management considers whether it is more likely than not that some or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making the assessment.

Note 13. STOCK-BASED COMPENSATION ARRANGEMENTS

During 2005, the Company's Board of Directors approved a stock option and reserved 10,000,000 shares of its Common Stock for issuance under the plan. The stock option plan permits the Company to grant non-qualified and incentive stock options to employees, directors, and consultants. Awards granted under the Company's plans vest over four and seven years.

The Company accounts for its stock option plans under the measurement provisions of Statement of Financial Accounting Standards No. 123(R) (revised 2004), Share-Based Payment ("SFAS 123(R)"). The weighted average fair values of options granted for December 31, 2006 and 2005 are $0.38 and $0.17. During the twelve months December 31, 2006 no stock options were exercised.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model using weighted average assumptions for grants in the years ended December 31, 2006 and 2005 is as follows:

                                                  2006         2005
                                                  ----         ----
               Risk Free Interest Rates           4.77%        4.095 - 4.375%
               Expected Dividend Yields           n/a          n/a
               Expected Terms to Exercise         9            10
               Expected Volatility                180%         35%

Certain of the Company's stock options contain features which include variability in grant prices. A portion of the currently issued stock options will be issued based on average trading prices of the Company's Common Stock at the end of a given future period. Due to this variable feature, these stock options are not deemed to be granted for purposes of applying SFAS 123(R) and accordingly, their fair value will be calculated and expensed in future periods.

At December 31, 2006 and 2005, 1,580,000 and 790,000 options are vested and exercisable, respectively. The weighted average exercise price of exercisable options at December 31, 2006 and 2005 was $0.32 and $0.22 per share, respectively.

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

A summary of the status of the Company's stock options as of December 31, 2006, and changes during the year then ended is presented below:

                                                        Weighted      Weighted        Average
                                          Number        Average       Remaining      Aggregate
                                            of          Exercise     Contractual     Intrinsic
                                          Shares         Price          Term            Value
                                        ---------      ---------     -----------     ---------
Outstanding at January 1, 2006          2,370,000      $    0.38
Reserved for grant based on future
market price                            2,480,000
                                        ---------      ---------      ---------      ---------
Outstanding at December 31, 2006        4,850,000      $    0.38              9         20,540
                                        =========      =========      =========      =========
Options vested and exercisable
    At December 31,2006                 1,580,000      $    0.32              9         20,540
                                        =========      =========      =========      =========

The Company recorded expenses of $167,126 and $121,297 in its consolidated statement of operations, which reflects the value of granted stock options over the vesting period in accordance with SFAS No. 123R, for the years ended December 31, 2006 and 2005, respectively.

The following table summarizes information about stock options at December 31, 2006:

                                                    Options Outstanding                  Options Exercisable
                                        ---------------------------------------     ----------------------------
                                                       Weighted-
                                                        Average       Weighted-
                                                       Remaining       average                      Weighted-
                                            Number    Contractual      Exercise       Number         average
Range of Exercise Prices                Outstanding   Life (Years)      Price       Exercisable   Exercise Price
------------------------                -----------   ------------    ---------     -----------   --------------
$0.220                                      790,000            9       $  0.220        790,000      $   0.220
$0.428                                      790,000            9          0.428        790,000          0.428
$0.480                                      790,000            9          0.480             --             --
Based on future market price              2,480,000            9            N/A             --             --
                                         ----------     --------       --------      ---------      ---------
                                          4,850,000            9       $  0.380        790,000      $   0.324
                                         ==========     ========       ========      =========      =========

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

A summary of the status of the Company's non-vested options as of December 31, 2006 and changes during the twelve months ended is presented below:

                                                  Weighted      Weighted Average
                                                  Average           Remaining
                                  Number of    Exercise Price   Contractual Term
                                   Options       Per Option       (in years)
                                 ----------      ----------     ----------------
Non-vested Options  at
January 1, 2006                   1,580,000      $    0.453               10

Options based on future
market price                      2,480,000             N/A              N/A

Options granted                          --              --               --

Options vested                     (790,000)     $    0.428               --

Options forfeited or
expired                                  --              --               --
                                 ----------      ----------       ----------
Non-vested Options  at
December 31, 2006                 3,270,000      $    0.450                9
                                 ==========      ==========       ==========

As of December 31, 2006, there was $166,329 of unrecognized compensation cost related to non vested stock option awards, which is to be recognized over the remaining weighted average vesting period of eight months.

During the year ended December 31, 2006, the Company issued to a consulting firm, in return for services an aggregate of 41,668 warrants, exercisable during a five year term, to purchase 41,668 shares of the company's Common Stock. Such warrants have a "cashless exercise" feature and have varying exercise prices equal to 120% of the average closing price of the Company's Common Stock during the month immediately preceding the date of issuance. The warrants were valued using the Black-Scholes model and the Company recorded an expense of $49,510 in its consolidated statement of operations for the year ended December 31, 2006. The Company's agreement with this consultant was terminated during the first week of September 2006.

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

The following table summarizes the Company's outstanding warrants as of December 31, 2006 and changes during the year then ended:

                                                           Weighted          Weighted
                                          Number           Average      Average Remaining
                                           of              Exercise     Contractual  Life
                                         Shares             Price            (Years)
                                        ---------         ---------     -----------------
Outstanding at beginning of year        5,229,589         $    0.21               4.1
Granted                                    41,668         $    0.97               4.8
Cancelled                                      --                                  --
Exercised                                      --                                  --
                                        ---------         ---------         ---------
Outstanding at end of year              5,271,257         $    0.22               4.9
                                        =========         =========         =========

Note 14. EQUITY TRANSACTONS AND ASSET ACQUISITION

Private Placement

Immediately prior to, and shortly after the completion of the Merger, Original Gales received gross proceeds of $9,000,000 from the closing of a private placement ("Private Placement") to accredited investors of 900 shares of convertible preferred stock at $10,000 per share which, pursuant to the Merger, were exchanged for shares of the Company's Preferred Stock, $.001 par value per share. The shares of Preferred Stock issued in connection with such private placement are convertible into 40,909,500 shares of the Company's Common Stock.

The proceeds of the Private Placement, in general, were used for paying the cash portion of the purchase price of the Acquisition, for paying expenses relating to the Private Placements, Acquisition, Merger, and related transactions, for the repayment of $150,000 in promissory note obligations which Gales incurred in bridge financings, and for working capital for the Company.

The Placement Agent received 4,090,950 warrants, exercisable during a five year term, to purchase 4,090,950 shares of the Company's Common Stock. Such warrants have a "cashless exercise" feature and are exercisable at $0.22 per share. These warrants were valued at $201,402 using the Black-Scholes model.

Acquisition

Pursuant to a stock purchase agreement between Gales and AIM dated July 25, 2005, original Gales acquired 100% of the capital stock of AIM. The total aggregate price original Gales paid to acquire AIM was $5,231,618 as follows:
(i) $3,114,296 in cash, (ii) $1,627,262 in principal amount of promissory notes, and (iii) 490,060 shares of Common Stock valued at a negotiated rate of $1.00 per share (concluded prior to the merger with the public company). The results of AIM's operations have been included in the consolidated financial statements since that date. A portion of the proceeds from original Gales' Private Placement was used to pay such purchase price (See "Private Placement"), including transaction costs of $1,053,862. This stock acquisition was accounted for under the purchase method of accounting in accordance with SFAS No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price was allocated to the assets acquired and liabilities assumed based upon the fair values as of the completion of the acquisitions. As a result of the stock purchase, the Company recorded $1,265,963 in goodwill which represents the excess of the fair market value over book value of the assets acquired and liabilities assumed from AIM. The liabilities assumed also included $676,394 of a deferred tax liability representing book to tax differences on assets acquired.

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of stock acquisition:

Current assets                                                       $15,640,164
      Other assets                                                       283,128
      Property and equipment                                           3,695,532
                                                                     -----------
        Total assets acquired                                         19,618,824
                                                                     -----------
      Current liabilities                                              8,277,921
      Long-term debt                                                   5,644,992
      Deferred tax liability                                             676,394
                                                                     -----------
        Total liabilities assumed                                     14,599,307
                                                                     -----------
        Net assets acquired                                            5,019,517
        Consideration given                                            6,285,480
                                                                     -----------
        Goodwill                                                     $ 1,265,963
                                                                     ===========

Real estate acquisition

Contemporaneously with the close of the Merger and the Acquisition: (i) AIM completed the acquisition from affiliates of AIM, for an aggregate purchase price of $4,190,000, of three buildings and land which was being leased prior to the closing of the Merger and the Acquisition by AIM (the "Real Estate Acquisition"). The purchase price and related acquisition costs approximated the appraised value of both the buildings and land (ii) AIM entered into the Loan Facility with PNC Bank (See Note 6).

Preferred Stock

The Company currently has no shares of Preferred Stock outstanding. The 900 shares of preferred stock issued in connection with its private placement were automatically converted into 40,909,500 shares of common stock upon the effectiveness of its registration statement in August of 2006.

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

Note 15. UNAUDITED PRO-FORMA FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed statement of operations gives effect to the Merger Agreement, Acquisition, and Real Estate Acquisition as if they occurred on January 1, 2005. The Acquisition was accounted for under the purchase method of accounting in accordance with SFAS No. 141. Under the purchase method of accounting, the total purchase price was allocated to the assets acquired and liabilities assumed based upon the fair values at the completion of the acquisitions.

The unaudited pro forma condensed combined statement of operations has been prepared for illustrative purposes and are not necessarily indicative of the condensed consolidated results of operations in future periods or the results that actually would have been realized had the acquisition actually occurred on January 1, 2005. The pro forma adjustments are based on the information available at the time of the preparation of this document.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with the audited consolidated financial statements of Gales Industries Incorporated as of December 31, 2005.

                                                                   Year Ended
                                                               December 31, 2005
                                                               -----------------
                                                                  (Unaudited)
                                                                  -----------

Net sales                                                         $30,735,103

Cost of Sales                                                      26,361,387
                                                                  -----------
Gross profit                                                        4,373,716

Operating costs and expenses
  Selling and marketing                                               357,854
  General and Administrative                                        2,583,375
                                                                  -----------
Income from operations                                              1,432,487

Other expenses
  Interest and financing costs                                      1,056,317
                                                                  -----------
Income before income taxes                                            376,170

Provision for income taxes                                            151,031
                                                                  -----------
Net Income                                                        $   225,139
                                                                  ===========

Earnings per share
  Basic                                                           $      0.02
                                                                  ===========
  Diluted                                                         $      0.01
                                                                  ===========

Weighted average shares
outstanding  Basic                                                 14,723,421
                                                                  ===========
  Diluted                                                          40,282,810
                                                                  ===========

                          GALES INDUSTRIES INCORPORATED
                 Notes to the Consolidated Financial Statements

Note 16. SUBSEQUENT EVENTS

Sigma Metals, Inc

On January 2, 2007, the Company entered into a Stock Purchase Agreement (the "Sigma Agreement") with Sigma Metals, Inc., a New York corporation ("Sigma Metals"), and the holders of all of the outstanding shares of Sigma Metals (the "Shareholders"). Pursuant to the Sigma Agreement, subject to the satisfaction of various terms and conditions, the Company will acquire from the Shareholders all of the issued and outstanding capital stock of Sigma Metals.

The closing of the Sigma Agreement is scheduled to occur in April 2007 or on such other date as the Company and the Shareholders may agree. The purchase price for all of the shares is $5,008,204 plus an amount equal to Sigma Metals' earnings for the period from January 1, 2006, until the closing, subject to certain adjustments as set forth in the Sigma Agreement.

Conversion of Notes Payable

On January 26, 2007, the two senior management members exercised their right to convert their $665,262 notes plus accrued interest of $54,511 into an aggregate of 1,799,432 shares of common stock at a conversion price of $0.40 per share. (See Note 9)

Welding Metallurgy, Inc

On March 9, 2007, the Company entered into a Stock Purchase Agreement (the "Welding Agreement") to acquire Welding Metallurgy, Inc., a New York corporation ("Welding Metuallurgy"), from the holders (the "Shareholders") of all of the outstanding shares of Welding Metallurgy. Pursuant to the Welding Agreement, subject to the satisfaction of various terms and conditions, the Company will acquire from the Shareholders all of the issued and outstanding capital stock of Welding Metallurgy for aggregate consideration of $6,050,000, subject to adjustment for working capital, payable in a combination of cash, a secured promissory note and shares of the Company's common stock.

On February 13, 2007, each of the non-management members of the Board was issued an option to purchase 100,000 shares of the common stock of the Company. The options will vest in equal thirds on March 1, 2007, 2008 and 2009 and are exercisable at a price of $0.27 per share until March 1, 2014.

In March 2007, the Company entered into an Agreement to compensate James Brown for services to be rendered as a director of the Company. Pursuant to such Agreement Mr. Brown will receive a cash payment of $15,000 and will be compensated at a rate of $175,000 per annum until December 31, 2007, or if prior to December 31, 2007, until such date as he shall cease to serve as Chairman. In addition to his cash compensation, Mr. Brown was issued 200,000 shares of common stock of the Company, pursuant to a Restricted Stock Agreement, of which 100,000 vested on the date of grant and the second 100,000 shall vest on December 31, 2007.

The Company and Michael A. Gales entered into a Separation Agreement and General Release (the "Separation Agreement") effective March 16, 2007, whereby Mr. Gales resigned from his positions with the Company. Pursuant to the Separation Agreement, the Employment Agreement between Mr. Gales and the Company terminated effective March 16, 2007. In lieu of the compensation payable to Mr. Gales pursuant to his Employment Agreement, from March 16, 2007, to November 30, 2010, Mr. Gales will be paid $100,000 per annum; from December 1, 2010 to May 31, 2011, he will be paid $50,000. In addition, if the Company achieves certain agreed-upon levels of performance he may receive up to an additional $50,000. Upon the execution of his employment agreement the Company granted Mr. Gales options to purchase 1,250,000 shares of Common Stock, subject to an agreed upon vesting schedule and exercisable over a ten-year period commencing on the date of grant. Pursuant to the Separation Agreement, all unvested options held by Mr. Gales vested as of March 16, 2007, and the right to exercise all of his options will terminate as of March 16, 2008.

                         AIR INDUSTRIES MACHINING, CORP.
                    Predecessor to Air Industries Group, Inc.

                              FINANCIAL STATEMENTS

                                (PRIOR TO MERGER)

                                NOVEMBER 30, 2005

                         Independent Accountants' Report

To the Board of Directors and Stockholders of Air Industries Machining
Corporation

      We have audited the accompanying Consolidated Balance Sheets of Air Industries Machining Corporation as of November 30, 2005, and the related Consolidated Statement of Income and Retained Earnings and Cash Flows for the eleven months ended November 30, 2005. These consolidated financial statements are the responsibility of the Air Industries Machining Corporation management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred above present fairly, in all material respects, the financial position of Air Industries Machining Corporation as of November 30, 2005, and the results of its operations and its cash flows for the eleven months then ended in conformity with accounting principles generally accepted in the United States.

                                            Respectfully submitted,

                                            BILDNER & GIANNASCO, LLP
                                            Certified Public Accountants
Jericho, New York
February 28, 2006

                      AIR INDUSTRIES MACHINING CORPORATION

                           Consolidated Balance Sheet

               ASSETS                                          November 30, 2005
                                                               -----------------
Current Assets
  Cash and Cash Equivalents                                       $    71,197
  Accounts Receivable                                               3,202,991
  Inventory                                                        11,588,521
  Prepaid Expenses                                                    174,850
  Other Current Assets                                                  4,215
  Deposits                                                            192,972
                                                                  -----------

Total Current Assets                                              $15,234,746

Property, plant and equipment, net                                  3,919,599

  Security Deposits                                                    34,522
  Cash Surrender Value - Officer's Life                                62,761
  Unamortized Finance Costs                                           102,187
                                                                  -----------

Total Assets                                                      $19,353,815
                                                                  ===========

The accompanying audit report and notes are an integral part of these statements.

                      AIR INDUSTRIES MACHINING CORPORATION

                           Consolidated Balance Sheet

        LIABILITIES AND STOCKHOLDERS' EQUITY                   November 30, 2005
                                                               -----------------

Current Liabilities
   Accounts Payable                                              $  4,429,016
   Advance Payment - Customer                                         293,226
   Mortgage Payable - Current                                          96,000
   Dividends Payable
                                                                      511,055
   Obligations Under Capital Lease - Current                          359,197
   Notes Payable - Banks                                            5,180,000
   Accrued Operating Expenses                                       1,074,025
                                                                 ------------

Total Current Liabilities                                          11,942,519
Long Term Liabilities
   Advances From Shareholders                                         464,992
   Mortgage Payable                                                 1,145,813
   Obligations Under Capital Lease - Long Term                        849,652
                                                                 ------------

Total Long Term Liabilities                                         2,460,457
                                                                 ------------

Total liabilities                                                  14,402,976
                                                                 ------------

Commitments and contingencies

Minority interest                                                     446,805

Stockholders' Equity
   Capital Stock - 200 Shares Authorized
     No Par Value, 95 Shares Issued and Outstanding
       As of November 30, 2005                                         32,223
   Additional Paid-In Capital                                         221,580
   Retained Earnings                                                4,346,231
   Less: Treasury Stock at Cost                                       (96,000)
                                                                 ------------
Total Stockholders' Equity                                          4,950,839
                                                                 ------------
Total Liabilities and Stockholders' Equity                       $ 19,353,815
                                                                 ============

The accompanying audit report and notes are an integral part of these statements.

                      AIR INDUSTRIES MACHINING CORPORATION

             Consolidated Statement of Income and Retained Earnings

                                                      Audited         Unaudited Pro Forma (1)

                                               ELEVEN MONTHS ENDED      ELEVEN MONTHS ENDED
                                                November 30, 2005        November 30, 2005
Net sales                                           $27,957,694             $27,957,694

Cost of sales                                        23,887,120              23,887,120
                                                    -----------             -----------

Gross profit                                          4,070,574               4,070,574
                                                    -----------             -----------

Operating expenses
Selling                                                 322,867             $   322,867
General and administrative                            1,665,793               1,665,793
                                                    -----------             -----------
Total operating expenses                              1,988,660               1,988,660
                                                    -----------             -----------
Income from operations                                2,081,914               2,081,914

Interest and financing costs                            605,602                 605,602
                                                    -----------             -----------
Income before minority interest and
income taxes                                          1,476,312               1,476,312

Less: minority interest                                  74,904                  74,904
                                                    -----------             -----------
Income  before provision for income taxes             1,401,408               1,401,408

Provision for income taxes (1)                               --                 560,843
                                                    -----------             -----------
Net Income                                            1,401,408             $   840,565
                                                    -----------             ===========
Retained Earnings, Beginning of Period                4,120,102
Deduct: Distribution to Shareholders                 (1,175,279)
                                                    -----------
Retained Earnings, End of Period                    $ 4,346,231
                                                    ===========

(1) Since our inception we have elected to be treated as a Subchapter " S" corporation of the Internal Revenue Code and incurred no income taxes. The pro forma amounts include income taxes that would have been incurred if the Company had been a "C" corporation. The effective rate of the pro forma income tax is 40.02% and is based upon the combined Federal and State tax rates that were in effect for the period December 1, 2005 to December 31, 2005 when the company became a "C" corporation.

                      AIR INDUSTRIES MACHINING CORPORATION
                             Statement of Cash Flows

                                                                   Eleven Months
                                                                       Ended
                                                                    November 30,
                                                                        2005
                                                                    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                        $ 1,401,408
  Adjustments to Reconcile Net Income to Net
    Cash Provided by Operating Activities:
    Depreciation And Amortization                                       522,299
    Minority Interest in Net Income                                      74,904
    Non Cash Interest Expense                                            24,342
  Changes in Assets and Liabilities:
  (Increase) Decrease In Assets-
    Accounts Receivable                                                (559,455)
    Inventory                                                          (730,065)
    Prepaid Expenses                                                    (42,582)
    Other Current Assets                                                  1,264
    Deposits                                                           (171,812)
    Cash Surrender Value - Officer's Life                               200,875
  Increase (Decrease) In Liabilities-
    Accounts Payable                                                    736,956
    Dividends Payable                                                   390,599
    Advance Payments - Customers                                     (1,061,040)
    Accrued Expenses                                                    570,347
    Advances from Shareholders                                          197,435
                                                                    -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                             1,555,475
                                                                    -----------
CASH FLOWS (USED) IN INVESTING ACTIVITIES
    Purchase of Equipment                                              (301,051)
                                                                    -----------
NET CASH (USED) IN INVESTING ACTIVITIES                                (301,051)
                                                                    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from Credit Line Facilities                                304,388
    Principle Payments of Capital Lease Obligations                    (264,396)
    Principle Payments of Mortgage                                      (81,973)
    Repayment of Notes Payable                                         (100,000)
    Distribution to Shareholders                                     (1,090,521)
                                                                    -----------
NET CASH (USED) IN FINANCING ACTIVITIES                              (1,232,502)
                                                                    -----------
Net increase in cash and cash equivalents                                21,922
Cash and cash equivalents, beginning of year                             49,275
                                                                    -----------
Cash and cash equivalents, end of year                              $    71,197
                                                                    ===========
  Supplementary disclosure of cash flow information
    Cash Paid During The Year For Interest                          $   566,467
                                                                    ===========
  Supplementary noncash disclosure of financing activities
    Equipment acquisition through capital lease financing           $   449,559
                                                                    ===========

The accompanying audit report and notes are an integral part of these statements.

                      AIR INDUSTRIES MACHINING CORPORATION
                 Notes to the Consolidated Financial Statements
                                November 30, 2005

1- SIGNIFICANT ACCOUNTING POLICIES

Background of Company

Air Industries Machining Corporation ("Air" or "The Company"), founded in 1969, was incorporated in the State of New York and maintains its principal place of business in Bay Shore, New York. The Corporation is primarily engaged in manufacturing aircraft structural parts and assemblies principally for prime defense contractors in the aerospace industry machining parts for the aerospace industry predominantly located in the United States. The Company's customer base consists mainly of publicly traded companies in the aerospace industry.

Principles of Consolidation

The Company's consolidated financial statements include those of variable interest entities ("VIEs"). Conditions in which the Company would consolidate VIE's are cases in which the Company is the primary beneficiary. Conditions under which the Company would consolidate entities that are not VIE's are cases in which the Company would maintain a controlling interest (50% or more) investment or exert significant management influence. (See Note 11).

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid debt instruments with an original maturity of three months or less. Cash consists of aggregate cash balances in the Company's bank accounts and cash equivalents consist primarily of money market accounts.

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances. The Company writes off accounts when they are deemed to be uncollectible. The Company has experienced insignificant amounts of bad debts in such accounts.

Inventories

The Company values inventory at the lower of cost on a first-in-first-out basis or market.

The Company purchases inventory only when it has signed non-cancellable contracts with its customers for orders of its finished goods. The Company occasionally produces finished goods in excess of purchase order quantities in anticipation of future purchase order demands but historically this excess has been used in fulfilling future purchase orders. The Company occasionally evaluates inventory items that are not secured by a purchase orders and reserves for obsolescence accordingly. The Company also reserves an allowance for excess quantities, slow-moving goods, and obsolete items.

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. The Company maintains a policy to capitalize all property and equipment purchases in excess of $1,000. Expenditures for repairs and improvements in excess of $1,000 that add to the productive capacity or extend the useful life of an asset are capitalized. Repair and maintenance charges are expensed as incurred. Property under a capital lease is capitalized and amortized over the lease terms. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in earnings. Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets.

The useful lives of property, plant and equipment for purposes of computing depreciation are:

            Tools and instruments ................          7 Years
            Leasehold improvements................         25 Years
            Machinery and equipment ..............        5-8 Years
            Automotive Equipment..................          5 Years
            Furniture and fixtures................        5-8 Years
            Buildings.............................    25-31.5 Years

Impairment of Long Live Assets

The Company reviews long-lived assets for impairment at the facility level annually or if events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is evaluated based on the sum of undiscounted estimated future cash flows expected to result from use of the assets compared to its carrying value. If impairment is recognized, the carrying value of the impaired asset is reduced to its fair value, based on discounted estimated future cash flows.

Finance Costs

Costs connected with obtaining and executing debt arrangements are capitalized and amortized on the straight-line basis over the term of the related debt.

Revenue Recognition

The Company generally recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. Payments received in advance from customers for products delivered are recorded as customer advance payments until earned, at which time revenue is recognized.

Cost of Goods Sold

Costs for goods sold includes all direct material, labor costs, tooling and those indirect costs related to manufacturing, such as indirect labor, supplies, tools, repairs and depreciation costs.

Expenses

Selling, general, and administrative costs are charged to expense as incurred.

                      AIR INDUSTRIES MACHINING CORPORATION
                 Notes to the Consolidated Financial Statements
                                November 30, 2005

Income Taxes

The Company, with the consent of its stockholders, elected under the Internal Revenue Code and New York State law to be taxed as an "S" corporation. In lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the company's net income. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements.

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The more significant management estimates are the useful lives of property and equipment, provisions for inventory obsolescence, unamortized finance costs, accrued expenses and various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

Credit Risk

Financial instruments involving potential credit risk include accounts receivable. Of the accounts receivable balance outstanding as of November 30, 2005, approximately 54% is attributed to two customers.

Treasury Stock

The Company records treasury stock under the cost method.

Fair Value of Financial Instruments

The Company has estimated the fair value of financial instruments using available market information and other valuation methodologies in accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." Management of the Company believes that the fair value of financial instruments, consisting of cash, accounts receivable, accounts payable and accrued liabilities, approximates carrying value due to the immediate or short-term maturity associated with these instruments and that the notes payable is carried at fair value in that it carries interest rates that are comparable to similar instruments with similar maturities.

Reclassifications

Certain reclassifications have been made to prior year's financial statement information to conform to the current year presentation.

                      AIR INDUSTRIES MACHINING CORPORATION
                 Notes to the Consolidated Financial Statements
                                November 30, 2005

2- INVENTORY

The components of inventory consisted of the following as of November 30, 2005:

                                           November 30, 2005
                                           -----------------

                Raw Materials                $   2,294,020
                Work in Progress                 2,639,006
                Finished Goods                   6,655,495
                                             -------------
                Total Inventory              $  11,588,521
                                             =============

3- PROPERTY, PLANT AND EQUIPMENT

The components of property and equipment as of November 30, 2005 include:

                                                           November 30, 2005
                                                           -----------------

      Land                                                   $    134,922
      Building                                                  3,173,071
      Machinery and Equipment                                   8,541,083
      Tools and Instrument                                        279,803
      Leasehold Improvements                                      515,211
      Automotive Equipment                                        290,083
      Furniture and fixtures                                      872,112
                                                             ------------
      Total property, plant, and equipment                     13,806,285
                                                             ------------

                                                             ------------
      Less: Accumulated Depreciation                           (9,886,686)
                                                             ------------

                                                             ------------
      Property, plant, and equipment, net                    $  3,919,599
                                                             ============

Depreciation and amortization expense for the eleven months ended November 30, 2005 was $477,827.

                      AIR INDUSTRIES MACHINING CORPORATION
                 Notes to the Consolidated Financial Statements
                                November 30, 2005

4- NOTES PAYABLE - BANKS

The Company has negotiated a credit facility dated August of 2003 with a major lending institution with a termination date of March of 2006. The facility is secured by a first priority interest in all accounts receivable, inventory and equipment presently owned or hereafter acquired by the Company. The indebtedness bears interest at the rate of 1/2 percent above the prime rate of interest or a libor margin of 3%.

The terms of the facility require that, among other things, the Company maintain certain financial ratios and levels of working capital. As of November 30, 2005, the Company has met these terms.

The loans are guaranteed jointly and severally by the principals of the Company, as well as the affiliated companies KPK Realty Corporation and DPPR Realty Corp. (See Note 9)

Interest expense related to the notes payable - bank amounted to $337,447 for the eleven months ended November 30, 2005.

5- ADVANCES FROM SHAREHOLDERS

Advances represent non-interest bearing advances from shareholders to cover the Company's working capital needs. The Company imputed as interest based on the prime rate and recorded as interest expense and additional paid in capital an amount of $24,342 for the eleven months ended November 30, 2005.

5A- DISTRIBUTIONS TO SHAREHOLDERS

The Company distributed to its shareholders $1,175,279 during the eleven months ended November 30, 2005. These distributions were made from time to time to the Company's shareholders in proportion to their ownership interests in the Company at such times as it had sufficient cash on hand or availability under its lines of credit.

6- MORTGAGE PAYABLE

As the Company consolidates the assets and liabilities of variable interest entities (see Note 11) it has two mortgages covering buildings and land. These mortgages carry interest rates of 6.15% and 7.18% per annum.

                      AIR INDUSTRIES MACHINING CORPORATION
                 Notes to the Consolidated Financial Statements
                                November 30, 2005

Future mortgage payments are as follows for the period ended November 30, 2005:

                   Year                              Amount
                   ----                           ----------
                   2006                           $  126,000
                   2007                              128,000
                   2008                              139,000
                   2009                              133,000
                   2010                              142,000
                   Thereafter                        573,813
                                                  ----------
                                                   1,241,813
                   Less: current maturities:          96,000
                                                  ----------
                   Long term                      $1,145,813
                                                  ==========

6A. CASH SURRENDER VALUE - LIFE INSURANCE

The Company is the owner and beneficiary of key-man life insurance policies carried on the lives of certain key executives with cash surrender values. The aggregate face amounts of the policies were $4,250,000 for the eleven months ended November 30, 2005. There are loans in place against these policies. As of November 30, 2005 the cash surrender value was $62,761, net of $226,632 in loans. As the Company has the right to offset the loans against the cash surrender value of the policies, the Company presents the net asset in its consolidated financial statements.

7- CAPITAL LEASES PAYABLE-EQUIPMENT

The Company is committed under several capital leases for manufacturing equipment and computer equipment. All leases have bargain purchase options that the Company expects to exercise at the termination of each lease. Capital lease obligations totaled $1,208,849 as of November 30, 2005.

As of November 30, 2005, future minimum lease payments, including imputed interest, with remaining terms of greater than one year are as follows:

       Year                                                         Amount
       ----                                                      ----------
       2006                                                      $  404,000
       2007                                                         428,000
       2008                                                         427,000
       2009                                                         106,000
                                                                 ----------
       Total future minimum lease payments                        1,365,000
       Less: imputed interest                                      (156,151)
       Less: current maturities                                    (359,197)
                                                                  ----------
       Total long-term capital lease obligation                  $  849,652
                                                                 ==========

                      AIR INDUSTRIES MACHINING CORPORATION
                 Notes to the Consolidated Financial Statements
                                November 30, 2005

8- EMPLOYEE BENEFITS PLANS

On January 1, 1997, the Company instituted a defined contribution plan under
Section 401(k) of the Internal Revenue Code ("the Plan"). Pursuant to the Plan qualified employees may contribute a percentage of their pretax eligible compensation to the Plan. The Company does not match any contributions that employees may make to the Plan.

The employees of the Company are members of the United Service Workers Union IUJAT Local 355 (the "Union'), which provides a medical benefit plan at defined rates which are contributed in their entirety by the Company. For the eleven-month period ending November 30, 2005, the Company contributed $1,279,743 to the plan.

9- RELATED PARTY TRANSACTIONS

The following transactions occurred between the Company and certain related parties.

The Company presently leases manufacturing and office space from KPK Realty Corp. a corporation in which 49% is owned by the majority stockholder of the Company.

Additionally, the Company leases manufacturing space from DPPR Realty Corp. which is 100% owned by two of the shareholders of the Corporation who in the aggregate own 36.84% of the Company.

KPK Realty Corp. and DPPR Realty Corp. are considered variable interest entities under FIN 46 (See Note 11) and accordingly, their assets, liabilities and results of operations have been consolidated into the Company's financial statement.

10- COMMITMENTS AND CONTINGENCIES

Litigation

A legal action has been brought against the Company for personal injuries sustained by an independent contractor as a result of a fall on the Company's premises. The Company has insurance coverage for this claim in the amount of $4,000,000. The carrier has assumed the defense of this action and at a settlement mediation, the plaintiff made a demand of $2,000,000 which was rejected by the carrier. The Company believes that any judgement or settlement in this matter will be paid by the carrier.

                      AIR INDUSTRIES MACHINING CORPORATION
                 Notes to the Consolidated Financial Statements
                                November 30, 2005

11- VARIABLE INTEREST ENTITIES

In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. Under FIN 46, we are required to consolidate variable interest entities for which we are deemed to be the primary beneficiary by the third quarter of 2003, and disclose information about those in which we have significant variable interests effective immediately.

The Company has leasing arrangements for its operating and manufacturing facilities with two lessors. Under FIN 46 these lessors are Variable Interest Entities and the Company is the primary beneficiary. Therefore, the Company has consolidated the respective lessors' assets and debt into these consolidated statements. At November 30, 2005, these entities had gross assets of $1,900,000 and gross liabilities of $985,000. These facilities were subsequently purchased in connection with a merger transaction in November 2005. The minority interest on the Company's financial statements consists of the non-controlling portion of these respective entities (See Note 9).

12- SUBSEQUENT EVENTS

On November 30, 2005 merger agreements were consummated between the Company and an Acquisition Entity and between the Acquisition Entity and a Public Entity whose stock is traded in Over the Counter Market. Contemporaneously with the merger agreements, the Company secured $14,000,000 in debt facilities from a major lending institution and used funds from the facility to purchase real property that it had subsequently leased and paid off debts to its prior lender. As part of the merger agreements, the Acquisition Entity completed the first of two closings of private placement stock offerings which grossed $9,000,000 in the aggregate. These transactions and their associated costs have not been reflected in these financial statements.

                               SIGMA METALS, INC.

                              FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED
                                DECEMBER 31, 2006
                                DECEMBER 31, 2005

                          Independent Auditors' Report

Board of Directors
Sigma Metals, Inc.

      We have audited the accompanying Comparative Balance Sheets of Sigma Metals, Inc. as of December 31, 2006 and December 31, 2005 and the related Statements of Income and Retained Earnings, and Cash Flows for each of the years then ended. These financial statements are the responsibility of the Sigma Metals, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sigma Metals, Inc. as of December 31, 2006 and December 31, 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

      Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in the accompanying schedules of expenses is presented only for supplementary analysis purposes. Such information has not been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, but was compiled from information that is the representation of management, without audit or review. Accordingly, we do not express an opinion or any other form of assurance on the supplementary information.

                             Respectfully submitted,

                             BILDNER & GIANNASCO, LLP
                             Certified Public Accountants

Jericho, New York
March 19, 2007

                               SIGMA METALS, INC.

                           Comparative Balance Sheets

            ASSETS                      DECEMBER 31, 2006      DECEMBER 31, 2005
            ------                      -----------------      -----------------

CURRENT ASSETS
  Cash and Cash Equivalents                    $   44,798             $   21,477
  Accounts Receivable                           2,392,947                975,951
  Inventory                                     2,812,873              1,355,606
  Prepaid Expenses                                 27,818                 16,325
                                               ----------             ----------

TOTAL CURRENT ASSETS                           $5,278,436             $2,369,359
                                               ----------             ----------

FIXED ASSETS - AT COST
  Property and Equipment                       $  290,775             $  200,320
  Less: Accumulated Depreciation                  158,780                135,018
                                               ----------             ----------

FIXED ASSETS - NET                             $  131,995             $   65,302
                                               ----------             ----------

OTHER ASSETS
  Security Deposits                            $   22,763             $   19,117
  Other Assets                                        851                    400
                                               ----------             ----------

TOTAL OTHER ASSETS                             $   23,614             $   19,517
                                               ----------             ----------

TOTAL ASSETS                                   $5,434,045             $2,454,178
                                               ==========             ==========


             The accompanying audit report and notes are an integral
                            part of these statements.

                               SIGMA METALS, INC.

                           Comparative Balance Sheets

            LIABILITIES AND
          STOCKHOLDERS' EQUITY            DECEMBER 31, 2006    DECEMBER 31, 2005
          --------------------            -----------------    -----------------

CURRENT LIABILITIES
  Accounts Payable                               $2,035,030           $1,081,994
  Notes Payable - SBA                                 7,345               17,054
  Notes Payable - State Bank - Software              26,196                   --
  Notes Payable - State Bank                        897,800              666,702
  Lease Payable                                          --                3,061
  Accrued Operating Expenses                        282,592              157,552
                                                 ----------           ----------

TOTAL CURRENT LIABILITIES                        $3,248,963           $1,926,363
                                                 ----------           ----------

LONG-TERM LIABILITIES
  Advances from Stockholders                     $  257,000           $  250,000
  Notes Payable - SBA                                    --                7,338
                                                 ----------           ----------

TOTAL LONG-TERM LIABILITIES                      $  257,000           $  257,338
                                                 ----------           ----------

TOTAL LIABILITIES                                $3,505,963           $2,183,701
                                                 ----------           ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common Stock ($300 par value;
    100 shares authorized and outstanding)       $   30,000           $   30,000
  Retained Earnings                               1,898,082              240,477
                                                 ----------           ----------

TOTAL STOCKHOLDERS' EQUITY                       $1,928,082           $  270,477
                                                 ----------           ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                             $5,434,045           $2,454,178
                                                 ==========           ==========

                               SIGMA METALS, INC.

             Comparative Statements of Income and Retained Earnings

                                                  FOR THE YEAR ENDED
                                                  ------------------
                                      DECEMBER 31, 2006       DECEMBER 31, 2005
                                      -----------------       -----------------

REVENUE                                    $ 17,979,414            $ 11,783,651
                                           ------------            ------------

COST OF GOODS SOLD
  Inventory, Beginning                        1,355,606            $    753,041
  Purchases                                  13,375,354               8,769,224
  Testing & Tolling                        $    295,646            $    194,838
  Manufacturing Overhead                        608,761                 542,239
                                           ------------            ------------
                                           $ 15,635,367            $ 10,259,342
  Less: Inventory, Ending                     2,812,873               1,355,606
                                           ------------            ------------

COST OF GOODS SOLD                         $ 12,822,494            $  8,903,736
                                           ------------            ------------

GROSS PROFIT                               $  5,156,920            $  2,879,915
                                           ------------            ------------

EXPENSES
  Selling                                       923,847                 770,409
  General and Administrative                  2,218,053               1,865,417
  Interest                                      129,490                 139,553
  Franchise Tax                                     425                     425
                                           ------------            ------------

TOTAL EXPENSES                             $  3,271,815            $  2,775,804
                                           ------------            ------------

NET INCOME FOR YEAR                        $  1,885,105            $    104,111

DISTRIBUTIONS                                  (227,500)                (66,000)

RETAINED EARNINGS, BEGINNING OF YEAR            240,477                 202,366
                                           ------------            ------------

RETAINED EARNINGS, END OF YEAR             $  1,898,082            $    240,477
                                           ============            ============


             The accompanying audit report and notes are an integral
                            part of these statements.

                               SIGMA METALS, INC.

                      Comparative Statements of Cash Flows

                                                        FOR THE YEAR ENDED
                                                        ------------------
                                                    DECEMBER 31,    DECEMBER 31,
                                                        2006            2005
                                                    ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income for Year                               $ 1,885,105     $   104,111
  Adjustments to Reconcile Net Income to Net
    Cash Provided (Used) by Operating Activities:
      Depreciation                                       23,761          17,338
Changes in Assets and Liabilities:
(Increase) Decrease In -
  Accounts Receivable                                (1,416,996)        225,960
  Inventory                                          (1,457,267)       (602,565)
  Prepaid Expenses                                      (11,493)          1,315
  Other Current Assets                                     (451)           (400)
  Deposits                                               (3,646)         (4,847)
Increase (Decrease) In -
  Accounts Payable                                      953,037         101,237
  Lease Payable                                          (3,061)          3,061
  Accrued Operating Costs                               125,040          87,604
                                                    -----------     -----------

NET CASH PROVIDED (USED) BY
  OPERATING ACTIVITIES (Forward)                    $    94,029     $   (67,186)
                                                    -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Equipment                             $   (90,455)    $   (26,123)
                                                    -----------     -----------

NET CASH (USED) BY
  INVESTING ACTIVITIES (Forward)                    $   (90,455)    $   (26,123)
                                                    -----------     -----------

                               SIGMA METALS, INC.

                      Comparative Statements of Cash Flows
                                   (Continued)

                                                        FOR THE YEAR ENDED
                                                        ------------------
                                                    DECEMBER 31,    DECEMBER 31,
                                                        2006            2005
                                                    ------------    ------------

NET CASH PROVIDED (USED) BY
  OPERATING ACTIVITIES (Forward)                       $  94,029      $ (67,186)
                                                       ---------      ---------

NET CASH (USED) BY
  INVESTING ACTIVITIES (Forward)                       $ (90,455)     $ (26,123)
                                                       ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in Bank Debt                                $ 231,098      $ 179,500
  Increase (Decrease) in Notes Payable Equipment           9,149        (16,365)
  Increase in Shareholders Loans                           7,000         10,626
  Distributions                                         (227,500)       (66,000)
                                                       ---------      ---------

NET CASH PROVIDED BY
  FINANCING ACTIVITIES                                 $  19,747      $ 107,761
                                                       ---------      ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS              $  23,321      $  14,452

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR              21,477          7,025
                                                       ---------      ---------

CASH AND CASH EQUIVALENTS, END OF YEAR                 $  44,798      $  21,477
                                                       =========      =========

Supplemental Disclosure of Cash Flow Information:

  Interest Paid                                        $ 122,490      $ 139,553
                                                       ---------      ---------

  Income Taxes Paid                                    $     425      $     425
                                                       ---------      ---------


             The accompanying audit report and notes are an integral
                            part of these statements.

                               SIGMA METALS, INC.

                          Notes to Financial Statements
                               For the Years Ended
                                December 31, 2006
                                December 31, 2005

1- SIGNIFICANT ACCOUNTING POLICIES

Background of Company

Sigma Metals, Inc. ("The Company") is a stocking aircraft metals warehouse with value added capability. The Company also services the critical needs of aircraft manufacturers and the major airlines. The Company is located in Deer Park, New York. Its customer base consists of both foreign and domestic Corporations.

Cash & Cash Equivalents

Cash and cash equivalents include all highly liquid debt instruments with an original maturity of three month or less. Cash consists of aggregate cash balances in the Company's bank accounts and cash equivalents consist primarily of money market accounts.

Accounts Receivable

Accounts receivable are presented at face value, net of the allowance for doubtful accounts. The allowances for doubtful accounts are established through provisions charged against income and are maintained at a level believed adequate by management to absorb estimated bad debts based on current economic conditions. Management considers all accounts to be collectible and, therefore, has not established a provision for uncollectible accounts.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of trade accounts receivable. The Company grants credits to its customers, which are located in and out of the United States. The Company does have foreign sales, but they are primarily with large corporations that the Company has done business with for a number of years. The majority of these transactions are insured.

Inventory

Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. The Company maintains a policy to capitalize all property and equipment purchases in excess of $1,000. Expenditures for repairs and improvements in excess of $1,000 that add to the productive capacity or extend the useful life of an asset are capitalized. Repair and maintenance charges are expensed as incurred. Property under a capital lease is capitalized and amortized over the lease terms. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in earnings. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets.

Depreciation and Amortization are provided by charges to operations over the estimated useful lives, principally on the straight-line method. The estimated useful lives are:

      Tools                                           5 Years
      Furniture, Fixtures and Office Equipment        5 Years
      Transportation Equipment                        5 Years
      Machinery and Equipment                         7 Years
      Leasehold Improvements                          3-15 Years

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment at the facility level annually or when events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is evaluated based on the sum of undiscounted estimated future cash flows expected to result from use of the assets compared to their carrying value. If impairment is recognized, the carrying value of the impaired asset is reduced to their fair value, based on discounted estimated future cash flows.

Finance Costs

Costs connected with obtaining and executing debt arrangements are capitalized and amortized on the straight-line basis over the term of the related debt.

Revenue Recognition

The Company generally recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable.

Expenses

Selling, general, and administrative costs are charged to expense as incurred.

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The more significant management estimates are the useful lives of property and equipment, provisions for inventory obsolescence, unamortized finance costs, accrued expenses, and various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

Fair Value of Financial Instruments

The Company has estimated the fair value of financial instruments using available market information and other valuation methodologies in accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments."

Management of the Company believes that the fair value of financial instruments, consisting of cash, accounts receivable, accounts payable and accrued liabilities, approximates carrying value due to the immediate or short-term maturity associated with these instruments and that the notes payable is carried at fair value in that is carries interest rates that are comparable to similar instruments with similar maturities.

Income Taxes

The Company has elected to be taxed as a Small Business Corporation and, consequently, no Federal tax liability is reflected on the Comparative Statements of Income and Retained Earnings.

2- INVENTORY

Inventory consists primarily of sheet metal and is considered all raw materials.

      Raw Material (Sheet Metal)             2006                  2005
                                             ----                  ----
                                          $2,812,873            $1,355,606

3- PROPERTY AND EQUIPMENT

A schedule of Property and Equipment as of December 31, 2006 and December 31, 2005 is set forth below:

                                                       2006          2005
                                                       ----          ----

      Tools, Machinery and Equipment              $ 107,702     $  92,724
      Furniture, Fixtures and Office Equipment      112,578        59,337
      Transportation Equipment                       17,006         7,006
      Leasehold Improvements                         53,489        41,253
      Total Property, and Equipment               $ 290,775     $ 200,320
      Less: Accumulated Depreciation               (158,780)     (135,018)
      Property. and Equipment. Net                $ 131,995     $  65,302

Depreciation and amortization expense for the years ended December 31, 2006 and December 31, 2005 was $23,761 and $17,338, respectively.

4- LINES OF CREDIT

The Company had a Bank Line of Credit expiring on May 31, 2006 with a maximum borrowing limit of $800,000 and interest at one and one half over prime. The prime interest rate at December 31, 2006 and December 31, 2005 was 8.25% and 7.25% respectively. The Line of Credit was renewed for a maximum borrowing limit of $900,000 and interest at one and one half over prime. This new Line of Credit is due to expire on May 31, 2007. As of December 31, 2006 and 2005 the balance was $897,800 and $666,702, respectively.

The Line of Credit is secured by a first security interest in all assets. The Line of Credit is due on demand or, if no demand is made, in one payment of all outstanding principal plus accrued unpaid interest on May 31, 2007, at which time it is subject to annual review, pending receipt of the subject's financial statements.

5- NOTES PAYABLE - SOFTWARE

In March of 2006, the Company financed the purchase of new computer software with State Bank of Long Island in the amount of $50,000. The terms of the Note are 2 years at 8% payable monthly in the amount of $2,261.36. As of the Balance Sheet date, the current balance was $26,196. Interest incurred amounted to $2,311.37.

Scheduled amortization payments for the following years are set forth below:

            December 31, 2007                           $25,980
            December 31, 2008                               216

6- LONG TERM DEBT

The Company has an SBA Loan of $50,000, payable in monthly installments of $1,477 that started on June 17, 2004 with an interest rate of 4%. The loan is secured by the Company's assets. This loan matures in May of 2007.

Scheduled amortization payments for the following years are set forth below:

                                            2006           2005
                                            ----           ----
            December 31, 2006                 --        $17,054
            December 31, 2007             $7,345          7,345

Retirement Plan

The Company adopted a 401(k) Profit Sharing Plan effective June 6, 1994. The terms of the Plan are as follows:

CONTRIBUTION:           Up to 25% of Plan Participations' Compensation.

ALLOCATION- EMPLOYER:   3.32% of Annual Compensation greater than Cov. Comp.
                        plus 3.32070% of Annual Compensation. Cov. Comp. is based upon $72,001 year.

NORMAL RETIREMENT AGE:  65 or 5 years of Participation, if later.

FORFEITURES:            Allocated to Participants' Accounts.

ELIGIBILITY:            All Non-Union Employees over the Age of 21 who completed
                        1 year of service.

DEATH BENEFIT:          100% of the Total Account

DISABILITY:               100% of the Total Account

EMPLOYEES CONTRIBUTIONS:  Up to 100% of Annual Compensation. (Maximum $14,000)

MATCHING CONTRIBUTIONS:   0.00% of Employee deferral up to 0.00% of Compensation
                          deferred.

                                Vesting Schedule
                                ----------------

                        Year                  Pct Vested
                        ----                  ----------
                         1                        0
                         2                        20
                         3                        40
                         4                        60
                         5                        80
                        6-15                      100

The contributions for December 31, 2006 and December 31, 2005 were $76,790 and $76,551 respectively.

Shareholder Loans

Two of the major shareholders have advanced the Company $125,000 each for working capital. These notes are payable on demand and bear interest at a rate of 6%. They also have been subordinated to State Bank of Long Island.

Commitments and Contingencies

The Company presently leases manufacturing and office facilities under a lease expiring January 31, 2008, at an annual rental of approximately $22,000, plus annual real estate tax and utilities by the lessee.

This lease is between the Company and Giaquinto -- Lusting Associates, LLC, a Limited Liability Company.

Subsequent Events

On January 2, 2007, the Company entered into a Stock Purchase Agreement (the "Sigma Agreement") with Air Industries Group, Inc., a Delaware Corporation and the holders of all of the outstanding shares of Sigma Metals (the "Shareholder"). Pursuant to the Sigma Agreement, subject to the satisfaction of various terms and conditions, the Company will acquire from the Shareholders all of the issued and outstanding capital stock of Sigma Metals.

The closing of the Agreement is scheduled to occur in April of 2007 or on such other date as the Company and the Shareholders may agree. The purchase price for all of the shares is $5,008,204, plus an amount equal to Sigma Metals' earnings for the period from January 1, 2006, until the closing, subject to certain adjustments as set forth in the Sigma Agreement.

                          GALES INDUSTRIES INCORPORATED
                    Predecessor to Air Industries Group, Inc.

                              FINANCIAL STATEMENTS

                                 MARCH 31, 2007
                                   (Unaudited)

                          GALES INDUSTRIES INCORPORATED
                      Condensed Consolidated Balance Sheet

                                                                                   March 31, 2007
                                                                                    (unaudited)
ASSETS
Current Assets
  Cash and Cash Equivalents                                                         $         --
  Accounts Receivable, Net of Allowance for Doubtful
  Accounts of $204,566                                                                 2,672,799
  Inventory                                                                           15,866,131
  Prepaid Expenses and Other Current Assets                                              455,958
  Deposits                                                                               776,673
                                                                                    ------------
Total Current Assets                                                                  19,771,561

  Property, Plant, and Equipment, net                                                  3,399,089
  Deferred Financing Costs                                                               338,294
  Other Assets                                                                            65,122
  Goodwill                                                                             1,265,963
  Deposits                                                                               495,632
                                                                                    ------------
TOTAL ASSETS                                                                        $ 25,335,661
                                                                                    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts Payable and Accrued Expenses                                             $  7,544,130
  Notes Payable - Revolver                                                             5,352,845
  Notes Payable - Current Portion                                                        127,776
  Notes Payable - Sellers - Current Portion                                              192,400
  Capital Lease Obligations - Current Portion                                            413,463
  Due to Sellers                                                                          53,694
  Dividends Payable                                                                      120,003
  Deferred Gain on Sale - Current Portion                                                 38,033
  Income Taxes Payable                                                                   769,396
                                                                                    ------------
Total current liabilities                                                             14,611,740

Long term liabilities
  Notes Payable - Net of Current Portion                                                 613,514
  Notes Payable - Sellers - Net of Current Portion                                       577,200
  Capital Lease Obligations - Net of Current Portion                                     524,053
  Deferred Tax Liability                                                                 461,731
  Deferred Gain on Sale - Net of Current Portion                                         703,609
  Deferred Rent                                                                           86,929
                                                                                    ------------
Total liabilities                                                                     17,578,776
                                                                                    ------------
Commitments and contingencies
Stockholders' Equity
  Preferred Stock - 8,003,716 shares authorized;
     Series A - 1,000 shares authorized, 0 shares issued
     and outstanding; Series B - 2,000,000 shares authorized,
     0 shares issued and outstanding                                                          --
  Common Stock - $.001 Par, 120,055,746 Shares Authorized
     59,579,998 Shares Issued and Outstanding
     as of March 31, 2007                                                                 59,580
  Additional Paid-In Capital                                                           8,855,065
  Accumulated Deficit                                                                 (1,157,760)
                                                                                    ------------
Total Stockholders' Equity                                                             7,756,885
                                                                                    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                          $ 25,335,661
                                                                                    ============

            See notes to condensed consolidated financial statements

                          GALES INDUSTRIES INCORPORATED
                 Condensed Consolidated Statement of Operations
                   For the three month period ended March 31,
                                   (unaudited)

                                                                2007              2006
                                                                ----              ----
Net sales                                                  $  7,488,130      $  8,898,272

Cost of Sales                                                 6,239,484         7,385,566
                                                           ------------      ------------

Gross profit                                                  1,248,646         1,512,706

Operating costs and expenses:
  Selling and marketing                                          95,342           155,702
  General and administrative                                  1,031,450           849,383
                                                           ------------      ------------
Income from operations                                          121,854           507,621

Interest and financing costs                                    130,954           325,050
Gain on sale of life insurance policy                                --           (53,047)
Gain on Sale of Real Estate                                      (9,509)               --
Other Income                                                     (1,446)               --
Other Expenses                                                    8,578                --
                                                           ------------      ------------
(Loss) income before income taxes                                (6,723)          235,618

Provision for income taxes                                       64,764            99,253

                                                           ------------      ------------
Net (Loss) Income                                               (71,487)          136,365

Less: Dividend attributable to preferred stockholders                --           180,000

                                                           ------------      ------------
Net loss attributable to common stockholders               $    (71,487)     $    (43,635)
                                                           ============      ============

Loss per share (basic and diluted)                         $      (0.00)     $      (0.00)
                                                           ============      ============

Weighted average shares outstanding (basic and diluted)      58,833,681        14,723,421
                                                           ============      ============

            See notes to condensed consolidated financial statements

                          GALES INDUSTRIES INCORPORATED
                 Condensed Consolidated Statement of Cash Flows
                   For the three month period ended March 31,
                                   (Unaudited)

                                                                    2007             2006
                                                                    ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) Income                                               $   (71,487)     $   136,365
  Adjustments to Reconcile Net Income (Loss) to Net
    Cash Used in Operating Activities:
    Depreciation and amortization of property and equipment         166,227          138,111
    Bad Debt Expense                                                 28,108               --
    Non-Cash Compensation Expense                                   207,598           25,905
    Warrants issued for services                                     31,303               --
    Accrued Interest on Notes Payable-Sellers                        16,604               --
    Amortization of deferred financing costs                         30,754           35,148
    Gain on Sale of Real Estate                                      (9,509)              --
    Deferred Taxes                                                  (51,206)         (13,573)
Changes in Assets and Liabilities
(Increase) Decrease in Assets:
  Accounts receivable                                               808,050       (1,181,596)
  Inventory                                                        (608,490)        (926,672)
  Prepaid expenses and Other Current Assets                        (223,209)        (112,895)
  Deposits                                                         (596,217)         (11,329)
  Cash surrender value - officer's life insurance                        --           28,460
  Other assets                                                       (1,600)              84
Increase (Decrease) in Liabilities:
  Accounts payable and accrued expenses                             (66,389)       1,877,767
  Income Taxes Payable                                              115,970               --
  Deferred Rent                                                      47,558               --
                                                                -----------      -----------
NET CASH USED IN OPERATING ACTIVITIES                              (175,935)          (4,225)
                                                                -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash Paid for Deposit on Leasehold Improvements                   (47,102)              --
  Purchase of property and equipment                                     --          (99,645)
                                                                -----------      -----------
NET CASH USED IN INVESTING ACTIVITIES                               (47,102)         (99,645)
                                                                -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of Principal - Capital Lease Obligations                  (22,301)         (88,944)
  Repayment of notes payable to Officers and Sellers                (48,100)            (148)
  Proceeds (repayments) from notes payable, net                     (31,944)          12,358
  Proceeds from Notes Payable-Revolver                              325,382               --
                                                                -----------      -----------
NET CASH PROVIDED BY (USED IN) BY FINANCING ACTIVITIES              223,037          (76,734)
                                                                -----------      -----------
Net decrease in cash and cash equivalents                                --         (180,604)
Cash and cash equivalents at the beginning of period                     --        1,058,416
                                                                -----------      -----------
Cash and cash equivalents at the end of period                  $        --      $   877,812
                                                                ===========      ===========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest                      $   126,616      $   170,995
                                                                ===========      ===========
Supplemental disclosure of non-cash investing
financing activity:
   Note Payable-Seller and accrued interest
   converted to common stock                                    $   719,773               --
                                                                ===========      ===========

            See notes to condensed consolidated financial statements

Note 1. FORMATION AND BASIS OF PRESENTATION

      Merger and Acquisition

      Ashlin Development Corp. (the "Company" or "Ashlin"), a Florida corporation and its subsidiary Gales Industries Merger Sub, Inc. ("Merger Sub"), entered into a Merger Agreement (the "Merger Agreement") on November 14, 2005 with Air Industries Group, Inc., a privately-held Delaware corporation ("Original Gales"). On November 30, 2005 (the "Closing Date") Original Gales merged (the "Merger") into Merger Sub. Pursuant to the Merger Agreement, the Company issued 10,673,107 shares of Common Stock (representing 73.6% of Ashlin's outstanding shares) and 900 shares of Series A Convertible Preferred Stock which was initially convertible into 40,909,500 shares of Common Stock of the Company for all the issued and outstanding shares of Original Gales the "Successor". As a result of the transaction, the former stockholders of Original Gales became the controlling stockholders of Ashlin. Additionally, since Ashlin had no substantial assets prior to the merger, the transaction was treated for accounting purposes as a reverse acquisition of a public shell. Accordingly, for financial statement presentation purposes, Original Gales is the surviving entity.

      On February 15, 2006, Ashlin changed its name to Air Industries Group, Inc. and its state of domicile from Florida to Delaware.

      Prior to the closing of the Merger, Original Gales, which did not have any business operations other than in connection with the transactions contemplated by the Merger Agreement, acquired (the "Acquisition") all of the outstanding capital stock of Air Industries Machining, Corporation ("AIM"). Because of the change in ownership, management and control that occurred in connection with the Acquisition, in accordance with Statement of Financial Accounting Standards ("SFAS") 141, Business Combinations, the transaction was accounted for as a purchase. Accordingly, the purchase price was allocated to assets acquired and liabilities assumed based on SFAS No. 141. Simultaneously with the Acquisition, AIM entered into a bank facility (the "Loan Facility") and used proceeds from the Loan Facility to acquire real estate (the "Real Estate Acquisition").

      Prior to the Acquisition, Original Gales raised bridge financing. In connection with the Acquisition, Original Gales procured a private placement of Series A Preferred Stock, the proceeds of which were used to acquire AIM. Immediately prior to the Merger, Original Gales had outstanding certain bridge notes convertible into shares of Original Gales' common stock and certain bridge warrants to purchase shares of Original Gales' common stock.

      Original Gales was formed in October 2004 and, since prior to the acquisition it did not have any business operations or activity other then the transactions contemplated with the merger and succeeded substantially all of the business operations of AIM, AIM is the "Predecessor" to Original Gales.

      Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures are adequate to make the financial information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission on April 2, 2007. All adjustments were of a normal recurring nature unless otherwise disclosed. In the opinion of management, all adjustments necessary for a fair statement of the results of operations for the interim period have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

Use of Estimates

      In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The more significant management estimates are the useful lives of property and equipment, provisions for inventory obsolescence, accrued expenses and various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

Share-Based Compensation

      In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 123(R) "Share Based Payments" which is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board Opinion No. 25. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values at the date of grant. The Company recorded in the accompanying statement of operations an expense of $207,598 and $25,905 for the three months period ended March 31, 2007 and 2006, respectively, in accordance with the measurement requirements under SFAS No. 123(R) (See Note 4). The Company adopted SFAS No. 123(R), effective in 2005.

Taxes

      Effective January 1, 2007, the Company adopted the provisions of the Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"). There were no unrecognized tax benefits as of January 1, 2007 and as of March 31, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company's financial position, results of operations and cash flows.

Recently Issued Accounting Standards

      In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities" ("SFAS No. 159"). SFAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The new guidance is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of the adoption of SFAS No. 159 on its financial position and results of operations.

Note 2. CASH SURRENDER VALUE - LIFE INSURANCE

      During the quarter ended March 31, 2006, the Company sold one of its key-man life insurance policies. Proceeds from the sale of the insurance policy were $86,000 which was offset by the cash surrender value of $32,953. The resulting gain of $53,047 was recognized as Other Non-Operating Income in the accompanying Statement of Operations for the three month period ended March 31, 2006.

Note 3. Conversion of Notes Payable

      On January 26, 2007, the two senior management members exercised their right to convert their $665,262 notes plus accrued interest of $54,511 into an aggregate of 1,799,432 shares of common stock at a conversion price of $0.40 per share.

Note 4. SHARE-BASED COMPENSATION ARRANGEMENTS

      During 2005, the Company's Board of Directors approved a stock option plan and reserved 10,000,000 shares of its Common Stock for issuance under the plan. The stock option plan permits the Company to grant non-qualified and incentive stock options to employees, directors, and consultants. Awards granted under the Company's plans vest over three, four, five and seven years.

      The Company accounts for its stock option plans under the measurement provisions of Statement of Financial Accounting Standards No. 123(R) (revised 2004), Share-Based Payment ("SFAS 123R"). The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. During the three months ended March 31, 2007 and 2006, 2,280,000 and 0 stock options were granted, respectively.

      Certain of the Company's stock options contain features which include variability in grant prices. A portion of the currently issued stock options will be exercisable based on average trading prices of the Company's Common Stock at the end of a given future period. Due to this variable feature, these stock options are not deemed to be granted for purposes of applying SFAS 123(R) and accordingly, their fair value will be calculated and expensed in future periods.

      At March 31, 2007 and 2006, 2,463,333 and 790,000 options are vested and exercisable, respectively. The weighted average exercise price of exercisable options at March 31, 2007 was $0.43 per share.

During the quarter ended March 31, 2007, for services rendered, the Company accrued the expense related to an aggregate of 20,833 warrants, exercisable during a five year term, to purchase 20,833 shares of the company's Common Stock. Such warrants have a "cashless exercise" feature and have varying exercise prices equal to 120% of the average closing price of the Company's Common Stock during the month immediately preceding the date of issuance. The warrants were valued using the Black-Scholes model and the Company recorded an expense of $5,514 in its consolidated statement of operations for the quarter ended March 31, 2007. The Company's agreement with this consultant was terminated during the first week of September 2006.

In addition warrants to acquire 125,000 shares with a grant date of March 16, 2007, were issued to another consulting firm. These warrants are exercisable at a per share price equal to the average closing price of Company's common stock for the 20 days preceding the date of grant. These warrants have a cashless exercise feature and vested on the grant date. The warrants were valued using the Black-Scholes model and the Company recorded an expense of $25,789 in its consolidated statement of operations for the quarter ended March 31, 2007.

Note 5. Change in Chairman in of the Board

The Company and its former Executive Chairman entered into a Separation Agreement and General Release (the "Separation Agreement") effective March 16, 2007, whereby the Chairman resigned from his positions with the Company. Pursuant to the Separation Agreement, the Employment Agreement between the Chairman and the Company terminated effective March 16, 2007. In lieu of the compensation payable to the Chairman pursuant to his Employment Agreement, from March 16, 2007, to November 30, 2010, the Chairman will be paid $100,000 per annum; from December 1, 2010 to May 31, 2011, he will be paid $50,000. In addition, if the Company achieves certain agreed-upon levels of performance he may receive up to an additional $50,000. These amounts will be expensed in the period in which services are rendered. Additionally, upon the execution of his employment agreement the Company granted to the former Chairman options to purchase 1,250,000 shares of Common Stock, subject to an agreed upon vesting schedule and exercisable over a ten-year period commencing on the date of grant. Pursuant to the Separation Agreement, all unvested options then held by the Executive Chairman, specifically, options to purchase 750,000 shares vested as of March 16, 2007, and the right to exercise all of his options will terminate as of March 16, 2008. The exercise price of the 750,000 options that vested as of March 16, 2007, is $0.673 per shares and based on the Black-Scholes option pricing model there was an expense of $93,386. This agreement has been further clarified.

On May 11, 2007, the Company and its former Executive Chairman, entered into a Letter Agreement, confirming that, due to an oversight between the parties, the Separation Agreement and Release, dated March 15, 2007, by and between the Company and this individual (the "Separation Agreement"), failed to indicate that notwithstanding that the former Chairman was resigning from his positions with the Company, he would make himself available (i) from time to time for consultations with members of the Board and senior management of the Company regarding the business and affairs of the Company, potential acquisitions and strategic alliances, expansion and other business opportunities and (ii) once each calendar quarter for meetings to be held in Manhattan, New York, with one or more members of the Board of the Company to review the Company's strategic plan.

In March 2007, the Company entered into an Agreement to compensate its new Chairman for services to be rendered as a director of the Company. Pursuant to such Agreement the new Chairman will receive a cash payment of $15,000 and will be compensated at a rate of $175,000 per annum until December 31, 2007, or if prior to December 31, 2007, until such date as he shall cease to serve as Chairman. In addition to his cash compensation, this individual was issued 200,000 shares of common stock of the Company, pursuant to a Restricted Stock Agreement, of which 100,000 vested on the date of grant and the second 100,000 shall vest on December 31, 2007. The Company incurred an expense of $26,000 as a result of the Restricted Stock Agreement.

Note 6. Subsequent Events

      On April 16, 2007, we acquired all of the issued and outstanding capital stock of Sigma Metals, Inc. ("Sigma"), pursuant to that certain Stock Purchase Agreement, dated as of January 2, 2007, by and among the Company, as purchaser, and each of the three shareholders of Sigma, as sellers (the "Sellers"), in exchange for $3,988,501 in cash, three promissory notes, one in favor of each Seller, in total principal amount of $1,084,173, and 7,337,891 shares of our Common Stock. In addition, upon determination of the earnings of Sigma Metals for the period from January 1, 2007, through April 16, 2007, the principal of the notes will be increased by an amount equal to the earnings.

      Sigma Metals is a specialty distributor of strategic metals, primarily aluminum, stainless steels of various grades, titanium and other exotic end user specified metals. Sigma's products are sold to both aerospace/defense contractors as well as commercial accounts throughout the U.S. and numerous international markets. Customers include the world's largest aircraft manufacturers, subcontractors, original equipment manufacturers and various government agencies.

      To finance the acquisition of Sigma and provide us with additional working capital, portions of which may be used in connection with future acquisitions, we completed a private placement (the "Offering") to accredited investors of our Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock") in which we raised gross proceeds of $8,023,000. A first closing, in which we received gross proceeds of $4,955,000 occurred simultaneously with the acquisition of Sigma and was entirely devoted to the acquisition. A second closing occurred on May 3, 2007, in which we received gross proceeds of $3,068,000 which will be used as working capital and in connection with future acquisitions.

      Taglich Brothers, Inc. acted as Placement Agent in the Offering ("Placement Agent") and received: (i) a sales commission equal to 8% of the gross proceeds of the Offering, (ii) $25,000 as reimbursement of its actual and reasonable out-of-pocket expenses incurred in connection with Offering, including fees and expenses of its counsel, and (iii) warrants (the "Placement Agent Warrants"), exercisable during a five-year term, to purchase the number of shares of Common Stock equal to 10% of the number of shares of Common Stock into which the Preferred Stock sold in the Offering may be converted. The Placement Agent Warrants have a "cashless exercise" feature and are exercisable at the price per share equal to the per share conversion price-equivalent with respect to the Preferred Stock.

      On April 19, 2007, in connection with the acquisition of Sigma Metals, the Company entered into a Third Amendment to the Revolving Credit, Term Loan, Equipment Line of Credit and Security Agreement. The amendment modified the terms of the Loan Facility with PNC to allow for Sigma to become a borrower under the Loan Facility. As a result of Sigma becoming a borrower under the Loan Facility, Sigma pledged all of its assets and properties to PNC to secure its obligations under the Loan Facility. In addition, the termination date of the Loan Facility was extended to April 30, 2010 and the maximum revolving advance amount was increased by $2,000,000, from $9,000,000 to $11,000,000.

                               SIGMA METALS, INC.

                              FINANCIAL STATEMENTS

                           FOR THE THREE MONTHS ENDED
                                 MARCH 31, 2007

                               SIGMA METALS, INC.

                                  Balance Sheet

                                                                      MARCH 31,
                     ASSETS                                             2007
                     ------                                          -----------

CURRENT ASSETS
  Cash and Cash Equivalents                                          $    26,895
  Accounts Receivable                                                  2,734,910
  Inventory                                                            2,874,510
  Prepaid Expenses                                                        32,234
                                                                     -----------

TOTAL CURRENT ASSETS                                                 $ 5,668,549
                                                                     -----------

FIXED ASSETS - AT COST
  Property and Equipment                                             $   298,218
  Less: Accumulated Depreciation                                         168,378
                                                                     -----------

FIXED ASSETS - NET                                                   $   129,840
                                                                     -----------

OTHER ASSETS
  Security Deposits                                                  $    22,763
  Other Assets                                                                63
                                                                     -----------

TOTAL OTHER ASSETS                                                   $    22,826
                                                                     -----------

TOTAL ASSETS                                                         $ 5,821,215
                                                                     ===========

                     The accompanying notes are an integral
                            part of these statements.

                               SIGMA METALS, INC.

                                  Balance Sheet

                 LIABILITIES AND                                      MARCH 31,
               STOCKHOLDERS' EQUITY                                     2007
               --------------------                                  -----------

CURRENT LIABILITIES
  Accounts Payable                                                   $ 2,162,808
  Notes Payable - SBA                                                      4,451
  Notes Payable - State Bank - Software                                   19,889
  Notes Payable - State Bank                                             897,800
  Accrued Operating Expenses                                              79,713
                                                                     -----------

TOTAL CURRENT LIABILITIES                                            $ 3,164,661
                                                                     -----------

LONG-TERM LIABILITIES
  Advances from Stockholders                                         $   257,000
                                                                     -----------

TOTAL LONG-TERM LIABILITIES                                          $   257,000
                                                                     -----------

TOTAL LIABILITIES                                                    $ 3,421,661
                                                                     -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common Stock ($300 par value; 100 shares
    authorized and outstanding)                                      $    30,000
  Retained Earnings                                                    2,369,554
                                                                     -----------

TOTAL STOCKHOLDERS' EQUITY                                           $ 2,399,554
                                                                     -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                                 $ 5,821,215
                                                                     ===========

                               SIGMA METALS, INC.

                   Statements of Income and Retained Earnings

                                                        THREE MONTHS ENDED
                                                    ---------------------------
                                                     MARCH 31,       MARCH 31,
                                                       2007            2006
                                                    -----------     -----------

REVENUE                                             $ 5,186,868     $ 4,406,314
                                                    -----------     -----------

COST OF GOODS SOLD
  Inventory, Beginning                              $ 2,812,873     $ 1,355,606
  Purchases                                           3,503,662       2,813,588
  Testing & Tolling                                      80,974          88,188
  Manufacturing Overhead                                206,807         165,652
                                                    -----------     -----------
                                                    $ 6,604,316     $ 4,423,034
  Less: Inventory, Ending                             2,874,510       1,673,947
                                                    -----------     -----------

COST OF GOODS SOLD                                  $ 3,729,806     $ 2,749,087
                                                    -----------     -----------

GROSS PROFIT                                        $ 1,457,062     $ 1,657,227
                                                    -----------     -----------

EXPENSES
  Selling                                           $   442,454     $   191,536
  General and Administrative                            505,120         431,190
  Interest                                               37,591          24,067
  Franchise Tax                                             425             425
                                                    -----------     -----------

TOTAL EXPENSES                                      $   985,590     $   647,218
                                                    -----------     -----------

NET INCOME FOR PERIOD                               $   471,472     $ 1,010,009

RETAINED EARNINGS, BEGINNING OF PERIOD                1,898,082         240,477
                                                    -----------     -----------

RETAINED EARNINGS, END OF PERIOD                    $ 2,369,554     $ 1,250,486
                                                    ===========     ===========

                     The accompanying notes are an integral
                            part of these statements.

                               SIGMA METALS, INC.

                            Statements of Cash Flows

                                                        THREE MONTHS ENDED
                                                    ---------------------------
                                                     MARCH 31,       MARCH 31,
                                                       2007            2006
                                                    -----------     -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income for Period                             $   471,472     $ 1,010,009
  Adjustments to Reconcile Net Income to Net
    Cash Provided by (Used in) Operating Activities:
      Depreciation                                        9,598           9,599
  Changes in Assets and Liabilities:
  (Increase) Decrease In -
    Accounts Receivable                                (341,963)     (1,237,943)
    Inventory                                           (61,637)       (318,341)
    Prepaid Expenses                                     (4,416)             --
    Other Current Assets                                    788            (900)
    Deposits                                                 --          (3,646)
  Increase (Decrease) In -
    Accounts Payable                                    127,778         563,429
    Accrued Operating Costs                            (202,879)          1,847
                                                    -----------     -----------

NET CASH PROVIDED BY (USED IN)
 OPERATING ACTIVITIES  (Forward)                    $    (1,259)    $    24,054
                                                    -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Equipment                             $    (7,443)    $   (38,222)
                                                    -----------     -----------

NET CASH USED IN
 INVESTING ACTIVITIES  (Forward)                    $    (7,443)    $   (38,222)
                                                    -----------     -----------

                               SIGMA METALS, INC.

                            Statements of Cash Flows
                                   (Continued)

                                                        THREE MONTHS ENDED
                                                    ---------------------------
                                                     MARCH 31,       MARCH 31,
                                                       2007            2006
                                                    -----------     -----------

NET CASH PROVIDED BY (USED IN)
 OPERATING ACTIVITIES  (Forward)                    $    (1,259)    $    24,054
                                                    -----------     -----------

NET CASH USED IN
 INVESTING ACTIVITIES  (Forward)                    $    (7,443)    $   (38,222)
                                                    -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in Bank Debt                             $        --     $   (15,000)
  Increase (Decrease) in Notes Payable Equipment         (9,201)          9,149
                                                    -----------     -----------

NET CASH USED IN
 FINANCING ACTIVITIES                               $    (9,201)    $    (5,851)
                                                    -----------     -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS           $   (17,903)    $   (20,019)

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                                     44,798          21,477
                                                    -----------     -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD            $    26,895     $     1,458
                                                    ===========     ===========

Supplemental Disclosure of Cash Flow Information:

  Interest Paid                                     $    37,591     $    24,067
                                                    ===========     ===========

  Income Taxes Paid                                 $       425     $       425
                                                    ===========     ===========

                     The accompanying notes are an integral
                            part of these statements.

                               SIGMA METALS, INC.

                          Notes to Financial Statements
                                 March 31, 2007
                                 March 31, 2006

1- SIGNIFICANT ACCOUNTING POLICIES

      Background of Company

      Sigma Metals, Inc. ("The Company") is a stocking aircraft metals warehouse with value added capability. The Company also services the critical needs of aircraft manufacturers and the major airlines. The Company is located in Deer Park, New York. Its customer base consists of both foreign and domestic Corporations.

      Cash & Cash Equivalents

      Cash and cash equivalents include all highly liquid debt instruments with an original maturity of three month or less. Cash consists of aggregate cash balances in the Company's bank accounts and cash equivalents consist primarily of money market accounts.

      Accounts Receivable

      Accounts receivable are presented at face value, net of the allowance for doubtful accounts. The allowances for doubtful accounts are established through provisions charged against income and are maintained at a level believed adequate by management to absorb estimated bad debts based on current economic conditions. Management considers all accounts to be collectible and, therefore, has not established a provision for uncollectible accounts.

      Concentration of Credit Risk

      Financial instruments that potentially subject the Company to concentrations of credit risk consist of trade accounts receivable. The Company grants credits to its customers, which are located in and out of the United States. The Company does have foreign sales, but they are primarily with large corporations that the Company has done business with for a number of years. The majority of these transactions are insured.

      Inventory

      Inventories are stated at the lower of cost (first-in, first-out) or market.

      Property and Equipment

      Property and equipment are carried at cost less accumulated depreciation and amortization. The Company maintains a policy to capitalize all property and equipment purchases in excess of $1,000. Expenditures for repairs and improvements in excess of $1,000 that add to the productive capacity or extend the useful life of an asset are capitalized. Repair and maintenance charges are expensed as incurred. Property under a capital lease is capitalized and amortized over the lease terms. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in earnings. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets.

      Depreciation and Amortization are provided by charges to operations over the estimated useful lives, principally on the straight-line method. The estimated useful lives are:

            Tools                                        5 Years
            Furniture, Fixtures and Office
               Equipment                                 5 Years
            Transportation Equipment                     5 Years
            Machinery and Equipment                      7 Years
            Leasehold Improvements                       3-15 Years

      Impairment of Long-Lived Assets

      The Company reviews long-lived assets for impairment at the facility level annually or when events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is evaluated based on the sum of undiscounted estimated future cash flows expected to result from use of the assets compared to their carrying value. If impairment is recognized, the carrying value of the impaired asset is reduced to their fair value, based on discounted estimated future cash flows.

      Finance Costs

      Costs connected with obtaining and executing debt arrangements are capitalized and amortized on the straight-line basis over the term of the related debt.

      Revenue Recognition

      The Company generally recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable.

      Expenses

      Selling, general, and administrative costs are charged to expense as incurred.

      Use of Estimates

      In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The more significant management estimates are the useful lives of property and equipment, provisions for inventory obsolescence, unamortized finance costs, accrued expenses, and various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

      Fair Value of Financial Instruments

      The Company has estimated the fair value of financial instruments using available market information and other valuation methodologies in accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments."

      Management of the Company believes that the fair value of financial instruments, consisting of cash, accounts receivable, accounts payable and accrued liabilities, approximates carrying value due to the immediate or short-term maturity associated with these instruments and that the notes payable is carried at fair value in that is carries interest rates that are comparable to similar instruments with similar maturities.

      Income Taxes

      The Company has elected to be taxed as a Small Business Corporation and, consequently, no Federal tax liability is reflected on the Comparative Statements of Income and Retained Earnings.

2- INVENTORY

      Inventory consists primarily of sheet metal and is considered all raw materials.

                                                      2007         2006
                                                      ----         ----

         Raw Material (Sheet Metal)                $2,874,510   $1,690,306

3- PROPERTY AND EQUIPMENT

      A schedule of Property and Equipment at March 31 is set forth below:

                                                       2007         2006
                                                       ----         ----

         Tools, Machinery and Equipment             $ 107,702    $  96,991
         Furniture, Fixtures and Office Equipment     120,021      110,075
         Transportation Equipment                      17,006       17,006
         Leasehold Improvements                        53,489       45,828
                                                    ---------    ---------

         Total Property and Equipment               $ 298,218    $ 269,899

         Less: Accumulated Depreciation              (168,378)    (144,616)
                                                    ---------    ---------

         Property, and Equipment, Net               $ 129,840    $ 125,284
                                                    =========    =========

      Depreciation and amortization expense for the three months ended March 31, 2007 and March 31, 2006 were $9,598 and $9,853, respectively.

4- LINES OF CREDIT

      The Company had a Bank Line of Credit that expired on May 31, 2006 with a maximum borrowing limit of $800,000 and interest at one and one half over prime. The prime interest rate at March 31, 2007 was 8.25%. The Line of Credit was renewed for a maximum borrowing limit of $900,000 and interest at one and one half over prime. This new Line of Credit expired on May 31, 2007. As of March 31, 2007 the balance was $897,800. Subsequent to the Balance Sheet date, as part of the stock purchase agreement (see Note 10), the line of credit was satisfied.

      The Line of Credit is secured by a first security interest in all assets. The Line of Credit is due on demand or, if no demand is made, in one payment of all outstanding principal plus accrued unpaid interest on May 31, 2007, at which time it is subject to annual review, pending receipt of the subject's financial statements.

5- NOTES PAYABLE - SOFTWARE

      In March of 2006, the Company financed the purchase of new computer software with State Bank of Long Island in the amount of $50,000. The terms of the Note are 2 years at 8% payable monthly in the amount of $2,261.36. As of the Balance Sheet date, the current balance was $19,889.

      Scheduled amortization payments for the following years are set forth below:

                  December 31, 2007          $19,673
                  December 31, 2008              216

6- NOTES PAYABLE - SBA

      The Company has an SBA Loan of $50,000, payable in monthly installments of $1,477 that started on June 17, 2004 with an interest rate of 4%. The loan is secured by the Company's assets. Subsequent to the <???> date, <???> at the closing of the Stock Purchase Agreement with Gales Industries Incorporated. Subsequent to the Balance Sheet Date, as part of the stock purchase agreement (see Note 10), the SBA Loan was satisfied.

7- RETIREMENT PLAN

      The Company adopted a 401(k) Profit Sharing Plan effective June 6, 1994. The terms of the Plan are as follows:

      CONTRIBUTION:             Up to 25% of Plan Participations' Compensation.

      ALLOCATION- EMPLOYER:     3.32% of Annual Compensation greater than Cov.
                                Comp. plus 3.32070% of Annual Compensation. Cov.
                                Comp. is based upon $72,001 year.

      NORMAL RETIREMENT AGE:    65 or 5 years of Participation, if later.

      FORFEITURES:              Allocated to Participants' Accounts.

      ELIGIBILITY:              All Non-Union Employees over the Age of 21 who
                                completed 1 year of service.

      DEATH BENEFIT:            100% of the Total Account

      DISABILITY:               100% of the Total Account

      EMPLOYEES CONTRIBUTIONS:  Up to 100% of Annual Compensation. (Maximum
                                $15,000 for 2006 and $15,500 for 2007).

      MATCHING CONTRIBUTIONS:   0.00% of Employee deferral up to 0.00% of
                                Compensation deferred.

                                Vesting Schedule
                                ----------------

                         Year                   Pct Vested
                         ----                   ----------

                           1                         0
                           2                        20
                           3                        40
                           4                        60
                           5                        80
                         6-15                      100

8- SHAREHOLDER LOANS

      Two of the major shareholders have advanced the Company $125,000 each for working capital. These notes are payable on demand and bear interest at a rate of 6%. They also have been subordinated to State Bank of Long Island. Subsequent to the Balance Sheet Date, as part of the stock purchase agreement (see Note 10), these notes were satisfied.

9- COMMITMENTS and CONTINGENCIES

      The Company presently leases manufacturing and office facilities under a lease expiring January 31, 2008, at an annual rental of approximately $22,000, plus annual real estate tax and utilities by the lessee.

      This lease is between the Company and Giaquinto - Lusting Associates, LLC, a Limited Liability Company.

10- SUBSEQUENT EVENTS

      On January 2, 2007, the Company entered into a stock purchase agreement (the "Sigma Agreement") with Gales Industries Incorporated, a Delaware Corporation and the holders of all of the outstanding shares of Sigma Metals (the "Shareholders"). Pursuant to the Sigma Agreement, subject to the satisfaction of various terms and conditions Gales will acquire from the Shareholders all of the issued and outstanding capital stock of Sigma Metals.

      The closing of the Sigma Agreement occurred in April of 2007. The purchase price for all of the shares is $5,008,204, plus an amount equal to Sigma Metals' earnings for the period from January 1, 2006, until the closing subject to certain adjustments as set forth in the Sigma Agreement.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

      The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the pro forma effects of the acquisition of Sigma Metals, Inc. and the issuance of Series B Convertible Preferred Stock having an initial liquidation value of $8,023,000.

      The pro forma condensed consolidated statement of operations for the quarter ended March 31, 2007 is presented to show income from continuing operations as if the acquisition of Sigma Metals, Inc. and the issuance of the Series B Convertible Preferred Stock had occurred as of the beginning of the period. The pro forma condensed consolidated balance sheet is based on the assumption that the acquisition of Sigma Metals, Inc. and the issuance of the Series B Convertible Preferred Stock had occurred effective March 31, 2007. The pro forma condensed consolidated statement of operations for the year ended December 31, 2006 is presented to show income from continuing operations as if the acquisition of Sigma Metals, Inc. and the issuance of the Series B Convertible Preferred Stock had occurred as of the beginning of the period. The pro forma condensed consolidated balance sheet is based on the assumption that the acquisition of Sigma Metals, Inc. and the issuance of the Series B Convertible Preferred Stock had occurred effective December 31, 2006.

      Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the acquisition of Sigma Metals, Inc. and the issuance of the Series B Convertible Preferred Stock occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our consolidated financial statements as of and for the year ended December 31, 2006 included in our Annual Report on Form 10-KSB for the year ended December 31, 2006 and the consolidated financial statements as of and for the years ended December 31, 2006 and 2005 of Sigma Metals, Inc. included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

                          GALES INDUSTRIES INCORPORATED
      Unaudited Pro Forma Consolidated Comparative Condensed Balance Sheet
                                December 31, 2006

                                                                           Gales                                       Gales Sigma
                                                                         Industries        Sigma      Adjustments      Consolidated
                                                                         ----------        -----      -----------      ------------
ASSETS
Current Assets
Cash and Cash Equivalents                                               $         --   $     44,798  $  3,004,342 (a)  $  3,049,140
Accounts Receivable (Net of Allowance for Doubtful Accounts of
$176,458 for Gales)                                                        3,508,957      2,392,947            --         5,901,904
Inventory                                                                 15,257,641      2,812,873            --        18,070,514
Prepaid Expenses and Other Current Assets                                    232,749         27,818                         260,567
Deposits                                                                     180,456             --            --           180,456
                                                                        -----------------------------------------      ------------

Total Current Assets                                                      19,179,803      5,278,436     3,004,342        27,462,581

Property, Plant, and Equipment, net                                        3,565,316        131,995            --         3,697,311
Deferred Financing Costs                                                     369,048             --            --           369,048
Other Assets                                                                  63,522            851            --            64,373
Goodwill                                                                   1,265,963             --     5,405,447 (b)     6,671,410
Deposits                                                                     448,530         22,763            --           471,293
                                                                        -----------------------------------------      ------------

                                                                        -----------------------------------------      ------------
TOTAL ASSETS                                                            $ 24,892,182   $  5,434,045  $  8,409,789      $ 38,736,016
                                                                        =========================================      ============

Current Liabilities
Accounts Payable and Accrued Expenses                                   $  7,648,426   $  2,317,622  $         --      $  9,966,048
Notes Payable Current Portion                                                127,776         33,541       (33,541)(c)       127,776
Notes Payable - Revolver                                                   5,027,463        897,800      (897,800)(c)     5,027,463
Notes Payable - Sellers AIM - Current Portion                                192,400             --       361,404 (d)       553,804
Capital Lease Obligations - Current Portion                                  407,228             --            --           407,228
Due to Sellers AIM                                                            53,694             --            --            53,694
Dividends Payable                                                            120,003             --            --           120,003
Deferred Gain on Sale - Current Portion                                       38,033             --            --            38,033
Income Taxes Payable                                                         653,426             --            --           653,426
                                                                        -----------------------------------------      ------------

Total current liabilities                                                 14,268,449      3,248,963      (569,937)       16,947,475

Long term liabilities
Due to Sellers - Sigma - Net of Current Portion                                             257,000      (257,000)(c)            --
Notes Payable - Net of Current Portion                                       645,458             --     1,188,341 (c)     1,833,799
Notes Payable - Sellers AIM - Net of Current Portion                       1,290,562             --                       1,290,562
Notes Payable - Sellers Sigma - Net of Current Portion                            --             --       722,807 (d)       722,807
Capital Lease Obligations - Net of Current Portion                           552,589             --            --           552,589
Deferred Tax Liability                                                       512,937             --            --           512,937
Deferred Gain on  Sale - Net of Current Portion                              713,118             --            --           713,118
Deferred Rent                                                                 39,371             --            --            39,371
                                                                        -----------------------------------------      ------------

TOTAL LIABILITIES                                                       $ 18,022,484   $  3,505,963  $  1,804,211      $ 22,612,658

Commitments and contingencies
Stockholders' Equity
  Preferred Stock - 8,003,716 shares authorized
    Series A Convertible Preferred - $.001 Par value, 1,000
      Shares authorized, 900 shares Issued and 0 Outstanding
    Series B Convertible Preferred - $.001 Par value, 2,000,000         $         --   $         --       $ 8,023 (e)  $      8,023
      Shares Authorized, 802,300 Shares Issued and Outstanding
      with an initial liquidation value of $8,023,000                                                          --
      (Authorized, Issued and Oustanding for the Proforma
      December 31, 2006)
Common Stock - $.001 Par value, 120,055,746 Shares Authorized,                57,269         30,000       (21,955)(f)        65,314
   57,269,301 Shares Issued and Outstanding as of  December 31, 2006
   on a pro forma  basis 65,314,694 Shares Issued and Outstanding as of
   December 31,2006
Additional Paid-In Capital                                                 7,898,702             --            --         7,898,702
Additional Paid-In Capital Series B Preferred                                                           7,345,637 (g)     7,345,637
Additional Paid-In Capital: Sigma Shares                                                                1,891,955 (h)     1,891,955
Retained Earnings (Accumulated Deficit)                                   (1,086,273)     1,898,082    (1,898,082)(i)    (1,086,273)
                                                                        -----------------------------------------      ------------

Total Stockholders' Equity                                                 6,869,698      1,928,082     7,325,578        16,123,358

                                                                        -----------------------------------------      ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $ 24,892,182   $  5,434,045  $  8,409,789      $ 38,738,016
                                                                        =========================================      ============

Notes to Unaudited Pro Forma Consolidated Comparative Condensed Balance Sheet

(a) Represents the net cash from sale of Series B Convertible Preferred Stock remaining after using a portion of the proceeds for the purchase of the stock of Sigma Metals, Inc. and paying soft costs associated with the acquisition.

(b) Represents the goodwill resulting from the excess of the purchase price paid for the stock of Sigma over the value of the assets acquired less the liabilities assumed.

(c) Represents the revolving loan facility put in place to pay the amounts due third parties and the former Officers of Sigma for borrowed money.

(d) Represents the current and long term portions of the notes issued by Gales Industries as part of the purchase price for the stock of Sigma.

(e) Represents the par value of the shares of Gales Industries Series B Convertible Preferred stock issued, in part, to finance the purchase of the stock of Sigma.

(f) Represents the elimination of Sigma's Stockholders' Equity ($30,000) partially offset by the par value ($8,045) of the 8,045,393 shares issued to the sellers as part of the purchase price for the stock of Sigma.

(g) Represents the excess of amounts paid by investors over the par value of shares of Gales Industries Series B Convertible Preferred stock net of the soft costs associated with the issuance of such shares.

(h) Represents the excess over par value of the fair value of the common stock issued as part of the purchase price for the stock of Sigma.

(i)   Represents the eliminations of Sigma's accumulated surplus.

                          GALES INDUSTRIES INCORPORATED
                      Pro Forma Combined Satement Of Income
                      For the Year Ended December 31, 2006

                                                                      Gales                                            Gales Sigma
                                                                    Industries        Sigma           Adjustments      Consolidated
                                                                    ----------        -----           -----------      ------------
Net Sales                                                          $ 33,044,996   $ 17,979,414                         $ 51,024,410

Cost of Sales                                                        28,002,942     12,822,494                           40,825,436
                                                                   ------------   ------------       ------------      ------------

Gross Profit                                                          5,042,054      5,156,920                 --        10,198,974


Operating costs and expenses
       Selling and marketing                                            601,011        923,847                            1,524,858
       General and administrative                                     3,789,587      2,218,053                            6,007,640
                                                                   ------------   ------------       ------------      ------------
Income (Loss) from operations                                           651,456      2,015,020                  0         2,666,476

Other (income) and expenses:
       Interest & financing costs                                     1,040,108        129,490             61,094 (b)     1,230,692
       Gain on Sale of Life Insurance Policy                            (53,047)            --                              (53,047)
       Gain on Sale of Real Estate                                     (300,037)            --                             (300,037)
       Other Income                                                    (435,627)            --                             (435,627)
       Other Expenses                                                   246,659            425                              247,084
                                                                   ------------   ------------       ------------      ------------
Income (Loss) before provision for income taxes                         153,400      1,885,105            (61,094)        1,977,411

Provision for income taxes                                              489,969        767,396 (a)        (24,450)        1,232,915
                                                                   ------------   ------------       ------------      ------------
Net Income (Loss)                                                  $   (336,569)  $  1,130,686       $    (36,644)     $    744,496
                                                                   ------------   ------------       ------------      ------------

Pro Forma dividend attributable to preferred stockholders                                                 561,610 (c)       561,610
                                                                                                                       ------------

Pro Forma net earnings attribute to common stockholders                                                                $    182,886
                                                                                                                       ============

Pro Forma earnings per share (Basic)                                                                                   $       0.00
                                                                                                                       ============

Pro Forma earnings per share (Diluted)                                                                                 $       0.00
                                                                                                                       ============

Weighted Average Shares Outstanding (Basic)                                                                              40,253,422
                                                                                                                       ============

Weighted Average Shares Outstanding (Diluted)                                                                            46,323,011
                                                                                                                       ============

Notes to Pro Forma Combined Statement Of Income

(a) Represents the pro forma income tax expense for Sigma, as if it were taxable as a "C" not an "S" corp.

(b) Represents one year's interest expense on $1,084,213 of notes issued as part of purchase price for Sigma stock, being amortizing monthly with an interest rate of 7%.

(c) Represents the 7% annual preferred stock dividend for the $8,023,000 Series B Convertible Preferred Stock used to purchase Sigma.

Gales and Sigma Proforma
3/31/2007

Balance Sheet

                                                                       GALES           SIGMA                          Gales/Sigma
                                                                   March 31, 2007  March 31, 2007   Adjustments       Consolidated
                                                                     (unaudited)     (unaudited)    (unaudited)        (unaudited)
ASSETS
Current Assets
  Cash and Cash Equivalents                                        $           --  $       26,895   $ 3,004,342  (a)  $   3,031,237
  Accounts Receivable, Net of Allowance for Doubtful                                                                             --
  Accounts of 204,566                                                   2,672,799       2,734,910            --           5,407,709
  Inventory                                                            15,866,131       2,874,510            --          18,740,641
  Prepaid Expenses and Other Current Assets                               455,958          32,234            --             488,192
  Deposits                                                                776,673              --            --             776,673
                                                                   --------------------------------------------       -------------

Total Current Assets                                                   19,771,561       5,668,549     3,004,342          28,444,452

  Property, Plant, and Equipment, net                                   3,399,089         129,840            --           3,528,929
  Deferred Financing Costs                                                338,294              --            --             338,294
  Other Assets                                                             65,122              --            --              65,122
  Goodwill                                                              1,265,963              --     5,218,031  (b)      6,483,994
  Deposits                                                                495,632          22,826            --             518,458
                                                                   --------------------------------------------       -------------

TOTAL ASSETS                                                       $   25,335,661  $    5,821,215   $ 8,222,373       $  39,379,249
                                                                   ============================================       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts Payable and Accrued Expenses                            $    7,544,130  $    2,242,521   $        --       $   9,786,651
  Notes Payable - Revolver                                              5,352,845         897,800      (897,800) (c)      5,352,845
  Notes Payable - Current Portion                                         127,776          24,340       (33,541) (c)        118,575
  Notes Payable - Sellers - Current Portion                               192,400              --       361,404  (d)        553,804
  Capital Lease Obligations - Current Portion                             413,463              --            --             413,463
  Due to Sellers                                                           53,694              --            --              53,694
  Dividends Payable                                                       120,003              --            --             120,003
  Deferred Gain on Sale - Current Portion                                  38,033              --            --              38,033
  Income Taxes Payable                                                    769,396              --            --             769,396
                                                                   --------------------------------------------       -------------

Total current liabilities                                              14,611,740       3,164,661      (369,937)         17,206,464

Long term liabilities
  Due to Sellers - Sigma - Net of Current Portion                              --         257,000      (257,000) (c)             --
  Notes Payable - Net of Current Portion                                  613,514              --     1,188,341  (c)      1,801,855
  Notes Payable - Sellers AIM - Net of Current Portion                    577,200              --            --             577,200
  Notes Payable - Sellers Sigma - Net of Current Portion                       --              --       722,807  (d)        722,807
  Capital Lease Obligations - Net of Current Portion                      524,053              --            --             524,053
  Deferred Tax Liability                                                  461,731              --            --             461,731
  Deferred Gain on Sale - Net of Current Portion                          703,609              --            --             703,609
  Deferred Rent                                                            86,929              --            --              86,929
                                                                   --------------------------------------------       -------------

Total liabilities                                                      17,578,776       3,421,661     1,084,211          22,084,648

Commitments and contingencies
Stockholders' Equity
  Preferred Stock - 8,003,716 shares authorized;
     Series - A 1,000 shares authorized,
       900 shares Issued and 0 outstanding;
     Series B - 2,000,000 shares authorized,
       802,300 shares issued and outstanding on a pro forma basis
       as of March 31, 2007                                                    --              --         8,023  (e)          8,023
  Common Stock - .001 Par, 120,055,746 Shares Authorized
     59,579,998 Shares Issued and Outstanding as of March 31, 2007;
     on a pro forma basis 66,966,671 shares issued and outstanding
     as of March 31, 2007                                                  59,580          30,000       (22,613)(f)         66,967
  Additional Paid-In Capital                                            8,855,065              --            --           8,855,065
  Additional Paid-In Capital Series B Preferred                                --              --     7,345,637  (g)      7,345,637
  Additional Paid-In Captial: Sigma Shares                                     --              --     2,176,669  (h)      2,176,669
  Accumulated Deficit                                                  (1,157,760)      2,369,554    (2,369,554) (i)     (1,157,760)
                                                                   --------------------------------------------       -------------

Total Stockholders' Equity                                              7,756,885       2,399,554     7,138,162          17,294,601
                                                                   --------------------------------------------       -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $   25,335,661  $    5,821,215   $ 8,222,373       $  39,379,249
                                                                   ============================================       =============

Notes to Unaudited Pro Forma Consolidated Comparative Condensed Balance Sheet

(a) Represents the net cash from sale of Series B Convertible Preferred Stock remaining after using a portion of the proceeds for the purchase of the stock of Sigma Metals, Inc. and paying soft costs associated with the acquisition.

(b) Represents the goodwill resulting from the excess of the purchase price paid for the stock of Sigma over the value of the assets acquired less the liabilities assumed.

(c) Represents the revolving loan facility put in place to pay the amounts due third parties and the former Officers of Sigma for borrowed money.

(d) Represents the current and long term portions of the notes issued by Gales Industries as part of the purchase price for the stock of Sigma.

(e) Represents the par value of the shares of Gales Industries Series B Convertible Preferred stock issued, in part, to finance the purchase of the stock of Sigma.

(f) Represents the elimination of Sigma's Stockholders' Equity ($30,000) partially offset by the par value ($7,387) of the 7,386,673 shares issued to the sellers as part of the purchase price for the stock of Sigma.

(g) Represents the excess of amounts paid by investors over the par value of shares of Gales Industries Series B Convertible Preferred stock net of the soft costs associated with the issuance of such shares.

(h) Represents the excess over par value of the fair value of the common stock issued as part of the purchase price for the stock of Sigma.

(i)   Represents the eliminations of Sigma's accumulated surplus.

Gales and Sigma Proforma Statement of Income for the three months ended 3/31/2007

                                                              GALES           SIGMA                           Gales/Sigma
                                                            3/31/2007       3/31/2007        Adjustments      Consolidated
                                                           (unaudited)     (unaudited)       (unaudited)      (unaudited)
Net sales                                                    7,488,130       5,186,868               --        12,674,998

Cost of Sales                                                6,239,484       3,729,806               --         9,969,290
                                                          ----------------------------       ----------       -----------

Gross profit                                                 1,248,646       1,457,062               --         2,705,708

Operating costs and expenses:
  Selling and marketing                                         95,342         442,879               --           538,221
  General and administrative                                 1,031,450         505,120               --         1,536,570
                                                          ----------------------------       ----------       -----------

Income from operations                                         121,854         509,063               --           630,917

Other (Income) and Expenses                                                                                            --
  Interest and financing costs                                 130,954          37,591           18,974 (b)       187,519
  Gain on Sale of Real Estate                                   (9,509)             --               --            (9,509)
  Other Income                                                  (1,446)             --               --            (1,446)
  Other Expenses                                                 8,578              --               --             8,578
                                                          ----------------------------       ----------       -----------

Net (Loss) income before provision for income taxes             (6,723)        471,472          (18,974)          445,775

Provision for income taxes                                      64,764         188,683 (a)       (7,593)          245,854
                                                          ----------------------------       ----------       -----------

Net (Loss) Income                                              (71,487)        282,789          (11,380)          199,921
                                                          ----------------------------       ----------       -----------

Pro forma dividend attributable to preferred stockholders                                       140,402 (c)       140,402
                                                                                                              -----------
Pro forma net earnings attributable to common stockholders                                                         59,519
                                                                                                              ===========

Pro Forma earnings per share (Basic)                                                                          $      0.00
                                                                                                              ===========

Pro Forma earnings per share (Diluted)                                                                        $      0.00
                                                                                                              ===========

Weighted Average Shares Outstanding (Basic)                                                                    66,220,357
                                                                                                              ===========

Weighted Average Shares Outstanding (Diluted)                                                                  72,006,257
                                                                                                              ===========

Notes to Pro Forma Combined Statement Of Income

(a) Represents the pro forma income tax expense for Sigma, as if it were taxable as a "C" not an "S" corp.

(b) Represents one year's interest expense on $1,084,213 of notes issued as part of purchase price for Sigma stock, being amortizing monthly with an interest rate of 7%.

(c) Represents the 7% preferred stock dividend for the $8,023,000 Series B Convertible Preferred Stock used to purchase Sigma.

                                     Part II

                   Information Not Required in the Prospectus

Item 24. Indemnification of Directors and Officers

      Under Section (b) of Article TENTH of our Articles of Incorporation, as well as Article VII of our By-Laws, we have agreed to indemnify our officers, directors, employees and agents to the fullest extent permitted by the laws of the State of Delaware, as amended from time to time. In addition, under paragraph (i) of Section (a) of Article TENTH of our Certificate of Incorporation, our directors are not subject to personal liability to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties as a director to the fullest extent provided by Delaware law.
Section 102 (b) (7) of the Delaware General Corporation Law provides for the elimination off such personal liability, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

SEC Registration Fee                                    $   295.79
 Legal Fees and Expenses                                $   25,000
 Accountants' Fees and Expenses                         $   10,000
 Miscellaneous Expenses                                 $    5,000
 Total                                                  $40,295.79

Item 26. Recent Sales Of Unregistered Securities

Shares Issued By Air Industries Group (then Gales Industries) Prior to the
Merger:

      We have issued the following securities without registration under the Securities Act since June 1, 2004:

      As of October 28, 2004, immediately after its incorporation, Original Gales issued 4,401,219 shares of its common stock to its founder and Executive Chairman and 3,404,538 shares of its common stock to its Vice Chairman pursuant to subscriptions for such shares by such individuals. As of the same date, four of our directors subscribed for 100,000 shares each of Original Gales common stock. As of the same date, Original Gales issued 150,000 shares of its common stock to a law firm and 100,000 shares of its common stock to another law firm pursuant to their subscription for shares. As of the same date, Original Gales issued in the name of a consultant 250,000 shares of its common stock pursuant to its subscription for such number of shares. The subscription price for the shares described in this paragraph was $.00001 per share.

      Original Gales entered into an Investment Banking/Advisory Agreement ("Atlas Agreement"), dated as of January 11, 2005, with Atlas Capital Services, LLC ("Atlas"). The Atlas Agreement provided that Atlas would receive newly issued shares equal to 4% of a publicly-held company introduced by Atlas to Original Gales, provided that Original Gales enters into a reverse merger transaction with such company. Immediately prior to the closing of the Merger, Original Gales issued to various designees of Atlas an aggregate of 1,477,230 shares of its common stock in satisfaction of such obligation to Atlas.

      In connection with the Acquisition of AIM, Original Gales issued $332,631 principal amount convertible note to each of Mr. Rettaliata and D. Peragallo. As a result of the Merger, each such convertible note is convertible into shares of Common Stock at the conversion price of $0.40 per share. Also, in connection with the Acquisition of AIM, Original Gales issued shares of its common stock which, pursuant to the Merger, have become 253,214 shares of Common Stock in the name of Luis Peragallo, 118,423 shares of Common Stock in the name of Peter Rettaliata and 118,423 shares of Common Stock to Dario Peragallo. See "Certain Relationships and Related Transactions - Transactions Relating to the Acquisition and Other Related Transactions."

      In February 2005, Original Gales, in consideration for an investment of $22,500 (the "22,500 Financing"), issued to the investor a 12% convertible promissory note in the principal amount of $22,500, convertible at the price of $0.11 per share into shares of Common Stock. As of November 30, 2005, the holder of such note converted the principal of, and interest accrued on, such note into 226,334 shares of Common Stock. For no additional consideration, Original Gales issued a warrant to the investor to purchase 409,091 shares of Common Stock at $.055 per share.

      In August 2005, Original Gales, in consideration for $45,000 in aggregate investment (the "$45,000 Financing"), issued to the investors convertible promissory notes in the aggregate principal amount of $45,000, convertible at the price of $0.22 per share of Common Stock. These notes have been repaid. For no additional consideration, Original Gales issued to such investors warrants to purchase the number of shares of Common Stock equal to the number of shares into which the $45,000 Notes can be converted (204,545), exercisable at $0.22 per share. See "Certain Relationships and Related Transactions - Transactions Relating to Original Gales."

      In September 2005, Original Gales received $105,000 in financing from two investors (the "$105,000 Financing") and, in connection therewith, issued to such investors warrants to purchase an aggregate of 477,273 shares of Common Stock at a price of $0.22 per share, exercisable until September 30, 2010. GunnAllen Financial, Inc. served as our placement agent in the $105,000 Financing and received cash compensation equal to $10,500 and a non-accountable expense allowance equal to $2,100. GunnAllen Financial also received a warrant to purchase 47,728 shares of Common Stock, exercisable at $0.22 per share until September 30, 2010. Such warrant provided for cashless exercise.

      As of November 30, 2005, Original Gales issued to its officers stock options to purchase shares of common stock as follows: 1,250,000 options to Mr. Gales, and 1,200,000 options each to Mr. Giusto, Rettaliata and D. Peragallo. See "Executive Compensation - Employment Agreements."

      As of November 30, 2005 and December 15, 2005, Original Gales issued an aggregate of 900 shares of its convertible preferred stock to investors and five-year warrants to the placement agent on the same terms as described below with respect to the "First Closing" and the "Second Closing".

      We believe that the issuances of the shares described above were exempt from registration under Section 4(2) of the Securities Act.

      Shares Issued by in Connection with the Merger:

      As of November 30, 2005, pursuant to the Merger Agreement, we issued an aggregate of 10,673,107 shares of our Common Stock. In addition, as a condition to the Merger Agreement, we agreed to nominate James Brown to serve on our Board and issued 100,000 shares of our Common Stock to him in November 2005.

      Pursuant to the Merger, we issued the following securities as of November 30, 2005 in consideration for the cancellation of the corresponding Original Gales securities: (i) stock options to four of our executives to purchase in the aggregate 4,850,000 shares of Common Stock (the terms of which are described in the footnotes to the table, "Executive Compensation-Option Grants in Last Fiscal Year", above); (2) a convertible note in the principal amount of $332,631 to each of Peter D. Rettaliata and Dario Peragallo, convertible into shares of Common Stock at $0.40 per share; (3) five-year warrants to the investors in the $45,000 Financing to purchase an aggregate of 204,545 shares of Common Stock at the exercise price of $0.22 per share; (5) five-year warrants to the placement agent for the $105,000 Financing to purchase 47,728 share of Common Stock at the exercise price of $0.22 per share; and (6) five-year warrants to the investor in the $22,500 Financing to purchase 409,091 shares of Common Stock at the exercise price of $0.055 per share. All of the warrants described in this paragraph provide for "cashless exercise".

      As of November 30, 2005, in connection with the Merger, 679.328 shares of Gales Series A Convertible Preferred Stock were exchanged for the same number of shares of Preferred Stock of the Company (the "First Closing"). Each share of Preferred Stock is convertible at $0.22 per share into 45,455 shares of Common Stock.

      Such 679.328 shares of Preferred Stock (not including shares of Preferred Stock issuable as dividends) are convertible into an aggregate of 30,878,855 shares of our Common Stock. On December 15, 2005, we privately issued 220.672 shares of our Preferred Stock to accredited investors (the "Second Closing").

      In connection with the Second Closing, the gross purchase price of $2,206,720 was paid by investors. Together, in the First Closing and the Second Closing, we issued 900 shares of Preferred Stock to investors and the investors paid an aggregate purchase price of $9,000,000. Our issuances of shares of Preferred Stock to investors in connection with the First Closing and the Second Closing were in exchange for the cancellation of the same number of shares of series A convertible preferred stock of Original Gales, which merged into our wholly-owned subsidiary as of November 30, 2005. The investors had acquired such shares of Original Gales preferred stock by paying Original Gales (and its successor) the aggregate purchase price of $9,000,000 in connection with Gales' Industries private offering to accredited investors of up to 900 shares of its series A convertible preferred stock, which offering was completed by Original Gales on the date of the First Closing with respect to 679.328 shares of its preferred stock and on the date of the Second Closing with respect to 220.672 shares of its preferred stock. The terms of our Preferred Stock and Original Gales series A convertible preferred stock are substantially the same.

      The 220,672 shares of Preferred Stock which we issued in the Second Closing (not taking into account additional shares of Preferred Stock issuable to the investors as dividends) are convertible at any time, at the option of the holders, into an aggregate of approximately 10,030,645 shares of our Common Stock (or 45,455 shares of Common Stock for each share of Preferred Stock), and will automatically convert into shares of Common Stock if and when this registration statement, which covers such shares of Common Stock underlying the Preferred Stock, is declared effective and such shares thereby become available for resale under the Securities Act.

      In connection with the First Closing and the Second Closing, GunnAllen Financial, Inc. acted as the placement agent and received warrants, exercisable during a five-year term, to purchase the number of shares of Common Stock (4,090,950 shares) equal to 10% of the number of shares of Common Stock into which the Preferred Stock sold in the Offering may be converted. Such warrants have a "cashless exercise" feature and are exercisable at $0.22 per share.

      We believe that the issuances of shares described above were exempt from registration under Section 4(2) of the Securities Act.

      Shares Issued by Ashlin Development Corporation Prior to the Merger:

      On July 30, 2003, Ashlin issued to two Board members an aggregate of approximately 160,075 shares of Common Stock in return for services performed. The fair value of such shares of Common Stock was recorded as $24,000 in the aggregate.

      During each of the years ended December 31, 2004 and 2003, Ashlin granted options to purchase approximately 40,019 shares of Common Stock to its chief executive officer.

      On July 30, 2003, Ashlin issued to two Board members an aggregate of approximately 160,075 shares of Common Stock in return for services performed. The fair value of such shares of Common Stock was recorded as $24,000 in the aggregate.

      During each of the years ended December 31, 2004 and 2003, Ashlin granted options to purchase approximately 40,019 shares of Common Stock to its chief executive officer.

      As of January 2005, as part of the Plan of Reorganization, Ashlin issued approximately 240,112 shares of Common Stock to James Brown (who was then its chairman and chief executive officer) upon its emergence from bankruptcy protection. The fair value of such shares was recorded as $12,000 in the aggregate. In March 2005, Ashlin issued approximately 256,119 shares of Common Stock to Mr. Brown. The fair value of such 256,119 shares was determined to be $32,000 in the aggregate. On August 13, 2003, Ashlin issued approximately 80,038 shares of Common Stock to Mr. Brown in consideration of his services as a member of its Board of Directors.

      In March 2005, Ashlin issued approximately 80,038 shares of Common Stock to Global Business Resources, Inc., a Fort Lauderdale based consulting firm, as partial compensation for services to Ashlin.

      As of September 16, 2005, Ashlin issued approximately 80,038 shares of Common Stock to a consultant in return for consulting services.

      Other than such sales of shares and the securities issued in connection with the Merger and the Offering described above, during the past three years, we and Original Gales did not sell any securities which were not registered under the Securities Act. We believe that the issuances in connection with such sales, the Merger and the Offering were exempt from registration under Section 4(2) of the Securities Act.

      Subsequent Issuances

      We issued as of April 1, 2006 to a consulting firm, in return for services on public relations matters, a warrant to purchase 10,417 shares of our Common Stock at the exercise price of $0.73 per share and a warrant to purchase 10,417 shares of our Common Stock at the exercise price of $1.56 per share. We issued to the same firm as of May 1, 2006 a warrant to purchase 10,417 shares of our Common Stock at the exercise price of $1.82 per share and as of June 1, 2006 a warrant to purchase 10,417 shares of our Common Stock at the exercise price of

$1.65 per share. All of such warrants expire five years after the date as of which they were issued and provide for cashless exercise and piggyback registration rights with respect to new registration statements which we may file in the future. We will be issuing to the same firm a warrant for the same number of shares (10,417) of our Common Stock as of the first day of each month following June 1, 2006 until February 1, 2007 (except that the February 1, 2007 warrant will have the right to purchase 10,416 shares). The exercise price per share for each such warrant to be issued will equal 120% of the average closing price of the Common Stock during the month immediately preceding the date as of which such warrant is issued and will have all other terms which are the same as the terms of the April 1, 2006, May 1, 2006 and June 1, 2006 warrants. In all, we will have issued 12 warrants to the same firm which are exercisable into an aggregate of 125,000 shares of Common Stock.

      Such issuances of warrants to our consulting firm were, and will be, exempt from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

      On August 4, 2006, the date upon which our registration statement for the resale of the shares of common stock issued upon the automatic conversion of our series A convertible preferred stock was declared effective by the SEC, we issued an aggregate of 40,909,500 of our common stock to holders of our series A convertible preferred stock in accordance with the terms of the certificate of designation for the series A convertible preferred stock. The shares were issued without registration under the Securities Act in reliance upon the exemption under Section 4(2) and Rule 506 of Regulation D. We issued an additional 1,636,380 shares of our common stock to holders of our series A convertible preferred stock as a dividend. The issuance of these shares did not constitute a "sale" as that term is defined in Section 2(3) of the Securities Act.

      On January 26, 2007, we issued to Peter Rattaliata and Dario Peragallo, two of our executive officers and directors, an aggregate of 1,799,432 shares of our common stock upon their conversion of our promissory notes, each in the principal amount of $665,262, plus accrued interest of $54,511, at a conversion price of $0.40 per share. The issuance of these shares was exempt from the registration requirements of the Securities Act under Section 4(2) and Rule 506 of Regulation D.

      On February 13, 2007, we issued to each of our then non-management directors options to purchase 100,000 shares of our common stock at an exercise price of $0.27 per share. These securities were issued without registration under the Securities Act in reliance upon the exemption from the registration requirements provided by Section 4(2) of the Securities Act.

      In accordance with our engagement letter dated March 16, 2007, with Westbury Group, LLC, we issued to Westbury Group and Robert Africk options to purchase an aggregate of 125,000 shares of our common stock. These securities were issued without registration under the Securities Act in reliance upon the exemption from the registration requirements provided by Section 4(2) of the Securities Act.

      In accordance with our agreement with James Brown, on March 30, 2007, we issued to him 200,000 shares of our common stock. The right to 100,00 of such shares vested immediately and the right to the remaining 100,00 shares will vest as of December 31, 2006, provided Mr. Brown continues in the service of our company through such date. These securities were issued without registration under the Securities Act in reliance upon the exemption from the registration requirements provided by Section 4(2) of the Securities Act.

      On April 16, 2007, we issued an aggregate of 7,337,891 shares of our common stock and our 7% promissory notes due 2010 in the aggregate principal amount of $1,084,211 to the three shareholders of Sigma Metals, Inc. as part of the purchase price for our acquisition of that company. These securities were issued without registration under the Securities Act in reliance upon the exemption from the registration requirements of the Securities Act provided by
Section 4(2) and Rule 506 of Regulation D.

      On April 16, 2007, we issued and sold a total of 495,500 shares of our series B convertible preferred stock to a total of 51 "accredited investors," as that term is defined in Rule 501 under Regulation D, for an aggregate purchase price of $4,955,000 ($10 per share) to finance our acquisition of Sigma Metals, Inc.

      On May 3, 2007, we issued and sold an additional 306,800 shares of our series B convertible preferred stock to a total of 94 accredited investors, for an aggregate purchase price of $3,068,000 ($10 per share). The net proceeds from the sale of these shares has been used as working capital and is available for future acquisitions.

      The series B convertible preferred stock is convertible into shares of our common stock at an initial conversion price per share is $0.2766.

      Taglich Brothers, Inc., placement agent for the offering of the series B convertible preferred stock, received: (i) a sales commission of $641,840, or 8% of the gross proceeds of the offering, (ii) $25,000 in reimbursement of its actual and reasonable out-of-pocket expenses, including fees and expenses of its counsel, and (iii) warrants to purchase 2,900,578 shares of our common stock, or 10% of the total number of shares of common stock into which the shares of series B convertible preferred stock sold in the offering may be converted. These warrants may be exercised over period of five years at a per share exercise price of $0.305, but have a "cashless exercise" feature.

      The shares of series B convertible preferred stock and the warrants issued to the placement agent were issued, and the shares of common stock that we will issue upon conversion or exercise of those securities will be issued, without registration under the Securities Act in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) and Rule 506 of regulation D.

      On May 21, 2007, we issued 90,580 shares to Michael A. Gales, our former Executive Chairman, upon the cashless exercise of options previously granted to him. The issuance of these shares was exempt from the registration requirements of the Securities Act in reliance upon Section 4(2) and Rule 506 of Regulation
D. Mr. Gales is an "accredited investor," as that term is defined in Rule 501
(a) of Regulation D.

Item 27. Exhibits

Exhibit No.  Description
-----------  -----------

2.1   Debtor's Amended Plan of Reorganization (incorporated by reference to
      Exhibit 2.1 of Registrant's Form 8-K, filed January 14, 2005.

2.2 Merger Agreement, dated as of November 14, 2005, among Gales Industries Incorporated, two of its stockholders, Gales Industries Merger Sub, Inc., and Ashlin Development Corporation (incorporated herein by reference to Exhibit 10.1 of Registrant's Form 8-K report filed November 21, 2005).

3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant's Form 8-K report, filed February 15, 2006).

3.2 Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Registrant's Form 8-K report, filed July 2,
      2007).

3.3 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Form 8-K report, filed February 15, 2006).

4.2 Form of Convertible Promissory Note, dated November 30, 2005, in the amount of $332,631, from Gales Industries Incorporated (and assumed by the Registrant) to each of Peter Rettaliata and Dario Peragallo (incorporated by reference to Exhibit 4.2 of the Registrant's Form 8-K report, filed December 6, 2005).

4.3 Form of Warrant issued by the Registrant to GunnAllen Financial, Inc. after completion of the Offering (incorporated by reference to Exhibit 4.3 of the Registrant's Form 8-K report, filed December 6, 2005).

4.4 Form of Warrant issued by Original Gales to Atlas Private Equity, LLC (and assumed by the Registrant) (Incorporated by reference to Exhibit 4.4 of the Registrants Form 10-KSB, filed April 17, 2006).

4.5 Form of Warrant issued by Gales Industries Incorporated (and assumed by the Registrant) to investors in the $45,000 Bridge Financing in or about August 2005 (incorporated by reference to Exhibit 4.5 of the Registrant's Form 8-K report, filed December 6, 2005).

4.6 Form of Warrant issued by Gales Industries Incorporated (and assumed by the Registrant) to investors in the $105,000 Bridge Financing in or about September, 2005 (incorporated by reference to Exhibit 4.6 of the Registrant's Form 8-K report, filed December 6, 2005).

4.7 Form of Warrant issued and to be issued to Porter, LeVay & Rose, Inc. (incorporated herein by reference to the exhibit of the same number to Registrant's Amendment No. 1 on Form SB-2/A, filed June 16, 2006).

4.8 Certificate of Designation (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on April 18, 2007).

5.1   Opinion of Eaton & Van Winkle, LLP.

10.1 Asset Purchase Agreement between the Registrant and TeeZee, Inc. dated October 15, 2004 (incorporated by reference of the Registrant's Report of Form 8-K, filed on January 14, 2005).

10.2 Stock Purchase Agreement, dated as of July 25, 2005, by and among Gales Industries Incorporated, Air Industries Machining, Corp., Luis Peragallo, Jorge Peragallo, Peter Rettaliata and Dario Peragallo (incorporated by reference to Exhibit 10.2 of the Registrant's Form 8-K report, filed December 6, 2005.

10.3 Secured Subordinated Promissory Note, dated November 30, 2005, in the amount of $962,000, from Gales Industries Incorporated (and assumed by the Registrant) to Luis Peragallo (incorporated by reference to Exhibit 10.3 of the Registrant's Form 8-K report, filed December 6, 2005).

10.4 Security Agreement, dated as of November 30, 2005, by and between Gales Industries Incorporated (and assumed by the Registrant) and Luis Peragallo (incorporated by reference to Exhibit 10.4 of the Registrant's Form 8-K report, filed December 6, 2005).

10.5 Contract of Sale, dated as of November 7, 2005, by and between DPPR Realty Corp. and Gales Industries Incorporated for the purchase of the property known as 1480 North Clinton Avenue, Bay Shore, NY (incorporated by reference to Exhibit 10.5 of the Registrant's Form 8-K report, filed December 6, 2005).

10.6 Contract of Sale, dated as of November 7, 2005, by and between KPK Realty Corp. and Gales Industries Incorporated for the purchase of the property known as 1460 North Fifth Avenue and 1479 North Clinton Avenue, Bay Shore, NY (incorporated by reference to Exhibit 10.6 of the Registrant's Form 8-K report, filed December 6, 2005).

10.7 Employment Agreement, dated as of September 26, 2005, by and between Gales Industries Incorporated (and assumed by the Registrant) and Michael A. Gales (incorporated by reference to Exhibit 10.7 of the Registrant's Form 8-K report, filed December 6, 2005).

10.8  Employment Agreement, dated as of September 26, 2005, by and between Louis
      A. Giusto and Gales Industries Incorporated (and assumed by the Registrant) (incorporated by reference to Exhibit 10.8 of the Registrant's Form 8-K report, filed December 6, 2005).

10.9 Employment Agreement, dated as of September 26, 2005, by and among Gales Industries Incorporated (and assumed by the Registrant), Air Industries Machining, Corp. and Peter D. Rettaliata (incorporated by reference to
      Exhibit 10.9 of the Registrant's Form 8-K report, filed December 6, 2005).

10.10 Employment Agreement, dated as of September 26, 2005, by and among Gales Industries Incorporated (and assumed by the Registrant), Air Industries Machining, Corp. and Dario Peragallo (incorporated by reference to Exhibit
      10.10 of the Registrant's Form 8-K report, filed December 6, 2005).

10.11 Form of Placement Agency Agreement, dated as of September 26, 2005, between GunnAllen Financial Inc. and Gales Industries Incorporated (including Amendments No.1 and No.2 thereto, dated October 25, 2005 and November 10, 2005, respectively). (Incorporated by reference to Exhibit
      10.11 of Registrant's registration statement on Form SB-2, No. 333-131709, filed on February 9, 2006).

10.12 Registrant's 1998 Stock Option Plan (incorporated by reference to Exhibit
      10.18 of the Registrant's annual report on Form 10-KSB, filed April 12,
      2002).

10.13 2005 Stock Incentive Plan of Gales Industries Incorporated (incorporated by reference to Exhibit 10.14 of the Registrant's Form 8-K report, filed December 6, 2005).

10.14 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Michael A. Gales (incorporated by reference to Exhibit 10.15 of the Registrant's Form 8-K report, filed December 6, 2005).

10.15 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Louis A. Giusto (incorporated by reference to Exhibit 10.16 of the Registrant's Form 8-K report, filed December 6, 2005).

10.16 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Peter Rettaliata (incorporated by reference to Exhibit 10.17 of the Registrant's Form 8-K report, filed December 6, 2005).

10.17 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Dario Peragallo (incorporated by reference to Exhibit 10.18 of the Registrant's Form 8-K report, filed December 6, 2005).

10.18 Revolving Credit, Term Loan, Equipment Line and Security Agreement, dated as of November 30, 2005, by and between Air Industries Machining, Corp., PNC Bank, National Association, as Lender, and PNC Bank, National Association, as Agent (incorporated by reference to Exhibit 10.19 of the Registrant's Form 8-K report, filed December 6, 2005).

10.19 Mortgage and Security Agreement, dated as of November 30, 2005, by and between Air Industries Machining, Corp. and PNC Bank (incorporated by reference to Exhibit 10.20 of the Registrant's Form 8-K report, filed December 6, 2005).

10.20 Long Term Agreement, dated as of August 18, 2000, between Air Industries Machining, Corp. and Sikorsky Aircraft Corporation (incorporated by reference to Exhibit 10.21 of the Registrant's Form 8-K report, filed December 6, 2005).

10.21 Long Term Agreement, dated as of September 7, 2000, between Air Industries Machining, Corp. and Sikorsky Aircraft Corporation (incorporated by reference to Exhibit 10.22 of the Registrant's Current Report on Form 8-K filed on December 6, 2005.

10.22 Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on April 18, 2007).

10.23 Form of Promissory Note (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the SEC on April 18,
      2007).

10.24 Employment Agreement by and between Gales Industries Incorporated and George Elkins, dated as of April 12, 2007 (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed with the SEC on April 18, 2007).

10.25 Employment Agreement by and between Gales Industries Incorporated and Carole Tate, dated as of April 12, 2007 (incorporated by reference to Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed with the SEC on April 18, 2007).

10.26 Employment Agreement by and between Gales Industries Incorporated and Joseph Coonan, dated as of April 12, 2007 (incorporated by reference to Exhibit 10.5 to the Registrant's Current Report on Form 8-K filed with the SEC on April 18, 2007).

10.27 Letter of Clarification between the Company and Michael A. Gales dated May 11, 2007 (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31,
      2007).

14.1  Code of Ethics

16.1 Letter of Daszkal Bolton LLP to the Securities and Exchange Commission pursuant to the requirements of Item 304 (a)(3) of Regulation S-K (incorporated by reference to Exhibit 16.1 of the Registrant's Form 8-K/A report, filed December 28, 2005).

21.1  Subsidiaries

23.1  Consent of Eaton & Van Winkle (included in Exhibit 5.1).

23.2  Consent of Goldstein Golub Kessler LLP

23.3  Consent of Bildner & Giannasco LLP

23.4  Consent of Bildner & Giannasco LLP

Item 28. Undertakings

The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bay Shore, New York on July 13, 2007.


                           AIR INDUSTRIES GROUP, INC.


                                    By: /s/ Peter D. Rettaliata
                                        ----------------------------------------
                                    Peter D. Rettaliata
                                    President and CEO
                                    (principal executive officer)


                                    By: /s/ Louis A. Giusto
                                        ----------------------------------------
                                    Louis A. Giusto
                                    Chief Financial Officer and Treasurer
                                    (principal financial and accounting officer)


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter D. Rettaliata and Louis A. Giusto, and each of them acting without the other, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

In accordance with the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated on the dates indicated.

Signature                           Capacity
---------                           --------


/s/ James A. Brown
-----------------------
James A. Brown                      Chairman                                            July 13, 2007


/s/ Louis A. Giusto
-----------------------
Louis A. Giusto                     Chairman, Chief Financial Officer, Treasurer        July 13, 2007
                                    and a Director


/s/ Peter D. Rettaliata
-----------------------
Peter D. Rettaliata                 President, CEO and a Director                       July 13, 2007


/s/ Dario A. Peragallo
-----------------------
Dario A. Peragallo                  Executive Vice President and a Director             July 13, 2007



-----------------------
Seymour G. Siegel                   Director                                            July   , 2007


/s/ Ira A. Hunt Jr.
-----------------------
Ira A. Hunt Jr.                     Director                                            July 13, 2007


/s/ David  J. Buonanno
-----------------------
David  J. Buonanno                  Director                                            July 11, 2007


                           AIR INDUSTRIES GROUP, INC.

               INDEX OF EXHIBITS FILED WITH REGISTRATION STATEMENT

Exhibit No.     Description

5.1           Opinion of Eaton & Van Winkle LLP
21.1          Subsidiaries
23.1          Consent of Eaton & Van Winkle LLP (included in Exhibit 5.1).
23.2          Consent of Goldstein Golub Kessler LLP for use of its report.
23.3          Consent of Bildner & Giannasco LLP for the use of its report.
23.4          Consent of Bildner & Giannasco LLP for the use of its report.